UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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STATE AUTO FINANCIAL CORPORATION

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STATE AUTO FINANCIAL CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of

STATE AUTO FINANCIAL CORPORATION:

Notice is hereby given that the Annual Meeting of Shareholders of State Auto Financial Corporation (the “Company” or “STFC”) will be held at the Company’s principal executive offices located at 518 East Broad Street, Columbus, Ohio, on May 4, 2012, at 10:00 a.m., local time, for the following purposes:

1.	To elect three Class III directors, each to hold office for a three-year term and until a successor is elected and qualified;

2.	To consider and vote upon a proposal to modify a material term of the Company’s Leadership Bonus Plan and to reaffirm the material terms of such plan;

3.	To consider and vote upon a proposal to modify a material term of the Company’s Long-Term Incentive Plan and to reaffirm the material terms of such plan;

4.	To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2012;

5.

To consider and vote upon, on a non-binding and advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement for the 2012 Annual Meeting of Shareholders; and

6.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The close of business on March 9, 2012, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the meeting and any adjournment thereof.

In order that your shares may be represented at this meeting and to assure a quorum, please indicate your voting instructions by telephone, via the Internet or by signing and returning the enclosed proxy promptly. Instructions for indicating your voting instructions by telephone or via the Internet are included on the enclosed proxy. A return addressed envelope, which requires no postage, is enclosed if you choose to submit your voting instructions by mail. In the event you are able to attend and wish to vote in person, at your request we will cancel your proxy.

By Order of the Board of Directors

JAMES A. YANO

Secretary

Dated: April 3, 2012

PROXY STATEMENT TABLE OF CONTENTS

STATE AUTO FINANCIAL CORPORATION

PROXY STATEMENT

GENERAL

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of State Auto Financial Corporation (the “Company” or “STFC”) to be used at its Annual Meeting of Shareholders to be held May 4, 2012 (the “Annual Meeting”). Shares represented by properly executed proxies will be voted at the Annual Meeting in accordance with the choices indicated on the proxy. A proxy may be revoked at any time, insofar as it has not been exercised, by delivery to the Company of a subsequently dated proxy or by giving notice of revocation to the Company in writing or in open meeting. A shareholder’s presence at the Annual Meeting does not by itself revoke the proxy.

The mailing address of the principal executive offices of the Company is 518 East Broad Street, Columbus, Ohio 43215. The approximate date on which this Proxy Statement and the form of proxy are first being sent or given to shareholders is April 3, 2012.

This Proxy Statement, the form of proxy, and the Company’s 2011 Annual Report to Shareholders are available at www.proxyvote.com.

PROXIES AND VOTING

The close of business on March 9, 2012 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. On the record date there were outstanding and entitled to vote 40,376,941 of the Company’s common shares, without par value (the “Common Shares”). Each Common Share is entitled to one vote.

A quorum must be present at the Annual Meeting in order for the transaction of business to occur. A quorum is present if a majority of the outstanding Common Shares is present in person or by proxy at the Annual Meeting. Abstentions and broker non-votes will be considered as Common Shares present at the Annual Meeting for purposes of determining the presence of a quorum.

“Broker non-votes” and “broker discretionary voting” refer to the rules governing whether or not banks, brokers and other intermediaries (hereafter referred to collectively as “brokers”) may vote Common Shares held in street name for the benefit of their customers. In general, brokers have discretionary voting authority on behalf of their customers with respect to “routine” matters when they do not receive timely voting instructions from their customers. Brokers do not have discretionary voting authority on behalf of their customers with respect to “non-routine” matters, and a broker non-vote occurs when a broker does not receive voting instructions from its customer on a non-routine matter.

For Proposal One (election of Class III directors), the nominees receiving the highest number of votes will be elected as directors. Shareholders do not have the right to cumulate their votes in the election of directors. Abstentions will not be counted in determining the votes cast for the election of directors and will not have a positive or negative effect on the outcome of the election. Proposal One is considered a non-routine matter under the broker discretionary voting rules, and therefore, brokers may not vote uninstructed Common Shares in the election of directors. Accordingly, if you hold your Common Shares in street name and you do not provide voting instructions to your broker as to how you want your Common Shares voted in the election of directors, no vote will be cast on your behalf. Therefore, it is important that you provide voting instructions to your broker if you want your vote to count in the election of directors.

For Proposal Two (approval of the modification of a material term of the Leadership Bonus Plan and reaffirmation of the material terms of such plan) and Proposal Three (approval of the modification of a material term of the Long-Term Incentive Plan and reaffirmation of the material terms of such plan), the vote required to approve these Proposals is the favorable vote of a majority of the outstanding Common Shares voted on such Proposals. Abstentions on either of these Proposals have the same effect as not voting or expressing a preference, as the case may be, and will not have a positive or negative effect on the outcome of these Proposals. Proposals Two and Three are considered non-routine matters, so if you do not instruct your broker as to how you want your Common Shares voted on these Proposals, no vote will be cast on your behalf. Therefore, it is important that you provide voting instructions to your broker if you want your vote to count regarding Proposals Two and Three.

For Proposal Four (ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm), the vote required to approve such Proposal is the favorable vote of a majority of the outstanding Common Shares that are voted on such Proposal. Abstentions will have the same effect as a vote against it. This Proposal is considered a routine matter, which means that if you hold your Common Shares in street name and do not provide, in a timely manner, voting instructions to your broker as to how you want your Common Shares voted on Proposal Four, your broker may vote your Common Shares on this Proposal at its discretion.

Proposal Five (vote on compensation to the Company’s named executive officers as described in this Proxy Statement) is advisory only and therefore is not binding on our Board of Directors. However, the Compensation Committee may take into account the outcome of Proposal Five when considering future executive compensation arrangements. Abstentions on Proposal Five have the same effect as not voting or expressing a preference, as the case may be, and will not have a positive or negative effect on the outcome of this Proposal. Proposal Five is considered a non-routine matter, so if you do not instruct your broker as to how you want your Common Shares voted on this Proposal, no vote will be cast on your behalf.

All Common Shares represented by properly executed proxies will be voted at the Annual Meeting in accordance with the choices indicated on the proxy. If no choices are indicated on a proxy, the Common Shares represented by that proxy will be voted as follows: (1) for the election of the nominees listed in this Proxy Statement as Class III directors; (2) for the approval of the modification of a material term of the Leadership Bonus Plan and the reaffirmation of the material terms of such plan; (3) for the approval of the modification of a material term of the Long-Term Incentive Plan and the reaffirmation of the material terms of such plan; (4) for the ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2012; and (5) for the approval of the compensation of the Company’s named executive officers as disclosed in this Proxy Statement. Any proxy may be revoked at any time prior to its exercise by delivering to the Company a subsequently dated proxy or by giving notice of revocation to the Company in writing or in open meeting. A shareholder’s presence at the Annual Meeting does not by itself revoke the proxy.

STATE AUTOMOBILE MUTUAL INSURANCE COMPANY (“STATE AUTO MUTUAL”), WHICH OWNS APPROXIMATELY 63% OF THE OUTSTANDING COMMON SHARES, HAS EXPRESSED AN INTENTION TO VOTE FOR THE ELECTION OF THE NOMINEES LISTED IN THIS PROXY STATEMENT AND IN FAVOR OF EACH OF PROPOSALS TWO, THREE, FOUR AND FIVE.

PROPOSAL ONE: ELECTION OF DIRECTORS

Nominees for Class III Directors

The number of directors currently is fixed at nine. Our Board of Directors is divided into three classes, Class I, Class II and Class III, with three directors in each Class. The term of office of directors in one Class expires annually at each annual meeting of shareholders at such time as their successors are elected and qualified. Directors in each Class are elected for three-year terms.

The term of office of the Class III directors expires concurrently with the holding of the Annual Meeting. Eileen A. Mallesch, Robert P. Restrepo, Jr., and Paul S. Williams, the three persons recommended by the Nominating and Governance Committee of our Board and each of whom is an incumbent Class III director, have been nominated for re-election as Class III directors at the Annual Meeting.

At the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy, unless a contrary position is indicated on such proxy, to vote the proxy for the election of the three nominees named below as Class III directors, each to hold office until the 2015 annual meeting of shareholders and until a successor is elected and qualified. Each of the nominees has consented to being named in this Proxy Statement and to serve if elected. In the event that any nominee named below is unable to serve (which is not anticipated), the persons named in the proxy may vote it for another nominee of their choice.

Proxies cannot be voted at the Annual Meeting for a greater number of persons than the three nominees named in this Proxy Statement.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE THREE NOMINEES NAMED BELOW AS CLASS III DIRECTORS.

Backgrounds of Class III Director Nominees (Terms expiring in 2015)

Eileen A. Mallesch

Eileen A. Mallesch, 56, has been a director since August 2010. Ms. Mallesch served as Senior Vice President and Chief Financial Officer of Nationwide Property and Casualty Insurance Company from November 2005 to December 2009. She served as Senior Vice President and Chief Financial Officer of Genworth Life Insurance Company from April 2003 to November 2005. Prior to that, she was Vice President and Chief Financial Officer of General Electric Financial Employer Services Group from 2000 to 2003. Ms. Mallesch is also a director of Bob Evans Farms, Inc., a publicly traded restaurant and food products company.

Ms. Mallesch has been nominated for re-election as a director because of her extensive knowledge and experience in the areas of auditing, finance, enterprise risk management, taxation and mergers and acquisitions, in particular in the insurance industry. She also brings gender diversity to the Board.

Robert P. Restrepo, Jr.

Robert P. Restrepo, Jr., 61, has been a director since 2006, when he was appointed to the Board in connection with being retained as President and Chief Executive Officer of the Company. Mr. Restrepo has served as the Chairman of the Board, President and Chief Executive Officer of the Company, State Auto Property & Casualty Insurance Company (“State Auto P&C”), Milbank Insurance Company (“Milbank”) and Farmers Casualty Insurance Company (“Farmers Casualty”), each a wholly owned subsidiary of the Company, and of State Auto Mutual, since 2006.

Mr. Restrepo has been nominated for re-election as a director because of his extensive and valuable experience in operations, marketing, sales, and general management of a property and casualty insurance company, including his unique knowledge and understanding of the Company’s operations as a result of his more than five years in serving as the Company’s President and Chief Executive Officer. He also has valuable experience in acquisitions, strategic planning and leadership development.

Paul S. Williams

Paul S. Williams, 52, has been a director since 2003. Mr. Williams has served as a Managing Director with Major, Lindsey & Africa, LLC, an attorney search consulting firm, since May 2005. He was an officer of Cardinal Health, Inc., a global provider of products and services to healthcare providers and manufacturers, for more than five years prior to that time, last serving as that company’s Executive Vice President, Chief Legal Officer and Secretary. Mr. Williams is also a director of Bob Evans Farms, Inc., a publicly traded restaurant and food products company, and Compass Minerals International, Inc., a publicly traded producer and distributor of inorganic minerals.

Mr. Williams has been nominated for re-election as a director because of his experience as a lawyer and as the General Counsel of a publicly traded company and his knowledge in acquisitions and divestitures, legal and regulatory matters. Mr. Williams also brings racial diversity to the Board. In addition, Mr. Williams brings significant expertise in human resources, leadership development and executive compensation policy matters to our Board. He is a well-respected leader in the area of diversity, frequently speaking on diversity-related issues.

Backgrounds of Continuing Class I Directors (Terms expiring in 2013)

Robert E. Baker

Robert E. Baker, 65, has been a director since 2007. Mr. Baker has served as Executive Vice President of DHR International, Inc., an executive search firm, since June 2010. Mr. Baker was President of Puroast Coffee Inc., a maker of specialty coffee products, from October 2004 until accepting his current position. He served as Vice President of Corporate Marketing for ConAgra Foods, Inc., one of North America’s largest packaged food companies, from April 1999 to October 2004. Mr. Baker was a director of CoolBrands International Inc., a publicly traded Canadian corporation focused on the marketing and selling of ice cream and frozen snack products, from February 2006 to November 2007. He was also a director of Natural Golf Corporation, a publicly traded company offering golf instruction and equipment, from January 2004 to July 2006.

Mr. Baker was last nominated in 2010 to serve as a director because of his experience as a senior executive of both publicly traded and privately held companies and his former experience as a director of publicly traded companies. He also brings racial and geographic diversity to the Board. In addition, Mr. Baker brings significant expertise in marketing, strategic planning and branding to the Board.

Thomas E. Markert

Thomas E. Markert, 54, has been a director since 2007. Mr. Markert has been an officer of the Business Solutions Division of Office Depot, Inc., a global supplier of office products and services, since May 2008, currently serving as that company’s Chief Strategy and Innovation Officer. He served as the Chief Executive Officer of Ipsos Loyalty Worldwide, a division of Ipsos, a leading global provider of survey-based research, from May 2007 until accepting his current position. He also served as Global Chief Marketing and Client Service Officer of AC Nielsen, a leading global provider of marketing research and information services, from January 2004 until May 2007. For more than five years prior thereto, Mr. Markert held various executive positions within AC Nielsen.

Mr. Markert was last nominated in 2010 to serve as a director because of his experience as a senior executive of both publicly traded and privately held companies. He also brings geographic diversity to the Board. In addition, Mr. Markert brings significant expertise in marketing, branding and market research to the Board.

Alexander B. Trevor

Alexander B. Trevor, 67, has been a director since 2006. Mr. Trevor has served as President of Nuvocom Incorporated, a provider of patent litigation support services, since October 1996. He was a director of Applied Innovation Inc., a publicly traded provider of network management solutions for the communications industry, from 1997 to May 2007.

Mr. Trevor was last nominated in 2010 to serve as a director because of his experience as a senior executive and his former experience as a director of a publicly traded company. He also brings geographic diversity to the Board. In addition, Mr. Trevor brings expertise in information technology and computer systems to the Board.

Backgrounds of Continuing Class II Directors (Terms expiring in 2014)

David J. D’Antoni

David J. D’Antoni, 67, has been a director since 1995. Mr. D’Antoni served as Senior Vice President and Group Operating Officer for Ashland, Inc., a chemical, energy and transportation construction company, from March 1999 until his retirement in September 2004. He also served as President of APAC, Inc., a subsidiary of Ashland, Inc., from July 2003 until January 2004, and Senior Vice President of Ashland, Inc. and President, Ashland Chemical, a division of Ashland, Inc., from July 1988 until March 1999. Mr. D’Antoni is also a director of OMNOVA Solutions Inc., a publicly traded producer of decorative and functional surfaces, coatings and specialty chemicals, and Compass Minerals International, Inc., a publicly traded producer and distributor of inorganic minerals.

Mr. D’Antoni was last nominated in 2011 to serve as a director because of his experience as a senior executive of a publicly traded company, his experience as a director of publicly traded companies, and his knowledge with general management, acquisitions and divestitures. In addition, Mr. D’Antoni brings significant expertise in regulatory and environmental, health and safety matters to the Board.

David R. Meuse

David R. Meuse, 67, has been a director since 2006. Mr. Meuse has served as Principal of Stonehenge Financial Holdings, Inc., a privately held provider of financial and advisory resources, since September 1999. Prior to that time, Mr. Meuse held executive positions at various investment banking firms, including Banc One Capital Holdings Corporation and Meuse, Rinker, Chapman, Endres & Brooks. Mr. Meuse also serves on the board of directors of several privately held companies and non-profit organizations.

Mr. Meuse was last nominated in 2011 to serve as a director because of his experience as a senior executive, his experience as a director of publicly traded companies, and his knowledge with acquisitions and divestitures. In addition, Mr. Meuse brings significant expertise in investments, investment management, and financial market matters to the Board.

S. Elaine Roberts

S. Elaine Roberts, 59, has been a director since 2002. Ms. Roberts has served as President and Chief Executive Officer of the Columbus Regional Airport Authority, a public port authority which oversees the operations of Port Columbus International, Rickenbacker International and Bolton Field airports in Ohio, since January 2003. She served as Executive Director of the Columbus Airport Authority from December 2000 until accepting her current position.

Ms. Roberts was last nominated in 2011 to serve as a director because of her experience as a senior executive, in particular her senior management experience with the operation of a regulated entity. Ms. Roberts also has a legal background as an attorney, and she brings gender diversity to the Board.

Majority Voting Policy for Incumbent Directors

Our Board of Directors has adopted a majority voting policy for incumbent directors (the “Majority Voting Policy”) which is reflected in our Corporate Governance Guidelines. The Majority Voting Policy provides that if a nominee for director who is an incumbent director does not receive the vote of at least the majority of the votes cast at any meeting for the election of directors at which a quorum is present, and no successor has been elected at such meeting, then that incumbent director will promptly tender his or her resignation to the Board of Directors. For purposes of the Majority Voting Policy, a majority of votes cast means that the number of Common Shares voted “for” a director’s election exceeds 50% of the number of votes cast with respect to that director’s election or, in the case where the number of nominees exceeds the number of directors to be elected, cast with respect to election of directors generally. Votes cast (i) include votes to withhold authority in each case, and (ii) exclude abstentions with respect to that director’s election or, in the case where the number of nominees exceeds the number of directors to be elected, abstentions with respect to election of directors generally.

The Nominating and Governance Committee will make a recommendation to our Board of Directors as to whether to accept or reject the tendered resignation, or whether other action should be taken. Our Board of Directors will act on the tendered resignation, taking into account the Nominating and Governance Committee’s recommendation, and publicly disclose (by a press release, a filing with the Securities and Exchange Commission or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within 90 days from the date of the certification of the election results. The Nominating and Governance Committee, in making its recommendation, and our Board of Directors, in making its decision, may each consider any factors or other information that the Nominating and Governance Committee or Board, as the case may be, considers appropriate and relevant. The director who tenders his or her resignation will not participate in the recommendation of the Nominating and Governance Committee or the decision of our Board of Directors with respect to his or her resignation. If such incumbent director’s resignation is not accepted by our Board of Directors, such director will continue to serve until the next annual meeting and until his or her successor is duly elected, or his or her earlier resignation or removal. If a director’s resignation is accepted by our Board of Directors, then our Board of Directors, in its sole discretion, may fill any resulting vacancy pursuant to the provisions of our Code of Regulations.

Beneficial Ownership Information for Directors and Named Executive Officers

The following table sets forth information with respect to Common Shares beneficially owned by directors, director nominees and our “Named Executive Officers” or “NEOs” (those persons listed in the Summary Compensation Table on page 54 of this Proxy Statement) as of March 9, 2012:

Name	Common Shares Beneficially Owned(1)		Stock Options(2)	Restricted Share Units(3)	Total Beneficial Ownership of Common Shares and RSUs		Percent of Class
Robert E. Baker	1,800		0	11,313	13,113		*
David J. D’Antoni	63,935		9,900	14,604	88,439		*
Eileen A. Mallesch	3,800		0	5,227	9,027		*
Thomas E. Markert	500		0	11,313	11,813		*
David R. Meuse	55,000		0	12,951	67,951		*
Robert P. Restrepo, Jr.	89,675	(4)(5)(6)	208,898	N/A	298,573		*
S. Elaine Roberts	1,000		7,400	14,604	23,004		*
Alexander B. Trevor	500		0	12,951	13,451		*
Paul S. Williams	325		4,200	14,604	19,129		*
Steven E. English	7,389		68,029	N/A	75,418		*
Mark A. Blackburn	44,581	(7)	158,622	N/A	203,203		*
Jessica E. Buss	731		4,370	N/A	5,101		*
Clyde H. Fitch	11,961		57,563	N/A	69,524		*
James A. Yano	7,259		33,347	N/A	40,606		*
Directors and Executive Officers, as a group (19 persons)	314,159		706,578		1,020,737	(8)	2.5	%(8)

*	Less than one (1%) percent.
(1)

Except as indicated in the notes to this table, the persons named in the table and/or their spouses have sole voting and investment power with respect to all Common Shares shown as beneficially owned by them.

(2)	With respect to stock options, this table includes only stock options for Common Shares which are currently exercisable or exercisable within 60 days of March 9, 2012.
(3)

The amounts reported for Messrs. Baker, D’Antoni, Markert, Meuse, Trevor and Williams and Mses. Mallesch and Roberts include Restricted Share Units granted under the Outside Directors Restricted Share Unit Plan. See “Board of Directors and Board Committees–Compensation of Outside Directors and Outside Director Compensation Table” for further information regarding this plan.

(4)

Includes 17,180 Common Shares which are subject to a risk of forfeiture if, prior to March 4, 2013, Mr. Restrepo’s employment is terminated or he violates any provision of the restricted share agreement applicable to these Common Shares. However, these Common Shares will not be forfeited, and will automatically vest, if, prior to March 4, 2013, Mr. Restrepo dies or becomes disabled or his employment is terminated without cause or in connection with a change in control of the Company. These Common Shares are also subject to restrictions on transfer until March 4, 2013.

(5)

Includes 16,707 Common Shares which are subject to a risk of forfeiture if, prior to March 3, 2014, Mr. Restrepo’s employment is terminated or he violates any provision of the restricted stock agreement applicable to these Common Shares. However, these Common Shares will not be forfeited, and will automatically vest, if, prior to March 3, 2014, Mr. Restrepo dies or becomes disabled or his employment is terminated without cause or in connection with a change in control of the Company. These Common Shares are also subject to restrictions on transfer until March 3, 2014.

(6)

Includes 21,526 Common Shares which are subject to a risk of forfeiture if, prior to March 1, 2015, Mr. Restrepo’s employment is terminated or he violates any provision of the restricted stock agreement applicable to these Common Shares. However, these Common Shares will not be forfeited, and will automatically vest, if, prior to March 1, 2015, Mr. Restrepo dies or becomes disabled or his employment is terminated without cause or in connection with a change in control of the Company. These Common Shares are also subject to restrictions on transfer until March 1, 2015.

(7)	Common Shares beneficially owned by Mr. Blackburn as listed on his most recent Form 4 dated December 14, 2010.
(8)	Does not include Restricted Share Units granted to directors.

PROPOSAL TWO: MODIFICATION OF A MATERIAL TERM OF THE LEADERSHIP BONUS PLAN AND REAFFIRMATION OF THE MATERIAL TERMS OF SUCH PLAN

Proposal

At the Annual Meeting, shareholders will be asked to consider and vote upon a proposal to modify a material term of the Company’s Leadership Bonus Plan (the “LBP”) and to reaffirm the material terms of the LBP as modified and described herein. The modification that is being proposed is to expand the list of potential qualifying performance criteria available to the Compensation Committee of the Company’s Board of Directors (the “Committee”) in determining an award under the LBP, by adding (i) return on equity, (ii) return on assets, (iii) rate change and (iv) economic profit as available performance criteria. The modification is proposed to enable the LBP to continue to provide appropriate and meaningful bonus awards and maintain the LBP on a competitive basis.

The LBP has been designed to take into account certain limits on the ability of a public corporation to claim tax deductions for compensation paid to certain highly compensated executives. Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally denies a corporate tax deduction for annual compensation exceeding $1.0 million paid to the chief executive officer and the four other most highly compensated officers of a public corporation (“covered employees”). However, “qualified performance-based compensation” is exempt from this limitation. Qualified performance-based compensation is compensation paid based solely upon the achievement of objective performance goals, the material terms of which are approved by the shareholders of the paying corporation.

At the 2007 annual meeting, shareholders first approved the material terms of the LBP in accordance with Code Section 162(m). Code Section 162(m) requires that these material terms be reaffirmed every five years in order to permit the continued treatment of compensation paid under the LBP as qualified performance-based compensation. Prior to the modification being presented at the Annual Meeting, one prior amendment has been made to the LBP, which did not impact material terms of the LBP.

The purpose of the LBP is to advance the interests of the Company and its shareholders by providing employees in leadership positions with an annual bonus incentive to achieve the strategic objectives of the Company and focus management on key measures that drive superior financial and business performance and build shareholder value over the long term. The LBP is also intended to provide compensation opportunities that are externally competitive and internally consistent with the Company’s growth objectives and total reward strategies. These purposes will be achieved by providing bonus opportunities that reward executives, managers and key professionals who are in positions to make significant contributions to the overall success of the Company.

Summary of the LBP

The following discussion describes the important aspects of the LBP. This discussion is intended to be a summary of the material provisions of the LBP and is qualified in its entirety by reference to the full text of the LBP, which is attached to this Proxy Statement as Exhibit A. This summary may not include some details that may be important to you. For this reason, you are encouraged to read the LBP in its entirety.

Eligibility

Persons who are employed by the Company or its parent or one of the Company’s or its parent’s subsidiaries or affiliates (the “State Auto Companies”) in an executive, management or selected professional position and who are responsible for or who contribute to the management, growth and/or profitability of the Company or a subsidiary, affiliate or business segment in a material way are eligible to participate in the LBP.

Administration

The LBP is administered by the Committee. The Committee’s authority to administer the LBP includes, among other things, the authority to grant bonus awards, including the number of awards, the frequency of awards, the terms and conditions of the awards, including the qualifying performance criteria applicable to the award. The Committee is also authorized to interpret the provisions of the LBP. Awards may be granted alone or in addition to other awards granted under the LBP. No consideration is received by the Company or its subsidiaries for the granting of awards under the LBP.

Performance Criteria and Performance Period

Prior to the modification being voted on in connection with this Proposal, the performance criteria available in determining awards consisted of a list of 17 different targeted measures. If the modification is approved, the Committee shall select the qualifying performance criteria from a list of 21 performance criteria. The qualifying performance criteria shall be based on one or more of the following performance measures of the State Auto Companies over the performance period: (i) earnings; (ii) return on capital; (iii) return on equity; (iv) return on assets; (v) rate change; (vi) revenue; (vii) premiums; (viii) net income; (ix) earnings per share; (x) combined ratio; (xi) loss ratio; (xii) expense ratio; (xiii) assets; (xiv) equity; (xv) cash flow; (xvi) stock price; (xvii) total shareholders’ return; (xviii) premium growth; (xix) corporate surplus growth (defined as growth in State Auto Mutual’s surplus less the impact of the value of its holdings of the Company); (xx) economic profit; and (xxi) individual performance related to personal goals. (Underlining added to indicate the proposed additional performance criteria.) The Committee may, in its discretion, measure any of such qualifying performance criteria on an absolute or relative basis. Performance criteria applicable to a covered employee will not include item (xxi) above, unless a separate bonus award is issued specific to such goals. Any bonus award issued to a covered employee that includes item (xxi) as a performance criteria will not be performance-based compensation governed by Code Section 162(m).

The performance period applicable to any award is the twelve-month period beginning on each January 1st and ending on December 31st, or such other period established by the Committee. An employee who becomes eligible to participate in the LBP after the beginning of a performance period may participate in the LBP on a pro-rated basis for that performance period.

At the end of each performance period, the Committee shall certify in writing the extent to which the selected performance criteria were met during the performance period.

Payment of Bonus

The amount of a participant’s bonus shall be paid in cash, in a single lump sum, on or before the 15th day of the third month after the end of the performance period. The Committee may permit a participant to elect to defer the payment of any bonus in accordance with the terms and conditions for making a deferred compensation election under the State Auto Property & Casualty Insurance Company Amended and Restated Incentive Deferred Compensation Plan (the “Deferred Compensation Plan”).

If a participant terminates employment with the Company due to death, disability or upon the attainment of early or normal retirement age (as defined in the State Auto Insurance Companies Employee Retirement Plan (the “Retirement Plan”) and regardless of whether the participant is eligible to retire from the Retirement Plan) during an applicable performance period, the final bonus determination shall be reduced to reflect participation prior to the termination of employment only. If the participant’s termination is due to death or disability, the bonus, if any, shall be equal to 100% of the participant’s target bonus, prorated by multiplying the final bonus by a fraction, the numerator of which is the number of days of employment in the performance period through the date of employment termination, and the denominator of which is the number of days in the performance period. If the participant’s termination is due to retirement (as defined above), the bonus, if any, shall be based on the achievement of the performance criteria during the performance period and then prorated based on the length of time the participant was employed by the Company during the performance period. The bonus amount shall be paid as soon as reasonable after the participant’s death, disability or retirement, unless otherwise elected by the participant under the provisions of the Deferred Compensation Plan.

If a participant’s employment with the Company is terminated before the end of the performance period due to involuntary termination, all of the participant’s rights to any bonus for that performance period shall be forfeited unless otherwise determined by the Committee due to the business circumstances of the termination, including, but not limited to, a termination in connection with the divestiture of a business segment, subsidiary or affiliate. Any bonus to be awarded shall be paid at the same time payments are made to participants who did not terminate during the performance period. However, if a participant’s employment with the Company is terminated by the Company other than for “cause” during the fourth quarter of a performance period, the final bonus, if any, shall be reduced to reflect participation prior to termination only. The bonus shall be based on the actual performance results at the end of the performance period and then prorated based on the length of time the participant was employed by the Company during the performance period. Whether an involuntary termination is for “cause” shall be determined by the Committee, in its discretion. The bonus, if any, shall be paid at the same time payments are made to participants who did not terminate employment. If a participant terminates employment for any other reason prior to the date the bonus, if any, is paid, the participant’s rights to any bonus for that performance period shall be forfeited.

Change in Control

In the event of a “change in control” or “potential change in control” of the Company (generally defined by reference to the acquisition of a specified percentage of voting power, or a change in the composition of the Board of Directors, or an acquisition of the Company that requires shareholder approval, or a transaction involving the Company or its affiliates that requires shareholder approval and has the effect of causing the Company to cease to be a public company), before the end of a performance period, bonus amounts, if any, shall be determined based on the achievement of the performance criteria up to the date of the change of control or potential change of control and then prorated based on the length of time that the participant was employed by the Company during the performance period.

Amendment and Termination

The Committee may at any time suspend, amend or terminate the LBP. However, except as otherwise provided in the LBP, the Committee may not take any action that materially reduces any right of a participant to a payment or distribution under the LBP to which the participant has already become entitled without obtaining the consent of the impacted participant. In addition, no amendment may be made by the Committee without shareholder approval if the amendment would effect any change which requires shareholder approval under any applicable laws or regulations.

Non-Transferability of Awards

No rights or interests of any participant in the LBP may be sold, pledged, transferred or assigned other than by will or pursuant to the laws of descent and distribution.

Forfeiture Events

The Committee may require that all or a portion of a bonus is subject to a repayment obligation upon (i) the violation of any non-competition and/or confidentiality obligations applicable to the participant or (ii) a financial restatement where the amount of the participant’s bonus was calculated based on the achievement of certain financial results which were the subject of a subsequent financial restatement and in which the participant engaged in fraudulent misconduct that caused or substantially contributed to the need for the restatement (if the participant’s bonus would have been lower if the financials had been properly reported).

Number of Awards

The number of awards that an employee may receive under the LBP is at the discretion of the Committee and therefore cannot be determined in advance. The maximum amount payable to any participant for a bonus earned with respect to any single performance period shall not exceed $2.5 million. This amount will be pro-rated if the applicable performance period is less than a full fiscal year.

Federal Income Tax Information

Bonus awards are paid in cash and are taxable compensation, subject to all applicable tax withholding unless the participant makes an election to defer receipt of the bonus amount as provided in the Deferred Compensation Plan.

Shareholder Approval

The favorable vote of a majority of the outstanding Common Shares that are voted on this Proposal at the Annual Meeting is required to approve the LBP’s amendment. Abstentions have the same effect as not voting or expressing a preference, as the case may be, and will not have a positive or negative effect on the outcome of this Proposal. Broker non-votes will not have a positive or negative effect on the outcome of this Proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENT OF THE LBP AND A VOTE “FOR” REAFFIRMING THE MATERIAL TERMS OF THE LBP AS MODIFIED BY SUCH AMENDMENT.

PROPOSAL THREE: MODIFICATION OF A MATERIAL TERM OF THE LONG-TERM INCENTIVE PLAN AND REAFFIRMATION OF THE MATERIAL TERMS OF SUCH PLAN

Proposal

At the Annual Meeting, shareholders will be asked to consider and vote upon a proposal to modify a material term of the Company’s Long-Term Incentive Plan (the “LTIP”) and to reaffirm the material terms of the LTIP as modified and described herein. The modification that is being proposed is to expand the list of potential qualifying performance criteria available to the Committee in determining an award under the LTIP, by adding (i) return on equity, (ii) return on assets and (iii) economic profit as available performance criteria. The modification is proposed to enable the LTIP to continue to provide appropriate and meaningful awards and maintain the LTIP on a competitive basis.

The LTIP has been designed to take into account certain limits on the ability of a public corporation to claim tax deductions for compensation paid to certain highly compensated executives. As previously discussed, Code Section 162(m) generally denies a corporate tax deduction for annual compensation exceeding $1.0 million paid to a covered employee. However, “qualified performance-based compensation” is exempt from this limitation. Qualified performance-based compensation is compensation paid based solely upon the achievement of objective performance goals, the material terms of which are approved by the shareholders of the paying corporation.

At the 2007 annual meeting, shareholders first approved the material terms of the LTIP in accordance with Code Section 162(m). Code Section 162(m) requires that these material terms be reaffirmed every five years in order to permit the continued treatment of compensation paid under the LTIP as qualified performance-based compensation. Prior to the modification being presented at the Annual Meeting, two previous amendments have been made to the LTIP, neither of which impacted material terms of the LTIP.

The purpose of the LTIP is to align performance and results with the expectations of shareholders and the Company’s goals and to recognize and reward long-term operating performance as compared with the Company’s peer group of property and casualty companies. The LTIP is also intended to provide compensation opportunities that are externally competitive and internally consistent with the Company’s growth objectives and total compensation strategies. These purposes will be achieved by providing award opportunities to executives with financial and operating responsibilities that can impact the achievement of the Company’s growth goals.

Summary of the LTIP

The following discussion describes the important aspects of the LTIP. This discussion is intended to be a summary of the material provisions of the LTIP and is qualified in its entirety by reference to the full text of the LTIP, which is attached to this Proxy Statement as Exhibit B. This summary may not include some details that may be important to you. For this reason, you are encouraged to read the LTIP in its entirety.

Eligibility

Persons who are employed by the Company or its parent or one of the Company’s or its parent’s subsidiaries or affiliates (the “State Auto Companies”) in a strategic position and who are responsible for or who contribute to the management, growth and/or profitability of the business of the Company in a material way are eligible to participate in the LTIP.

Administration

The LTIP is administered by the Committee. The Committee’s authority to administer the LTIP includes, among other things, the authority to grant awards, including the number of awards, the frequency of awards, the terms and conditions of the awards, including the qualifying performance criteria applicable to the award. Each award grant must be evidenced by a written award issued to the employee to whom the award was granted. In granting awards, the Committee is required to consider the level and responsibility of an employee’s position, the employee’s performance, level of compensation and assessed potential, as well as any other factors deemed relevant by the Committee. The Committee is also authorized to interpret the provisions of the LTIP. Awards may be granted alone or in addition to other awards granted under the LTIP. No consideration is received by the Company or its subsidiaries for the granting of awards under the LTIP.

Performance Criteria and Performance Period

Prior to the modification being voted on in connection with this Proposal, the performance criteria available in determining awards consisted of a list of 15 different targeted measures. If the modification is approved, the Committee shall select the qualifying performance criteria from a list of 18 performance criteria. The qualifying performance criteria shall be based on one or more of the following performance measures of the State Auto Companies over the performance period: (i) earnings; (ii) return on capital; (iii) return on equity; (iv) return on assets; (v) revenue; (vi) premiums; (vii) net income; (viii) earnings per share; (ix) combined ratio; (x) loss ratio; (xi) expense ratio; (xii) assets; (xiii) equity; (xiv) cash flow; (xv) stock price; (xvi) total shareholders’ return; (xvii) economic profit; (xviii) Company performance relative to the designated peer group determined by the group’s statutory combined ratio, the Company’s book value per share and total group revenue growth, or any other performance goal approved by the shareholders of the Company in accordance with Code Section 162(m). (Underlining added to indicate the proposed additional performance criteria.) The Committee may, in its discretion, measure any of such qualifying performance criteria on an absolute or relative basis.

The performance period applicable to any award is the three-year rolling period beginning on the date the award is granted and ending on December 31 of the third calendar year following the award, calculated by including the year of the award as the first year in the three-year rolling period. An employee who becomes eligible to participate in the LTIP after the beginning of a performance period may participate in the LTIP on a pro-rated basis for that performance period.

At the end of each performance period, the Committee shall certify in writing the extent to which the selected performance criteria were met during the performance period.

Payment of Awards

The value of a participant’s award shall be paid in cash, in a single lump sum, on or before the 15th day of the third month after the end of the performance period. The Committee may permit a participant to elect to defer the payment of any award in accordance with the terms and conditions for making a deferred compensation election under the Deferred Compensation Plan.

If a participant terminates employment with the Company due to death or disability during an applicable performance period, the final award determination shall be reduced to reflect participation prior to the termination of employment only. The award, if any, shall be equal to 100% of the participant’s target bonus, prorated by multiplying the final award by a fraction, the numerator of which is the number of days of employment in the performance period through the date of employment termination, and the denominator of which is the number of days in the performance period. The award shall be paid as soon as reasonable after the participant’s death or disability, unless otherwise elected by the participant under the provisions of the Deferred Compensation Plan.

If a participant terminates employment with the Company due to the attainment of early or normal retirement age (as defined in the Retirement Plan and regardless of whether the participant is eligible to retire from the Retirement Plan) during an applicable performance period, the final award determination shall be reduced to reflect participation prior to the termination of employment only. The award, if any, shall be based upon the actual performance results at the end of the performance period and then prorated based on the length of time that the participant was employed by the Company during the performance period. The award shall be paid at the same time payments are made to participants who did not terminate employment during the applicable performance period, unless otherwise elected by the participant under the provisions of the Deferred Compensation Plan.

If a participant’s employment with the Company is terminated by the Company other than for “cause” during a performance period, the final bonus, if any, shall be reduced to reflect participation prior to termination only. The bonus shall be based on the actual performance results at the end of the performance period and then prorated based on the length of time the participant was employed by the Company during the performance period. Whether an involuntary termination is for “cause” shall be determined by the Committee, in its discretion. The bonus, if any, shall be paid at the same time payments are made to participants who did not terminate employment. If a participant terminates employment prior to the last day of the performance period for any reason other than death, disability, retirement or involuntary termination by the Company (other than for cause), the participant’s rights to any bonus for that performance period shall be forfeited. If a participant terminates employment for any other reason prior to the date the bonus, if any, is paid, all of the participant’s rights to any bonus for that performance period shall be forfeited.

Change in Control

In the event of a “change in control” or “potential change in control” of the Company (generally defined by reference to the acquisition of a specified percentage of voting power, or a change in the composition of the Board of Directors, or an acquisition of the Company that requires shareholder approval, or a transaction involving the Company or its affiliates that requires shareholder approval and has the effect of causing the Company to cease to be a public company), all participants shall become vested in and entitled to their awards calculated based on their individual awards times a fraction, the numerator of which is the number of days from the beginning of the performance period to the date of the change in control or potential change in control and the denominator of which is the total number of days in the performance period. The amount so calculated is the minimum amount payable as a final award for the performance period in which the change in control or potential change in control occurs.

Amendment and Termination

The Committee may at any time suspend, amend or terminate the LTIP. However, except as otherwise provided in the LTIP, the Committee may not take any action that materially reduces any right of a participant to a payment or distribution under the LTIP to which the participant has already become entitled without obtaining the consent of the impacted participant. In addition, no amendment may be made by the Committee without shareholder approval if the amendment would effect any change which requires shareholder approval under any applicable laws or regulations.

Non-Transferability of Awards

No rights or interests of any participant in the LTIP may be sold, pledged, transferred or assigned other than by will or pursuant to the laws of descent and distribution.

Forfeiture Events

The Committee may require that all or a portion of an award is subject to a repayment obligation upon (i) the violation of any non-competition and/or confidentiality obligations applicable to the participant or (ii) a financial restatement where the amount of the participant’s award was calculated based on the achievement of certain financial results which were the subject of a subsequent financial restatement and in which the participant engaged in fraudulent misconduct that caused or substantially contributed to the need for the restatement (if the participant’s award would have been lower if the financials had been properly reported).

Number of Awards

The number of awards that an employee may receive under the LTIP is at the discretion of the Committee and therefore cannot be determined in advance. The maximum amount payable to any participant for an award earned with respect to any single performance period shall not exceed $2.5 million. This amount will be pro-rated if the applicable performance period is less than three years.

Federal Income Tax Information

Awards are paid in cash and are taxable compensation, subject to all applicable tax withholding unless the participant makes an election to defer receipt of the value of the award as provided in the Deferred Compensation Plan.

Shareholder Approval

The favorable vote of a majority of the outstanding Common Shares that are voted on this Proposal at the Annual Meeting is required to approve the LTIP’s amendment. Abstentions have the same effect as not voting or expressing a preference, as the case may be, and will not have a positive or negative effect on the outcome of this Proposal. Broker non-votes will not have a positive or negative effect on the outcome of this Proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE AMENDMENT OF THE LTIP AND A VOTE “FOR” REAFFIRMING THE MATERIAL TERMS OF THE LTIP AS MODIFIED BY SUCH AMENDMENT.

PROPOSAL FOUR: RATIFICATION OF SELECTION OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Company’s Board of Directors has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for 2012. Although not required, the Board of Directors is submitting the selection of Ernst & Young LLP to the Company’s shareholders for ratification. Ernst & Young LLP has served as the Company’s independent registered public accounting firm since 1994. The Audit Committee and the Board of Directors believe that the appointment of Ernst & Young LLP for 2012 is appropriate because of the firm’s reputation, qualifications and experience.

The favorable vote of a majority of the outstanding Common Shares that are voted on this Proposal at the Annual Meeting is required to approve the ratification of the selection of Ernst & Young LLP.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2012.

The Audit Committee will reconsider the appointment of Ernst & Young LLP if its selection is not ratified by the Company’s shareholders. Even if the selection of Ernst & Young LLP is ratified by shareholders, the Audit Committee, in its discretion, could decide to terminate the engagement of Ernst & Young LLP and to engage another independent registered public accounting firm if the Audit Committee determines such action to be necessary or desirable.

PROPOSAL FIVE: ADVISORY VOTE ON COMPENSATION PAID

TO NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT

We are asking shareholders to approve, on a non-binding and advisory basis, the Company’s compensation to its named executive officers as disclosed in this Proxy Statement.

The Board of Directors and the Compensation Committee believe that the policies and practices articulated in the “Compensation Discussion and Analysis” are effective in achieving the objectives of our executive compensation program. The Board of Directors urges you to read the “Compensation Discussion and Analysis,” which describes in more detail how our executive compensation policies and practices operate and are designed to achieve the objectives of our executive compensation programs, as well as the tables, notes and narrative disclosure relating to the compensation of the named executive officers, set forth on pages 27 through 72 of this Proxy Statement, which provide detailed information on the compensation of our named executive officers.

We are asking shareholders to approve the following advisory resolution at the Annual Meeting:

RESOLVED, that the shareholders of the Company approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement for the Company’s 2012 Annual Meeting of Shareholders under the “Compensation Discussion and Analysis” section and the tables, notes and narrative disclosure relating to the compensation of the named executive officers of the Company.

This advisory vote on executive compensation is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the policies and practices described in this Proxy Statement. This advisory vote on executive compensation is advisory and, therefore, is not binding on the Company, the Board of Directors or the Compensation Committee. However, the Board of Directors and the Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation program.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS.

BOARD OF DIRECTORS AND BOARD COMMITTEES

Board Meetings

Our Board of Directors held six Board meetings during the fiscal year ended December 31, 2011. Five of our incumbent directors attended 100% of the Board meetings and the meetings of all committees on which they served. Our other four directors attended 84% or more of the Board meetings and the meetings of all committees on which they served. Eight of our nine directors are independent as defined by the Nasdaq listing rules. See “Corporate Governance—Director Independence.”

Board Committees and Committee Meetings

Our Board has established an Audit Committee, a Compensation Committee, a Nominating and Governance Committee, an Investment Committee and a standing Independent Committee. All of the members of the Audit, Compensation, Nominating and Governance and Independent Committees are independent as defined by the Nasdaq listing rules. In addition, all of the members of the Audit Committee are independent as defined by the applicable rules of the Securities and Exchange Commission (the “SEC”). Our Board has adopted charters for each of the foregoing committees. The current charters for each of these committees, along with our Corporate Governance Guidelines, Board of Directors’ Ethical Principles, Employee Code of Business Conduct and Code of Ethics for Senior Financial Officers, are available on our website. To access these documents, go to http://www.stateauto.com and click on “Investors” and then “Corporate Governance.”

The Audit Committee is charged with several responsibilities, including: (1) appointment, compensation, retention and oversight of the work performed by our independent registered public accounting firm; (2) reviewing our accounting functions, operations and management; (3) considering the adequacy and effectiveness of our internal controls and internal auditing methods and procedures; (4) meeting and consulting with our independent registered public accounting firm and with our financial and accounting personnel concerning the foregoing matters; (5) reviewing with our independent registered public accounting firm the scope of their audit and the results of their examination of our financial statements; (6) participating in the process of administering our Employee Code of Business Conduct and our Board of Directors’ Ethical Principles set forth in our Corporate Governance Guidelines; (7) establishing procedures for receipt, retention and treatment of compliance regarding accounting, internal accounting controls or auditing matters, including procedures for the confidential, anonymous submission by employees of concerns regarding accounting or auditing matters; and (8) approving in advance any other work performed by our independent registered public accounting firm that it is permitted by law to perform for us. Present members of the Audit Committee are Chairperson Eileen A. Mallesch, Thomas E. Markert, David R. Meuse, Alexander B. Trevor and Paul S. Williams. Based on a recommendation of the Audit Committee, our Board has designated Eileen A. Mallesch as the “Audit Committee Financial Expert.” The Audit Committee held nine meetings during 2011.

The Compensation Committee is charged with several responsibilities, including: (1) approving stock-based compensation plans and grants thereunder to employees or members of the Board; (2) evaluating and approving the compensation and fringe benefits provided to our executive officers and adopting compensation policies applicable to our officers; and (3) evaluating the compensation provided to the members of the Board and its committees. Present members of the Compensation Committee are Chairperson Paul S. Williams, Robert E. Baker, David J. D’Antoni, David R. Meuse and S. Elaine Roberts. The Compensation Committee held seven meetings during 2011.

Our executive officers also serve as executive officers of State Auto Mutual, and, in general, during 2011 the compensation expenses associated with our executive officers were allocated 80% to us and our subsidiaries and 20% to State Auto Mutual and its subsidiaries and affiliates under the Pooling Arrangement. During 2012, the compensation expenses will be allocated 65% to us and our subsidiaries and 35% to State Auto Mutual and its subsidiaries and affiliates due to a change in the Pooling Arrangement. See also “Related Person Transactions—Transactions Involving State Auto Mutual.” It is for this reason that a director of State Auto

Mutual who is a member of State Auto Mutual’s Nominating and Governance Committee attends the meetings of our Compensation Committee as a non-voting member. This State Auto Mutual director, Roger P. Sugarman, is responsible to report matters discussed at our Compensation Committee meetings to State Auto Mutual’s Nominating and Governance Committee. This person is independent as defined by the Nasdaq Marketplace Rules.

The Nominating and Governance Committee is charged with several responsibilities, including: (1) selecting nominees for election as directors; (2) reviewing the performance of our Board and individual directors; (3) overseeing enterprise risk management on behalf of our Board (see “Corporate Governance—Risk Oversight—The Board’s Role in Risk Oversight”); and (4) annually reviewing and recommending to our Board changes to our Corporate Governance Guidelines and Board of Directors’ Ethical Principles. The members of the Nominating and Governance Committee are Chairperson David J. D’Antoni, Eileen A. Mallesch, David R. Meuse, Alexander B. Trevor and Paul S. Williams. The Nominating and Governance Committee met four times in 2011. See also “Corporate Governance—Nomination of Directors” contained elsewhere in this Proxy Statement.

The Investment Committee oversees our investment functions and those of our insurance subsidiaries. The members of the Investment Committee are Chairperson David R. Meuse, Robert E. Baker, David J. D’Antoni, Eileen A. Mallesch, Thomas E. Markert, Robert P. Restrepo, Jr., S. Elaine Roberts and Alexander B. Trevor. The Investment Committee met four times in 2011.

The standing Independent Committee principally serves to review related person transactions between or among us and our subsidiaries, on the one hand, and State Auto Mutual and its subsidiaries and affiliates, on the other. The Independent Committee also helps determine which entity, our Company or State Auto Mutual, is best suited to take advantage of transactional opportunities presented by a third party. The members of the standing Independent Committee are Chairperson Alexander B. Trevor, Robert E. Baker, David J. D’Antoni, Eileen A. Mallesch, Thomas E. Markert and S. Elaine Roberts. The Independent Committee, which only meets as needed, held two meetings in 2011.

Compensation of Outside Directors and Outside Director Compensation Table

Non-employee directors, who we refer to as our “outside” directors, receive compensation for their services as members of our Board and of the Board committees on which they serve. The charter for the Compensation Committee requires this Committee to annually review the compensation of outside directors and recommend any changes to our Board. In accordance with this requirement, the Compensation Committee reviewed director compensation at its November 2011 meeting with assistance from Pay Governance, LLC, the compensation consultant utilized by the Compensation Committee. At this November meeting, Pay Governance discussed its report comparing our current director compensation to director compensation paid by organizations in the Company’s peer group. Pay Governance concluded that, based on this data, the target in total compensation for non-chairpersons should be increased by $10,000 to $125,000. Pay Governance recommended this $10,000 amount be added to the retainer, increasing it to $75,000 from $65,000. After reviewing the data and considering Pay Governance’s comments, the Compensation Committee decided that, given the Company’s recent financial performance, the outside directors’ total compensation would not be increased this year but would be maintained at the 2011 level of $115,000 annually, with 55% to be paid in a cash retainer of $65,000 and 45% in equity compensation.

Our outside directors received two types of compensation in 2011—an annual cash retainer of $65,000 and equity in the form of Restricted Share Units (“RSUs”). No per meeting fees are payable to our directors, as our directors are expected to participate in all meetings of the Board and the committees on which they serve without the incentive of additional compensation. As an exception to this policy, additional meeting fees could be paid if our Board determines extraordinary situations warrant special committees or a large number of meetings, but no additional meeting fees were paid in 2011. Each committee chairperson received an additional $5,000 annual cash retainer, other than the chairpersons of the Audit Committee and the Compensation Committee, who received an additional annual cash retainer of $15,000 and $10,000, respectively. Our Lead Director, Mr. Williams, was also paid a supplemental annual cash retainer of $20,000. Outside directors are reimbursed for travel expenses incurred in attending Board and committee meetings and an annual Board retreat. The Company also reimburses travel expenses for one guest of each outside director attending the annual Board retreat, subject to applicable tax laws.

Outside directors may defer all or a portion of the cash fees under our deferred compensation plan for directors. The amount of cash compensation earned by each director in 2011, whether or not deferred, is included in the amounts shown in column one of the 2011 Outside Director Compensation table set forth below in this section.

Outside directors also receive RSUs pursuant to our Outside Directors Restricted Share Unit Plan (the “Directors’ RSU Plan”). An RSU is a unit representing one Common Share. The value of each RSU, on any particular day, is equal to the last reported sale price of a Common Share on the Nasdaq Stock Market on the most recent previous trading day. Under the Directors’ RSU Plan, promptly following the 2011 annual meeting of our shareholders, each outside director was granted 2,991 RSUs. To determine the number of RSUs granted, the value of one RSU was equal to a Common Share’s average daily price for the prior calendar year and divided into $50,000, the targeted annual equity compensation for each director. In addition, whenever a dividend is made with respect to the Common Shares, participants receive, with respect to each RSU held in the account of the participant on the dividend record date, additional RSUs in an amount equal to the value of the dividend. RSUs will be 100% vested upon the completion of six months of service as an outside director from the date of grant.

Our Compensation Committee, which functions as the administrative committee of the Directors’ RSU Plan, has the authority to decrease or increase the annual award of RSUs to outside directors to a minimum of 500 and a maximum of 5,000 without further shareholder approval. Under the Directors’ RSU Plan, outside directors must, in general, hold their RSUs until they conclude their Board service, after which time these RSUs are settled in cash or Common Shares, as elected by the outside director, with payments made in a single lump sum or annual installments over a five- or ten-year period, as selected by the outside director. An outside director elected or appointed other than in connection with an annual meeting of our shareholders will be granted a pro rata amount of RSUs based upon the number of anticipated days to the next annual meeting of shareholders.

2011 Outside Director Compensation

In 2011, our outside directors received the following compensation:

Name	Fees Earned or Paid in Cash ($)	Restricted Share Unit Awards ($)(1)	Total ($)
Robert E. Baker	65,000	47,587	112,587
David J. D’Antoni	70,000	47,587	117,587
Eileen A. Mallesch	80,000	47,587	127,587
Thomas E. Markert	65,000	47,587	112,587
David R. Meuse	70,000	47,587	117,587
S. Elaine Roberts	65,000	47,587	112,587
Alexander B. Trevor	70,000	47,587	117,587
Paul S. Williams	95,000	47,587	142,587

(1)

The total dollar amount shown in the Restricted Share Unit Awards column represents the cash value of the total number of RSUs awarded in 2011 valued at the closing price of Common Shares on the grant valuation date ($15.91 per RSU).

Outside Directors’ Ownership of Restricted Share Units and Stock Options

The following table sets forth the aggregate number of RSUs and stock options owned by each of our current outside directors as of March 9, 2012. These outstanding options were awarded to our directors under prior director stock option plans, which were replaced by the Directors’ RSU Plan in 2005. No stock options have been granted to any outside directors since 2004.

Name	Number of Restricted Share Units	Number of Stock Options
Robert E. Baker	11,313	0
David J. D’Antoni	14,604	9,900
Eileen A. Mallesch	5,227	0
Thomas E. Markert	11,313	0
David R. Meuse	12,951	0
S. Elaine Roberts	14,604	7,400
Alexander B. Trevor	12,951	0
Paul S. Williams	14,604	4,200

Outside directors receive no other forms of compensation than as described in this section.

CORPORATE GOVERNANCE

Director Independence

The Nominating and Governance Committee has affirmatively determined that eight of our nine directors, namely Robert E. Baker, David J. D’Antoni, Eileen A. Mallesch, Thomas E. Markert, David R. Meuse, S. Elaine Roberts, Alexander B. Trevor and Paul S. Williams, are “independent” as defined by the Nasdaq listing rules. The Nominating and Governance Committee made this determination based upon its review of information included in director questionnaires provided by each of the incumbent directors and a report by our General Counsel. This included information on the relationships between Mr. Meuse and Stonehenge Financial Holdings and RED Capital Group, two of his affiliates. From time to time we make investments in debt and equity funds sponsored by affiliates of these two companies and receive securities broker-dealer services from an affiliate of RED Capital Group. The Nominating and Governance Committee determined that Mr. Meuse is independent because our investments in the funds sponsored by, and the fees paid to, these two companies and their affiliates are not material to us or to them and Mr. Meuse’s relationships with these companies do not interfere with his independent judgment in carrying out his responsibilities as a director.

Our Corporate Governance Guidelines expressly provide that four of the five standing committees are to be comprised solely of independent directors. Our Board’s Audit, Compensation, standing Independent, and Nominating and Governance Committees meet this standard. Our Board of Directors has concluded that the Investment Committee does not need to be comprised solely of independent directors. Robert P. Restrepo, Jr., who is our employee and thus does not qualify as an independent director under the Nasdaq Marketplace Rules, is a member of the Investment Committee.

Communications with the Board

As further described in our Corporate Governance Guidelines, we provide a process by which security holders may send communications to our Board. Any security holder who desires to communicate with one or more of our directors may send such communication to any or all directors through our Corporate Secretary, by e-mail to corporatesecretary@stateauto.com or in writing to the Corporate Secretary at our principal executive offices, 518 East Broad Street, Columbus, Ohio 43215. Security holders should designate whether such communication should be sent to a specific director or to all directors. The Corporate Secretary is responsible for forwarding such communication to the director or directors so designated by the security holder.

Director Attendance at Annual Meeting of Shareholders

Our Corporate Governance Guidelines provide that directors are expected to attend our annual meetings of shareholders. All of our directors who were members of the Board at the time of last year’s annual meeting of shareholders attended that meeting.

Executive Sessions of Independent Directors

Our Board meets in executive session, without management present, prior to each regular quarterly Board meeting. Consistent with our Corporate Governance Guidelines and the Nasdaq listing rules, during 2011 there were four executive sessions with only independent directors present. In addition, following each regular quarterly Board meeting, our Board meets in executive session with the State Auto Mutual board of directors, without management present. Our Corporate Governance Guidelines provide that the Lead Director acts as the presiding director at these executive sessions.

Nomination of Directors

The Nominating and Governance Committee sets the minimum qualifications for persons it will consider to recommend for nomination for election or re-election (election and re-election are hereafter collectively referred to as “election”) as a director of the Company. These minimum qualifications are described in the Nominating and Governance Committee’s charter, which is posted on our website as set forth in this section. The following matters will be considered in the Nominating and Governance Committee’s determination of persons to recommend for nomination as directors of the Company: (i) freedom from relationships or conflicts of interest that could interfere with that person’s duties as a director of the Company or to its shareholders; (ii) status as independent based on the then-current Nasdaq rules; (iii) business or professional skill and experience; (iv) temperament; (v) integrity; (vi) educational background; and (vii) judgment. The objective of the Nominating and Governance Committee in this regard is to nominate for election as directors persons who share our values and possess the following minimum qualifications: high personal and professional integrity; the ability to exercise sound business judgment; an inquiring mind; professional demeanor; and the time available to devote to Board activities and the willingness to do so. The Nominating and Governance Committee will consider these criteria in the context of an assessment of the perceived needs of our Board as a whole. Ultimately, the Nominating and Governance Committee’s intention is to select nominees for election to our Board who the Nominating and Governance Committee believes will be effective, in conjunction with the other members of our Board, in collectively serving the long-term interests of the shareholders. In the context of recommending an incumbent director to be re-nominated for election to our Board, the Nominating and Governance Committee will focus its assessment on the contributions of such person during his or her Board tenure and such person’s independence at that time.

As required by its charter, the Nominating and Governance Committee seeks to achieve diversity of occupational and personal backgrounds. The Nominating and Governance Committee considers diversity as a factor in director nominations. In making such selections, the Nominating and Governance Committee views diversity in a broad context to include race, gender, geography, industry experience and personal expertise.

In addition to incumbent directors who will be evaluated for re-nomination as described above, the Nominating and Governance Committee may maintain a list of other potential candidates whom the Nominating and Governance Committee may evaluate pursuant to the criteria set forth above for consideration as Board members. By following the procedures set forth below, shareholders may recommend potential candidates to be included on this list. As a matter of policy, the Nominating and Governance Committee will consider and evaluate such candidates recommended by shareholders in the same manner as all other candidates for nomination to our Board who are not incumbent directors.

The charter of the Nominating and Governance Committee details the process by which our Board of Directors fills vacancies on the Board. The Nominating and Governance Committee’s charter provides that, in the absence of extraordinary circumstances, when a director vacancy arises for any reason, the Nominating and Governance Committee will first look to the list of names of potential nominees, as described above, and make a preliminary evaluation of such person(s) based on the criteria set forth above. If there are no names on the list or if all of the names on this list are eliminated following such evaluation process, the Nominating and Governance Committee may solicit other potential nominees’ names from our other directors, directors of our parent, the Chairman or other persons who the Nominating and Governance Committee reasonably believes would have the opportunity to possess first hand knowledge of a suitable candidate based on the criteria described above. The Nominating and Governance Committee may also hire a director search firm to identify potential candidates. Once the Nominating and Governance Committee has preliminarily concluded that a person(s) may meet the criteria described above, the Nominating and Governance Committee will, at a minimum, obtain from such person(s) a completed Prospective Director Questionnaire which shall solicit information regarding the person’s business experience, educational background, personal information, potential conflicts of interest and information relating to the person’s business, personal or family relationships with the Company and other directors, among other matters. Following a review of such completed Prospective Director Questionnaire by the Nominating and Governance Committee and the Chairman and counsel for the Company, the Nominating and Governance Committee will conduct at least one interview with a person(s) whose candidacy it desires to pursue. Based on all information secured from the prospective nominee, including a background check and a criminal record check, the Nominating and Governance Committee will meet and decide whether or not to recommend such person(s) for nomination for election as a director of the Company. Any decision by the Nominating and Governance Committee in this regard will reflect its judgment of the ability of the person(s) to fulfill the objectives outlined above.

We have adopted procedures by which shareholders may recommend individuals for membership to our Board. As described in its charter, it is the policy of the Nominating and Governance Committee to consider and evaluate candidates recommended by shareholders for membership on our Board in the same manner as all other candidates for nomination to our Board who are not incumbent directors. If a shareholder desires to recommend an individual for Board membership, then that shareholder must provide a written notice to the Corporate Secretary of the Company at 518 East Broad Street, Columbus, Ohio 43215 (the “Recommendation Notice”). For a recommendation to be considered by the Nominating and Governance Committee, the Recommendation Notice must contain, at a minimum, the following: (i) the name and address, as they appear on our books, and telephone number of the shareholder making the recommendation, including information on the number of shares owned; (ii) if such person is not a shareholder of record or if such shares are owned by an entity, reasonable evidence of such person’s ownership of such shares or such person’s authority to act on behalf of such entity; (iii) the full legal name, address and telephone number of the individual being recommended, together with a reasonably detailed description of the background, experience and qualifications of that individual; (iv) a written acknowledgement by the individual being recommended that he or she has consented to that recommendation and consents to our undertaking of an investigation into that individual’s background, experience and qualifications in the event that the Nominating and Governance Committee desires to do so; (v) the disclosure of any relationship of the individual being recommended with our Company or any of our subsidiaries or affiliates, whether direct or indirect; and (vi) if known to the shareholder, any material interest of such shareholder or individual being recommended in any proposals or other business to be presented at our next annual meeting of shareholders (or a statement to the effect that no material interest is known to such shareholder).

Board Leadership

We are managed under the direction of our Board in the interest of all shareholders. Our Board delegates its authority to our senior executive team to manage the day-to-day operations and ongoing affairs of our business. Our Board requires that our senior executive team review major initiatives and actions with our Board prior to implementation.

Mr. Restrepo serves as both Chairman and Chief Executive Officer under our leadership structure. He also holds these same positions with our parent, State Auto Mutual. Our Board believes this leadership structure is appropriate given the overall corporate structure of our Company and State Auto Mutual. We and our subsidiaries operate and manage our businesses in conjunction with State Auto Mutual and its subsidiaries and affiliates under various management and cost sharing agreements under the leadership and direction of the same senior management team. In addition, our insurance subsidiaries participate in a pooling arrangement with State Auto Mutual and certain of its insurance subsidiaries and affiliates which covers all of the property and casualty insurance written by our insurance subsidiaries. See “Related Person Transactions – Transactions Involving State Auto Mutual.” Because of the way our business is operated, our Board believes separating the positions of Chairman and Chief Executive Officer would cause unnecessary complexity and complications and perhaps cause a split in our strategic direction, in particular since our Board has received no indication from the State Auto Mutual Board that it is considering, or would consider, separating these positions in its leadership structure.

Our Board has adopted a counterbalancing governance structure which includes:

•	A designated independent Lead Director;

•	A Board composed entirely of independent directors other than the Chairman and Chief Executive Officer;

•	A Board composed entirely of directors independent from State Auto Mutual other than the Chairman and Chief Executive Officer;

•	Committees composed entirely of independent directors, with the exception of our Investment Committee; and

•	Established governance structures and processes and ethics guidelines.

Our Lead Director’s responsibilities include, among other things, leading the executive session of our independent directors, being a primary advisor to and principal point of contact with our Chairman and Chief Executive Officer, working with the Chairman and soliciting input from other Board members to develop a regular board meeting schedule and an agenda for each meeting, securing input from other directors on agenda items, ensuring the adequate flow of information from management to our Board and delivering the Chief Executive Officer’s performance evaluation on behalf of the Compensation Committee of our Board. In May 2011, our Board re-elected Paul S. Williams to serve as Lead Director. Mr. Williams has served in that position since May 2010. We believe our Board leadership is effective and appropriate for our Company, given the specific circumstances of our overall corporate structure and operation in conjunction with State Auto Mutual, the established effectiveness of the Lead Director’s role on the Board, the Nominating and Governance Committee’s significant role in the nominee selection process for new or re-elected directors, the independence of eight of nine directors, and the effectiveness of the executive session meetings of independent directors at each regularly scheduled meeting of our Board.

Risk Oversight

The Board’s Role in Risk Oversight

Our Board’s role in the risk management process is one of oversight. Risk management activities are the responsibility of our management and include the development of strategies and implementation of actions intended to anticipate, identify, assess, manage and appropriately mitigate identified risks.

The Nominating and Governance Committee has primary responsibility for oversight of enterprise risk management on behalf of our Board. The Nominating and Governance Committee communicates with our Board and other Board committees on significant enterprise risk management matters. The Nominating and Governance Committee meets quarterly with our director of enterprise risk management. The Nominating and Governance Committee also receives a quarterly report which assesses the current status of major risks inherent in our business, including credit risks, market risks, underwriting risks, operational risks and strategic risks. In addition to meeting with the director of enterprise risk management, the Nominating and Governance Committee also meets periodically with our officers responsible for the adequacy of business continuity and disaster recovery plans, information security and legal and regulatory compliance.

In addition to the enterprise risk management oversight provided by the Nominating and Governance Committee, a practice of the Audit Committee is to meet quarterly with the director of enterprise risk management for a report on selected risk areas. We also utilize an internal enterprise risk management committee comprised of senior officers. Among other things, this internal committee addresses the identification, assessment and mitigation of significant risks facing our Company.

Our Board reviews the enterprise risk management process annually, and risk assessment and management is reflected in our Board’s strategic planning process. The independent structure of the Board of Directors enables objective oversight of the risk management process.

Risk Assessment in Compensation Programs

Management reviewed the compensation policies and practices for our employees to determine whether any risks arising from such policies and practices are reasonably likely to have a material adverse effect on the Company. Management consulted various persons in the course of this review, including members of our senior leadership, the corporate enterprise risk management committee, the Compensation Committee (including a member of the State Auto Mutual Nominating and Governance Committee), the Company’s internal legal counsel, the outside legal counsel to the Compensation Committee and the compensation consultant retained by the Compensation Committee. The processes involved in this review included:

•	a review of the processes conducted by other registrants and recommended by compensation experts to evaluate compensation risk;

•	an analysis of the Company’s overall compensation objectives pursuant to which the Company’s compensation policies and practices were implemented;

•	a review of the design and operation of the Company’s compensation plans and programs;

•	the identification of risks that the Company’s compensation policies and practices could potentially encourage;

•

the identification of features of the Company’s compensation policies and practices that could potentially mitigate the risks that the Company’s compensation policies and practices could potentially encourage; and

•	an analysis of the materiality of the potential effects on the Company of the unmitigated risks as a whole.

Based on the review described above, management concluded that the Company’s compensation policies and practices do not encourage inappropriate risk-taking and the risks associated with the Company’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company. Management briefed the Compensation Committee in detail regarding its review, and the Compensation Committee agreed with management’s conclusion.

Other Governance Issues of Interest

Formal Stock Ownership Holding Periods

The Company has revised its Ownership Guidelines to require its Section 16 officers to hold the net amount of Common Shares obtained through the exercise of stock options until the later of (i) the first anniversary of the date the officer exercised the stock options or (ii) the date on which the officer satisfies the Ownership Target Amounts. (See “Compensation Discussion and Analysis—Stock Ownership Guidelines.”)

Anti-Hedging Policy

The Board has adopted a policy prohibiting all Company employees and members of the Board from engaging in certain hedging transactions with respect to Company securities held by them, including short sales and other transactions that shift the economic consequences of ownership of Company securities to a third party. The Board has also adopted a policy prohibiting our Section 16 officers and members of the Board from holding Company securities in a margin account or otherwise pledging Company securities as collateral for a loan. (See “Compensation Discussion and Analysis—Anti-Hedging Policy.”)

Availability of Corporate Governance Documents

The following documents are available on our website at www.stateauto.com under “Investors” and then under “Corporate Governance”:

•	The charters for our Audit Committee, Compensation Committee, Nominating and Governance Committee, Investment Committee and standing Independent Committee;

•	Our Corporate Governance Guidelines, including Board of Directors’ Ethical Principles;

•	Our Employee Code of Business Conduct; and

•	Our Code of Ethics for Senior Financial Officers.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes our executive compensation program as it pertains to our named executive officers (NEOs).

Executive Summary

The Company implemented the following initiatives in 2011 to refresh and enhance our business strategies:

•	We established renewal pricing goals for each of our Business Insurance lines and are monitoring our progress on a regular basis to produce modest price increases from our renewal book.

•	We effectively integrated our Specialty Insurance line, which we believe will be an important profit contributor as the commercial insurance market stabilizes.

•	We enhanced claim performance through restructuring and business process improvement efforts.

•	We enhanced our focus on employee engagement, which resulted in an improvement in our overall engagement score.

These initiatives are intended to drive improved business performance and results of operations, resulting in appreciation in the price of our Common Shares over the long-term rather than producing unsustainable short-term benefits. We believe that the efforts of our NEOs were crucial to the Company making progress against our long-term initiatives in 2011 despite short-term challenges and the occurrence of several extraordinary weather-related events that negatively impacted the Company’s financial performance.

Performance Summary

Despite the efforts of our NEOs to make progress with respect to the Company’s long-term initiatives, our financial results for the most recent one and three years were generally below our target expectations.

•	Financial Performance. Financial results for 2011 were well below the Company’s target objectives, which were based on the company’s annual financial plan.

•	Premium growth experienced a 2.9% decrease from 2010 to 2011 and was 55% of the Company’s targeted objective for premium growth in 2011.

•	Combined ratio experienced a 11.2% decrease from 2010 to 2011 and was below the Company’s minimum performance expectation for 2011.

•	Return on equity decreased from 2.9% in 2010 to (18.2)% in 2011 and was below the Company’s minimum expectation for 2011.

•	Stock Price Performance. Our performance discussed above contributed to a decline in the Company’s stock price of 22% in 2011 and 62% for the three years ending on December 31, 2011.

2011 Compensation Summary

The Company’s recent financial results are reflected in the actual compensation earned by our NEOs for 2011, which generally was less than the target amounts established for 2011.

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Base Salary. The base salaries of our NEOs generally increased by approximately 3% in 2011, which is consistent with the practices of our peers, and generally will not be increased for 2012. The base salary of our CEO will not be increased for 2012.

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Short-Term Incentive Compensation. Annual bonus payouts approximated only 50% of target for all of our NEOs who participated in our Leadership Bonus Plan (the “LBP”) in 2011, except for Mr. Restrepo and Ms. Buss whose annual bonus payouts approximated 40% and 140% of target, respectively. The payout on the Company performance goals under the LBP was only 18.3% of the target LBP bonus (where the target percentage equals 100%) for all of our NEOs who participated in the LBP in 2011, except for Ms. Buss whose payout on the Company performance goals under the LBP was 133% of her target Company performance LBP bonus.

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Performance Award Units. We awarded cash-based performance award units (“PAUs”) to our NEOs for the 2009-2011 performance period pursuant to the State Auto Financial Corporation Long-Term Incentive Plan, as amended (“LTIP”). We have not determined the value of these PAUs because the final peer group data for the 2009-2011 performance period has not been released as of the date of this Proxy Statement. However, based on preliminary performance information for the 2009-2011 performance period, we currently expect that the PAUs awarded to our NEOs for the 2009-2011 performance period will be valued substantially below target.

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Equity Compensation. We awarded equity and equity-based compensation (in the form of stock options) in 2011 to our NEOs pursuant to our 2009 Equity Plan. All of the stock options awarded by the Committee to our NEOs in 2011 were underwater as of December 31, 2011 as the exercise price applicable to those stock options exceeded the market price of our Common Shares on that date.

The following table sets forth for each NEO (other than Mr. Blackburn who did not participate in these programs in 2011): (i) the targeted bonus payout for the Company performance component of the LBP for 2011 and the actual payout for the Company performance component of the LBP for 2011; (ii) the targeted bonus payout for the individual performance component of the LBP for 2011 and the actual payout for the individual performance component of the LBP for 2011; (iii) the targeted value of the PAUs granted for the 2009-2011 performance period and the amount accrued by the Company with respect to the PAUs granted for the 2009-2011 performance period; and (iv) the targeted value of the equity compensation awarded to our NEOs in 2011 and the value of the equity compensation awarded to our NEOs in 2011 as of December 31, 2011.

	LBP Company Performance		LBP Individual Performance		PAUs		Equity Compensation		TOTAL
	Target	Actual	Target	Actual	Target	Accrued	Target	Value	Target	Value
Robert P. Restrepo, Jr.	468,000	85,800	156,000	127,776	492,750	349,853	555,495	227,048	1,672,245	790,477
Steven E. English	225,000	41,250	75,000	113,026	113,750	80,763	127,500	0	541,250	235,039
Jessica E. Buss	132,651	176,868	44,217	62,369	N/A	N/A	75,169	0	252,037	239,237
Clyde H. Fitch	191,250	35,063	63,750	83,322	104,000	73,840	93,925	0	452,925	192,225
James A. Yano	120,000	22,000	40,000	52,421	75,000	53,250	68,000	0	303,008	127,671

Modifications to Executive Compensation Program

The Committee has considered the results of the advisory vote at our 2011 Annual Meeting of Shareholders regarding the compensation paid to our NEOs in its evaluation of our executive compensation program, including when deciding to implement the following modifications to our executive compensation program:

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CEO’s Change of Control Payments Modified. The new executive agreement entered into between the Company and our CEO substantially reduces the amounts payable to him upon a Change of Control (as defined below in “Change of Control Agreements with Named Executive Officers”). In exchange for accepting this reduction in payments upon a Change of Control, the terms of Mr. Restrepo’s employment agreement and executive agreement were extended until Mr. Restrepo reaches mandatory retirement age.

Under his previous executive agreement, upon a Change of Control, Mr. Restrepo would be entitled to receive, among other things, a cash payment equal to 2.99 times the sum of (i) the maximum possible awards Mr. Restrepo could receive under each of the LBP and the LTIP for the fiscal year in which the Change of Control occurs or the immediately preceding fiscal year, whichever are higher, and (ii) the total bonus payable to Mr. Restrepo under the Quality Performance Bonus Plan (“QPB”) during the fiscal year immediately preceding the year in which the Change of Control occurs.

Mr. Restrepo’s new executive agreement revises this payment so that he would only be entitled to receive an amount equal to 2.99 times the average of the annual aggregate bonus earned by Mr. Restrepo under each of the LBP and QPB (but not the LTIP) during the two fiscal years immediately preceding the year in which the Change of Control occurs if his employment is terminated during the term of his executive agreement under the circumstances set forth below under “Change of Control Agreements with Named Executive Officers—Restrepo Executive Agreement.”

If a Change of Control had occurred on December 31, 2011, Mr. Restrepo would have been entitled to receive approximately $4,060,356 more under his previous executive agreement than he would have been entitled to receive under his new executive agreement, assuming for purposes of this comparison that his new executive agreement was effective on December 31, 2011.

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Tax Gross-Up Payments Eliminated. The executive change in control agreements between the Company and our NEOs no longer entitle the NEOs to any tax gross-up payments (See “Potential Payments Upon Termination or Change of Control” on page 67 of this Proxy Statement). The previous versions of these agreements required the Company to pay to the NEO such amounts as would be necessary to compensate the NEO for any excise tax paid or incurred by the NEO due to any severance payment or other benefit provided under the NEO’s change in control agreement.

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“Double Trigger” Vesting of Equity Awards To Be Implemented. The Company has revised the award agreements applicable to future awards made pursuant to the 2009 Equity Plan (including those awards made in 2012) to accelerate the vesting of such awards upon a change of control only if the recipient’s employment with the Company terminates within one year of the change in control, provided, that if the change in control involves a change in the ownership of the Company and the successor entity does not provide benefits of equal or greater value at the time of the change in control transaction, the award will automatically vest upon the closing of the transaction.

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Formal Stock Ownership Holding Periods Adopted. The Company has revised its Ownership Guidelines (as defined below in “Stock Ownership Guidelines”) to require its Section 16 officers to hold the net amount of Common Shares obtained through the exercise of stock options or vesting of restricted stock until the later of (i) the first anniversary of the date the officer exercised the stock options or (ii) the date on which the officer satisfies the Ownership Target Amounts (as defined below in “Stock Ownership Guidelines”).

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Anti-Hedging Policy Adopted. The Board has adopted a policy prohibiting all Company employees, including our NEOs, and members of the Board from engaging in certain hedging transactions with respect to Company securities held by them, including short sales and other transactions that shift the economic consequences of ownership of Company securities to a third party. The Board has also adopted a policy prohibiting our executive officers and members of the Board from holding Company securities in a margin account or otherwise pledging Company securities as collateral for a loan.

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Compensation Consultant Independent. The Committee’s independent compensation consultant, Pay Governance, LLC, is engaged directly by the Committee and performs services solely on behalf of the Committee. Prior to Pay Governance’s engagement, the Committee had engaged Towers Watson, which provided the Company and the State Auto Group other consulting services.

Impact of State Auto Group on Compensation of NEOs

An understanding of the structure of our Company and our relationship with State Auto Mutual and the other members of the State Auto Group (See page 78 of this Proxy Statement for the list of the Company’s subsidiaries included in the State Auto Group) is relevant to a discussion of our executive compensation program. We and our subsidiaries operate and manage our businesses in conjunction with State Auto Mutual and the other members of the State Auto Group under various pooling, management and cost sharing agreements under the leadership and direction of the same senior management team (See “Related Person Transactions—Transactions Involving State Auto Mutual” on page 78 of this Proxy Statement for a discussion of these agreements). Our NEOs are also officers of State Auto Mutual and provide services to our Company, State Auto Mutual and the other members of the State Auto Group. For example, Mr. Restrepo serves as the Chairman, President and Chief Executive Officer of both the Company and State Auto Mutual.

Accordingly, when determining the amount of the compensation of our NEOs, the Committee takes into account the services our NEOs perform on behalf of the Company and the services they perform on behalf of State Auto Mutual and the other members of the State Auto Group. The Committee targets the total amount of each element of compensation payable to our NEOs at or close to the median compensation level in our competitive market, which we define as insurance companies similar in size to the State Auto Group, as opposed to insurance companies similar in size to the Company (See “—Benchmarking of Executive Compensation Program Elements” on page 34 of this Proxy Statement). The total revenues of the median company within the NEO Peer Group for the year ended December 31, 2010 (the companies in the NEO Peer Group used for 2011 compensation decisions were selected on the basis of 2010 financial data) were $1.476 billion. The total assets of the median company within the NEO Peer Group were $4.233 billion at December 31, 2010. The total revenues of the Company for the year ended December 31, 2010 were $1.355 billion. The total assets of the Company were $2.722 billion at December 31, 2010. The net written premiums of the State Auto Group (as determined in accordance with statutory accounting principles) for the year ended December 31, 2010 were $1.667 billion. The total admitted assets of the State Auto Group (as determined in accordance with statutory accounting principles) were $3.557 billion at December 31, 2010.

Because our NEOs perform services on behalf of the Company, State Auto Mutual and other members of the State Auto Group, we generally allocated the compensation expenses associated with the services performed by our NEOs in 2011 80% to the Company and its subsidiaries and 20% to State Auto Mutual and certain of its subsidiaries and affiliates. The compensation of our NEOs as disclosed in this Proxy Statement, however, includes all compensation expenses associated with the services performed by our NEOs on behalf of the Company, State Auto Mutual and the State Auto Group. As a result, a compensation analysis conducted with respect to the Company and its peers may reach inaccurate conclusions regarding the Company if the analysis uses the compensation information disclosed in this Proxy Statement without taking into account that such information includes compensation provided to our NEOs for services they performed on behalf of State Auto Mutual and the other members of the State Auto Group. Effective as of January 1, 2012, we revised the allocation of the compensation expenses associated with the services performed by our NEOs so that going forward 65% of these expenses will be allocated to the Company and its subsidiaries and 35% will be allocated to State Auto Mutual and certain of its subsidiaries and affiliates. The following table allocates the compensation reported for each NEO (other than Mr. Blackburn) in the “Total” column of the Summary Compensation Table on page 54 of this Proxy Statement between the Company, on the one hand, and State Auto Mutual and certain of its subsidiaries and affiliates, on the other hand, in accordance with compensation expense allocation percentages in effect on December 31, 2011 (i.e., 80% to the Company and 20% to State Auto Mutual and certain of its subsidiaries and affiliates):

	2011		2010		2009
	State Auto Financial	State Auto Mutual	State Auto Financial	State Auto Mutual	State Auto Financial	State Auto Mutual
Robert P. Restrepo, Jr.	2,045,178	511,295	2,286,226	571,556	1,683,365	420,841
Steven E. English	656,741	164,185	735,686	183,922	627,877	156,969
Jessica E. Buss	547,108	136,777	—	—	—	—
Clyde H. Fitch	535,430	133,857	676,802	169,200	570,191	142,548
James A. Yano	460,310	115,077	536,814	139,214	487,058	121,764

Other Compensation Governance Policies and Practices

We endeavor to maintain governance practices that are consistent with what we consider to represent current best practices, including with respect to the oversight of our executive compensation program. In addition to the new compensation policies and practices described above in “—Modifications to Executive Compensation Program,” we also maintain the following compensation policies and practices:

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“Clawback” Obligations Imposed in Change of Control Agreements . The executive change of control agreements entered into between the Company and Mr. English, Ms. Buss, Mr. Fitch and Mr. Yano on October 28, 2011 and the employment agreement and executive agreement entered into between the Company and Mr. Restrepo on December 22, 2011 include a “clawback” provision that authorizes the Board to require the NEO to repay all or any portion of the severance benefits paid to the NEO thereunder upon the occurrence of the events described below in “Change of Control Agreements with Named Executive Officers” on page 65 of this Proxy Statement and “Restrepo Employment Agreement” on page 65 of this Proxy Statement. If the Board determines that the NEO engaged in fraudulent conduct, the Board must seek repayment of such severance benefits.

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Limited Perquisites. We provide our NEOs minimal perquisites not tied to individual or Company performance, which we believe are well below the typical practices of companies of comparable size and have limited cost.

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Limited Committee Discretion to Increase Awards. Except for the individual performance component of the LBP, the Committee may not increase awards under our short-term or long-term incentive plans. The individual performance component of the LBP only represented 25% of the total target compensation of our NEO for 2011. The Committee retains the discretion to decrease awards under our short-term or long-term incentive plans.

•	No Repricing of Underwater Stock Options. The Company will not reprice or replace underwater stock options without prior shareholder approval.

Pay for Performance

The Committee conducted a pay for performance analysis comparing (i) the total realizable pay earned by our CEO over the five-year period ended December 31, 2010 to the total realizable pay earned by the CEOs of each member of the NEO Peer Group over that period and (ii) the total shareholder return (“TSR”) of the Company over the five-year period ended December 31, 2010 to the TSR of the members of the NEO Peer Group over that period.

The total realizable pay used in our pay for performance analysis includes:

•	base salary earned during the five-year period;

•	actual annual cash bonuses earned during the period;

•	value of cash incentives, or the vesting date value of stock incentives, earned for multi-year performance plans that began and ended during the period;

•	the vesting date value of service-based restricted stock awards granted during period; and

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any exercise gains of options granted during the period and paper value of any gains on any unexercised options received during the period and of unvested service-based restricted stock grants made during the period based on the Company’s stock price as of December 31, 2010.

Based on input from its compensation consultant, Pay Governance, LLC, the Committee concluded total realizable pay provides a more accurate basis for comparing pay and performance than information reported in the Summary Compensation Table. Unlike the amounts reported in the Summary Compensation Table, total realizable pay reflects the Company’s performance compared to goals because it changes due to annual and long-term results and increases or decreases in stock price.

The Committee uses a five-year period to provide a long-term analysis and include multiple complete PAU performance periods in the analysis. The Committee uses the NEO Peer Group (which includes insurance companies comparable to the State Auto Group in terms of both size and type of business) in its analysis because the Committee (i) takes into account the services our CEO performs on behalf of the Company and the services he performs on behalf of State Auto Mutual and the other members of the State Auto Group when determining the amount of his compensation and (ii) targets the total amount of each element of compensation payable to our CEO at or close to the median compensation level in our competitive market, which we define as insurance companies similar in size to the State Auto Group (See “—Benchmarking of Executive Compensation Program Elements” on page 34 of this Proxy Statement for a more detailed description of the NEO Peer Group).

As shown in the chart below, (i) the total realizable pay earned by our CEO during the five-year period ended December 31, 2010 placed the Company in the 19th percentile when compared to the NEO Peer Group (the individual members of which are identified as diamonds in the chart below) and (ii) the TSR of the Company over the five-year period ended December 31, 2010 placed the Company in the lowest percentile when compared to the NEO Peer Group. Based on the percentile rankings of the Company yielded by our pay for performance analysis, both the Committee and Pay Governance, LLC concluded that the compensation we paid to our CEO for the five-year period ended December 31, 2010 was reasonably aligned with our performance for the period.

Executive Compensation Philosophy

Executive Compensation Program Objectives

We structure our executive compensation program to attract, retain, motivate and reward top caliber executives who deliver on the following key elements of our business strategy:

•	Top-Quartile Performance as measured against peers

•	Enterprise Risk Management

•	Capital Management as measured by return on equity

We continue to believe that achieving success in these areas will increase the price of our Common Shares over the long term and should be rewarded by our executive compensation program. In addition to incenting our executives to achieve these pillars of success, our executive compensation program is also designed to:

•	Align the individual compensation of our executives with the long-term value delivered to our shareholders.

•	Offer compensation that reflects Company performance and is competitive individually and in the aggregate.

•	Encourage appropriate levels of share ownership among our executives while balancing short- and long-term perspectives.

Executive Compensation Program Components

Each component of our executive compensation program serves a unique role in establishing an appropriate balance between the rewards for short-term and long-term performance that we believe will support our efforts to increase the price of our Common Shares over the long-term:

•	Base salary is primarily intended to attract and retain top-caliber executives.

•

Short-term incentive compensation is intended to focus our NEOs on achieving our strategic objectives as well as key individual performance objectives and balance the focus of the long-term incentive compensation we award.

•

Long-term incentive compensation is intended to encourage business behaviors that drive appreciation in the price of our Common Shares over the long term, build appropriate levels of Common Share ownership among our executive team and balance the focus of our annual operating plan.

•	Perquisites are very limited in value and participation.

How the Amount of Executive Compensation is Determined

Role of Committee, Senior Management, Compensation Consultants and Other Advisors

In carrying out its responsibilities, the Committee requests and receives regular input and recommendations from the Board, management, an executive compensation consultant and other advisors. The Committee also regularly engages in discussions and continuing education to better understand compensation trends, regulatory developments relating to compensation events and the Company’s compensation issues and objectives. Management informs and assists the Committee in establishing and monitoring performance goals, and in refining our overall executive compensation program.

As a result of the sharing of services and compensation expenses among the Company and the other members of the State Auto Group (See “—Impact of State Auto Group on Compensation of NEOs” on page 29 of this Proxy Statement), the Nominating and Governance Committee of State Auto Mutual is involved in the performance evaluation process of our CEO. In addition, a director of State Auto Mutual who is a member of

State Auto Mutual’s Nominating and Governance Committee attends the meetings of the Committee as a non-voting member (See “Board of Directors and Board Committees—Board Committees and Committee Meetings” on page 18 of this Proxy Statement).

In making compensation decisions related to both the form and the amount of compensation, the Committee has consistently relied upon competitive information obtained from its compensation consultant. In 2011, the Committee engaged and utilized the services of Pay Governance, LLC, a compensation consultant. Pay Governance, LLC performs services solely on behalf of the Committee. During 2011, Pay Governance, LLC advised the Committee regarding (i) the effectiveness and competitiveness of our overall executive compensation program and of specific compensation packages for our NEOs and other executives and (ii) the competitiveness of compensation to our outside directors in comparison to their peers at similar public companies.

Benchmarking of Executive Compensation Program Elements

We believe that in order to accomplish the objectives of our executive compensation program, including retaining our executive talent, the Company must pay competitive compensation. To determine competitive compensation for our NEOs, we consider data from:

•	proxy statements filed by other publicly-held insurance companies comparable to the State Auto Group in terms of both size and type of business (the “NEO Peer Group”); and

•	published pay surveys of the insurance and financial services industry relating to public, private and mutually-owned insurance companies (the “Survey Data”).

The proxy statements of the companies within the NEO Peer Group disclose detailed information regarding the compensation of their NEOs, which we compare to the compensation that we provide to our NEOs when the positions are similar. We also use the compensation data provided in these proxy statements to conduct pay for performance comparisons that help us (i) understand the expectations of companies within the NEO Peer Group with respect to incentive payouts and (ii) evaluate the Company’s executive compensation program. The Survey Data complements the NEO Peer Group information by providing broader comparisons. While the NEO Peer Group compensation data relates only to public companies and their NEOs, the Survey Data relates to publicly-traded, mutual and privately-held insurers and includes compensation data for employees beyond the NEOs. The broader scope of the information provides a more comprehensive assessment of competitive practices and pay levels for insurers of the Company’s size.

When setting base salaries, short-term and long-term incentive compensation, we use NEO Peer Group data when it relates to a comparable position at the Company and Survey Data that relates to individuals in similar positions at insurers similar in size to the State Auto Group (which we refer to as our “competitive market”). We use NEO Peer Group data to benchmark the compensation of some NEOs and Survey Data to benchmark the compensation of our NEOs and other executives. If relevant data is available from both the NEO Peer Group and the Survey Data with respect to a position, we average the results to determine the benchmark. For example, if the median level of base salary for chief executive officers reported by the NEO Peer Group and the Survey Data was $735,000 and $800,000, respectively, we would average the two results to establish a median base salary target of $767,500.

The Committee targets the total amount of compensation payable to our NEOs at or close to the median compensation level in the competitive market by setting the target amount of each element of compensation at or near the median level of compensation in the competitive market. Because it believes superior performance should be rewarded, the Committee provides our NEOs with the opportunity to earn total compensation in the 75th percentile (or higher) of the competitive market if performance significantly exceeds target results. Conversely, if Company or individual performance is substantially below target or planned results, the Committee believes NEOs should receive substantially less than the median level of total compensation in the competitive market (i.e., in the bottom quartile). The total amount of compensation that the Committee targeted as payable to each of our NEOs for 2011 was competitive with (i.e., within approximately 10% of) the median level of compensation in the NEO Peer Group and the Survey Data, except for Mr. Fitch who is paid above this range due to his substantial experience and the importance of his skill set to our strategic objectives.

Determinations with respect to certain elements of compensation for Mr. Restrepo, such as base salary, retirement benefits, employee benefits and executive perquisites, are subject to the terms of his employment agreement (See “—Employment Agreements with Named Executive Officers—Restrepo Employment Agreement”).

NEO Peer Group

The Committee, with input from its compensation consultant and management, approves property and casualty insurance companies to be part of the NEO Peer Group based on (i) their status as public companies and (ii) whether their size and business overlap with the State Auto Group, which, as noted above, is larger than that of the Company. Public companies are selected because they are required to disclose detailed information regarding the compensation of their NEOs and their executive compensation programs in their SEC filings, which allows us to compare the competitiveness of the compensation of our NEOs and executive compensation program with those of our public company competitors. In considering business overlap, companies are selected that have a significant portion of their business in personal and commercial automobile, homeowners, specialty, workers compensation and commercial property and casualty insurance. The Committee considers premium volume, total assets, market capitalization and number of employees when determining whether a company’s size overlaps with the State Auto Group. Companies similar in size to the State Auto Group are selected because our NEOs are also officers of State Auto Mutual and provide services to our Company, State Auto Mutual and the other members of the State Auto Group. Some of the companies in the NEO Peer Group, however, are substantially larger than the State Auto Group while others are smaller. Normally, companies included in the NEO Peer Group are within one-half to two times the size of State Auto Group. The size of the median company within the NEO Peer Group is comparable to the State Auto Group. The members of the NEO Peer Group change periodically because of mergers, acquisitions, start-ups, spinoffs and similar transactions.

The NEO Peer Group used for 2011 compensation decisions was comprised of the following 23 companies:

Affirmative Insurance	American Financial Group, Inc.	Argo Group International
Cincinnati Financial Corporation	EMC Insurance Group	Erie Indemnity Company
Hanover Insurance Group	Harleysville Group, Inc.	Horace Mann Educators Corporation
Infinity Property & Casualty Corporation	Kingsway Financial Services	Mercury General Corporation
Montpelier Re Holdings	Old Republic International Corporation	OneBeacon Insurance
Safety Insurance Group, Inc.	Selective Insurance Group, Inc.	Tower Group
United Fire & Casualty Company	Unitrin, Inc.	White Mountains Insurance Group
W. R. Berkley Corporation	Amtrust Financial Services

Survey Data

Pay Governance, LLC reviews and analyzes compensation surveys covering executive officers at both public and private insurance and financial services companies. The published pay survey information contained in the Survey Data allows us to assess the compensation we pay to our executive officers relative to the compensation paid in the insurance and financial services industry to similar positions. This information is also used, in combination with information for the NEO Peer Group, to provide a more complete and thorough assessment of competitive pay levels and practices with regard to our NEOs.

Use of Tally Sheets

The Committee uses tally sheets in its annual review of NEO compensation to review total compensation and each element of compensation provided to our NEOs. The tally sheets used by the Committee in its review of

NEO compensation for 2011: (i) listed each individual element of compensation along with the amount earned in each category for 2008, 2009 and 2010; (ii) listed the target and maximum amounts of incentive compensation payable for 2010; and (iii) summarized the current value of employee benefits and perquisites. The tally sheets provide a useful perspective on the total value of NEO compensation and show how potential changes in one element of compensation may influence the other elements. The Committee also used tally sheets to evaluate each NEO’s total compensation in 2012.

Executive Compensation Program Elements

We believe that the mix of elements in our executive compensation program supports its objectives and provides appropriate reward opportunities. Each of these elements is discussed separately below, other than employee benefits which we offer to our NEOs on the same basis as all of our other employees, except for certain additional long-term disability benefits provided to Mr. Restrepo pursuant to his employment agreement in the event he is terminated by reason of disability (See “Employment Agreements with Named Executive Officers—Restrepo Employment Agreement—Disability”).

The Company applies the following principles in designing our executive compensation program to achieve the objectives of our executive compensation program:

•	The Company does not have a prescribed mix between cash and non-cash compensation and short- and long-term compensation;

•	The Company positions each element of executive compensation to approximate the median level of our competitive market so that total compensation is also positioned at median levels;

•

Neither the Committee nor the CEO considers the other elements of compensation available to NEOs, such as salary increases, annual bonuses, option gains and equity ownership, when setting any one element; and

•	Awards made in prior years or in other parts of our compensation program have not influenced the opportunities or payments made available in the current year.

Some of our NEOs’ compensation is governed by the terms of specific agreements between the NEO and the Company. (See “—Contractual Arrangements with Named Executive Officers” beginning on page 51 of this Proxy Statement.)

The following chart sets forth the elements of our executive compensation program for 2011 (except for perquisites, which are minimal in nature). We discuss each of these elements in detail after the chart.

*

In 2011, Mr. Restrepo was granted 28.3% of his total long-term incentive opportunity in the form of restricted common shares, 28.3% in the form of stock options and 43.3% in the form of target PAUs. In 2011, the other NEOs were granted 42.5% of their total long-term incentive compensation opportunity in the form of stock options and 57.5% in the form of target PAUs. In 2012, Mr. Restrepo was granted one-third of his total long-term incentive opportunity in the form of restricted common shares, one-third in the form of stock options and one-third in the form of target PAUs. In 2012, the other NEOs were granted 20% of their total long-term incentive compensation opportunity in the form of stock options and 80% in the form of target PAUs.

**

These Company performance measures applied to each of the NEOs participating in the LBP in 2011 other than Ms. Buss for whom these performance measures were replaced by net statutory combined ratio for our specialty insurance segment and rate change.

Base Salary

Base Salary Adjustment Process

The Committee believes that in order for the Company to attract and retain the caliber of executives it needs to achieve both short- and long-term success it is critical for the Company to provide the NEOs with base salaries competitive with those provided to executives in our competitive market with similar skills, competencies, experience and levels of responsibility. Accordingly, the Committee may adjust the amount of an NEO’s base salary based on the median level of base salary for the NEO in our competitive market or to reflect a change in the NEO’s scope of responsibility or unique skills or expertise. These adjustments are subject to an aggregate base salary merit increase budget established by the Company based on our anticipated cost structure.

2011 Base Salaries of NEOs

The Committee set the 2011 base salaries of the NEOs in March 2011 as follows. The adjustments were based on increases in the median salaries of peer companies for each position, as well as additional responsibilities for Mr. English due to a recent expansion of his role.

Named Executive Officer	2010 Base Salary ($)	2011 Base Salary ($)	Increase (Decrease) (%)
Robert P. Restrepo, Jr.	755,000	780,000	3.3
Steven E. English	360,000	400,000	11.1
Clyde H. Fitch	330,000	340,000	3.0
James A. Yano	310,000	320,000	3.2
Mark A. Blackburn(1)	475,000	475,000	0

(1)

Mr. Blackburn’s base salary was not adjusted in March 2011 because he resigned from all of his officer positions with the Company and the State Auto Group on January 14, 2011. Mr. Blackburn retired from his remaining positions with the Company and the State Auto Group effective on November 1, 2011.

2012 Base Salaries of NEOs

The Committee set the 2012 base salaries of the NEOs in March 2012 as follows. In light of the Company’s recent financial performance, management recommended and the Committee agreed to freeze the base salaries of all of our NEOs, except for Mr. English, at their 2011 levels for 2012. The Committee increased Mr. English’s base salary for 2012 to move his base salary closer to median level of base salary for similar executives in our competitive market as his base salary was below the range the Company and the Committee considers acceptable for executive base salaries.

Named Executive Officer	2011 Base Salary ($)	2012 Base Salary ($)	Increase (Decrease) (%)
Robert P. Restrepo, Jr.	780,000	780,000	0
Steven E. English	400,000	425,000	6.25
Jessica E. Buss	353,736	353,736	0
Clyde H. Fitch	340,000	340,000	0
James A. Yano	320,000	320,000	0

Short-Term Incentive Compensation

The two short-term incentive plans in which our NEOs participated in 2011—the QPB and the LBP—are intended to provide personal liquidity to our NEOs, focus our NEOs on achieving our short-term strategic objectives and balance the focus of our long-term incentive plans. For our NEOs, the total amount of quarterly QPB bonuses paid during any year first reduces the NEO’s individual performance LBP bonus, with any difference reducing the NEO’s Company performance LBP bonus. In March 2012, the Committee revised the

QPB to provide that participants in the LBP are no longer eligible to participate in the QPB. Accordingly, our NEOs will not participate in the QPB in 2012.

The following table shows the amount of short-term cash incentive compensation paid to each NEO for 2011 under both the QPB and LBP. Total bonuses for NEOs were generally well below target and below those paid in 2010, except for the bonus of Ms. Buss which reflects in large portion the performance of her business unit. The total amount of 2011 short-term cash incentive compensation paid to each NEO in the fourth column equals the sum of the amounts shown in the first three columns. The following sections describe the bases for these awards in more detail.

Named Executive Officer	Company Performance LBP Bonus ($)	Individual Performance LBP Bonus ($)(1)	QPB Bonus ($)	Total Short- Term Bonus ($)	Total Short-Term Bonus (%) (2)
Robert P. Restrepo, Jr.	85,800	127,776	28,224	241,800	38.75%
Steven E. English	41,250	113,026	14,474	168,750	56.25%
Jessica E. Buss	176,868	62,369	12,800	252,037	142.50%
Clyde H. Fitch	35,063	83,322	12,303	130,688	51.25%
James A. Yano	22,000	52,421	11,579	86,000	53.75%
Mark A Blackburn(3)	—	—	—	—	—

(1)	The amount of the individual performance bonus shown in this column is net of the amount of the QPB bonuses (shown in the third column) paid for 2011.
(2)	Expressed as a percentage of “target” where target is set at 100%.
(3)	Mr. Blackburn did not participate in the LBP in 2011 because he resigned from all of his officer positions with the Company and the State Auto Group on January 14, 2011.

Quality Performance Bonus Plan Bonuses

Basis for QPB Bonuses

The QPB is a quarterly profit-sharing program intended to motivate our employees who are eligible to participate in the plan to focus on the factors (underwriting, pricing discipline and expense management) we consider critical in profitably underwriting our insurance business by rewarding them for our achievement of underwriting profit. Motivating our employees to focus on these factors supports our strategic objective to achieve consistent underwriting profits. Bonuses under the QPB are payable for a fiscal quarter only to the extent that our “QPB Combined Ratio” for that quarter is better (i.e., less) than the “Combined Ratio Trigger” for that quarter. Prior to 2012, all of our employees, including our NEOs, were eligible to participate in the QPB. However, as discussed above, in March 2012, the Committee revised the QPB to provide that participants in the LBP (which includes our NEOs) are no longer eligible to participate in the QPB.

QPB Award Process

Every employee eligible to participate in the QPB is paid the same percentage of their quarterly salary for any fiscal quarter in which a QPB bonus is earned. This approach reinforces the importance of the team effort required across the State Auto Group to achieve our strategic goals. The quarterly payout feature of the QPB also provides prompt feedback regarding the Company’s performance and profitability to our employees. The QPB combined ratio performance hurdles are reviewed and established annually based on our underwriting performance goals in our Company plan.

•

The “QPB Combined Ratio” is the direct (i.e., without considering the impact of reinsurance) statutory combined ratio for all of our affiliated insurance companies. The QPB Combined Ratio is the sum of our allocated loss adjustment expense ratio, plus an expense ratio including unallocated loss adjustment expenses based upon the previous rolling four quarters. We use the unallocated loss adjustment expenses for the immediately preceding four quarters, plus internal claims handling costs, to approximate the expense ratio for the current quarter. The QPB Combined Ratio includes positive or negative development related to catastrophes or non-catastrophes.

•	The “Combined Ratio Trigger” may vary for each quarter based on how historical results have differed from one quarter to the next during the course of a year.

To the extent that the QPB Combined Ratio for a quarter is less than the Combined Ratio Trigger for any quarter, the difference is multiplied by the direct earned premium (in essence, the amount of our underwriting profit in excess of the Combined Ratio Trigger) for that quarter. An amount equal to fifteen percent of the product is placed in the QPB bonus pool, and the QPB bonus pool is divided by the total salaries of all eligible participants to determine the QPB bonus for that quarter. The QPB bonus is expressed as a percentage of each participant’s quarterly salary. Each participant in the QPB, including the NEOs, receives the same percentage of their quarterly salary as a QPB bonus for that quarter, which may not exceed 25%. The Committee employs no discretion in determining the payouts made under the QPB.

QPB Bonuses—2011

A QPB bonus was earned only in the fourth quarter of 2011, as shown in the table below illustrating the Combined Ratio Trigger and the actual QPB Combined Ratio for each quarter in 2011:

	First Quarter 2011	Second Quarter 2011	Third Quarter 2011	Fourth Quarter 2011
Combined Ratio Trigger	96.0%	102.0%	102.0%	96.0%
QPB Combined Ratio	97.8%	144.5%	124.8%	86.7%

Under the QPB, eligible employees received the following QPB bonuses, expressed as a percentage of their quarterly salary, for each quarter in fiscal year 2011:

	First Quarter 2011	Second Quarter 2011	Third Quarter 2011	Fourth Quarter 2011
QPB Payout as % of Participant’s Quarterly Base Salary	0.0%	0.0%	0.0%	13.44%

For the full year 2011, the total QPB bonus payout was approximately 3.36% of all eligible salaries.

Leadership Bonus Plan Bonuses

Basis for LBP Bonuses

The LBP is an annual cash incentive program for our executives. For our NEOs, the LBP consists of two components: (i) a Company performance component and (ii) an individual performance component. For 2011, 75% of an NEO’s LBP target bonus opportunity was based on Company performance relative to annual plan targets and 25% was based on individual performance. The Committee believes that this allocation appropriately focuses our NEOs on attaining objective, quantitative financial results based on the Company’s consolidated results and business plan, while also providing for the recognition of individual achievements and strategically important non-financial outcomes.

LBP Award Process

The Committee establishes individual performance goals at the beginning of each year and confirms the achievement of those results at the end of the year. The Committee normally establishes threshold, target and maximum performance goals that determine the amount of the Company performance bonus that is earned. At the end of the year, management provides the Committee with the audited financial results achieved by the Company with respect to each performance measure selected by the Committee. Based on this information, the Committee certifies the extent to which the performance goals were achieved before payment of the Company performance bonus, if any, is made. The Committee retains the power to reduce, but not increase, the amount of any Company performance bonus payable to an NEO subject to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) (See “—Tax Deductibility of Executive Compensation” on page 52 of this Proxy Statement).

Each year, the Committee, with input from the Board of Directors of State Auto Mutual, establishes, and evaluates the satisfaction of, the individual performance goals applicable to the CEO, and the CEO establishes, and evaluates the satisfaction of, the individual performance goals applicable to the other NEOs, for the individual performance component of the LBP. The Committee and CEO allocate a specific weight for each of the individual performance goals that they establish. The individual performance goals established for each NEO relate to specific strategic and business objectives relevant to that NEO’s area of responsibility and, as a result, the individual performance goals applicable to the individual performance LBP bonuses are unique for each NEO. The Committee, with respect to the CEO, and the CEO, with respect to the other NEOs, evaluate the satisfaction of the individual performance goals by designating the NEO’s performance for each individual performance goal into one of the following categories: (i) does not meet; (ii) somewhat meets; (iii) meets; (iv) somewhat exceeds; and (v) exceeds. The Committee and the CEO then determine, based on their evaluation of the satisfaction of the individual performance goals, whether the NEO’s overall performance met the threshold, target or maximum performance levels applicable to the individual performance component of the LBP and, therefore, merits the award of an individual performance LBP bonus.

LBP Bonus—2011 Company Performance Component

The Committee selected LBP Combined Ratio, return on equity and premium growth as the performance measures for the Company performance component of the LBP for each of the NEOs participating in the LBP in 2011 other than Ms. Buss. For Ms. Buss, the Committee selected return on equity, rate change (the counterpart to premium growth in our specialty insurance segment) and net statutory combined ratio for our specialty insurance segment. The Committee selected these performance measures for our NEOs because it believes (i) they align the individual compensation of our executives with the achievement of the strategic objectives of the State Auto Group and (ii) they are among the most important drivers of a long-term increase in the price of our Common Shares. The Committee believes the performance measures it selected for Ms. Buss also serve to focus her on the performance of the operating segment for which she is responsible.

•

“LBP Combined Ratio” is a measure of our profitability and is equal to the sum of (i) our loss and loss adjustment expense ratio (i.e., losses and loss expenses as a percentage of net earned premium) and (ii) our expense ratio (i.e., underwriting expenses and miscellaneous expenses offset by miscellaneous income). The LBP Combined Ratio includes positive or negative catastrophe development from the prior year. LBP Combined Ratio is expressed as a percentage and a LBP Combined Ratio of less than 100% indicates profitability.

•	“Return on equity” is a measure of our return to shareholders on their capital investment in the Company.

•

“Premium growth” is a measure of the growth in our total premium volume from existing sources and merger and acquisitions. In 2011, we included the impact of any reinsurance arrangements in our measurement of premium growth for purposes of the LBP.

•	“Rate change” is a measure of growth calculated by dividing total premium by total exposure (or value insured).

•

“Net statutory combined ratio” for our specialty insurance segment is a measure of the profitability of our specialty insurance segment and is equal to the sum of (i) the loss and loss adjustment expense ratio (i.e., losses and loss expenses as a percentage of net earned premium) of the segment and (ii) the expense ratio (i.e., underwriting expenses and miscellaneous expenses offset by miscellaneous income) of the segment. Net statutory combined ratio is expressed as a percentage and a ratio of less than 100% indicates profitability.

The Committee assigned each of the performance measures applicable to an NEO an equal weight in determining the amount of any Company performance LBP bonus to balance profitability, shareholder return and growth.

The following table shows the threshold, target and maximum payout percentages and performance goals established for each performance measure applicable to Messrs. Restrepo, English, Fitch and Yano for the Company performance component of the LBP for 2011:

	LBP Combined Ratio		Return on Equity		Premium Growth
	Payout as (%) of Target	Performance Goal (%)	Payout as (%) of Target	Performance Goal (%)	Payout as (%) of Target	Performance Goal (%)
Threshold	10	104	10	0.833	10	2.6
Target	100	100.5	100	5	100	6.6
Maximum	200	96	200	10	200	10.6

The following table shows the threshold, target and maximum payout percentages and performance goals established for each performance measure applicable to Ms. Buss for the Company performance component of the LBP for 2011:

	Net Statutory Combined Ratio		Return on Equity		Rate Change
	Payout as (%) of Target	Performance Goal (%)	Payout as (%) of Target	Performance Goal (%)	Payout as (%) of Target	Performance Goal (%)
Threshold	10	105.22	10	.83	10	1.82
Target	100	101.72	100	5.0	100	4.61
Maximum	200	97.22	200	10	200	7.40

Target performance is equal to the goal for the financial measure set forth in the 2011 business plan presented by management and approved by the Board in March 2011 following review and discussion of the business plan with the Board of Directors of State Auto Mutual. The Committee believes that target performance is reasonable to attain but includes an element of “stretch” performance. Maximum performance goals are intended to reflect superior performance and, although possible, may be extremely difficult to attain. Threshold performance, which the Committee views as an acceptable level of performance, is the lowest level of performance meriting any form of financial reward. The Committee recognizes that target performance may not be attained and believes that providing for payments to be made for threshold performance mitigates the incentive for NEOs and others to take excessive risks to achieve the target level of performance.

The following table shows (i) the result achieved for each Company performance measure applicable to Messrs. Restrepo, English, Fitch and Yano in 2011, (ii) the percentage payout for that result relative to the target payout for that performance measure, (iii) the weight of each such performance measure within the Company performance component of LBP and (iv) the value of the actual payout for the result achieved as a percentage of the NEO’s target bonus for the Company performance component of the LBP:

Performance Measure	2011 Result	% of Target Payout for Result	Weight	Payout Value (% of Target)
LBP Combined Ratio	116.0	0.0%	.3334	0.0%
Return on Equity	(18.23)	0.0%	.3334	0.0%
Premium Growth	4.8	55	.3334	18.34%

The following table shows (i) the result achieved for each Company performance measure applicable to Ms. Buss in 2011, (ii) the percentage payout for that result relative to the target payout for that performance measure, (iii) the weight of each such performance measure within the Company performance component of LBP and (iv) the value of the actual payout for the result achieved as a percentage of her target bonus for the Company performance component of the LBP:

Performance Measure	2011 Result	% of Target Payout for Result	Weight	Payout Value (% of Target)
Net Statutory Combined Ratio	86.69	200	.3334	66.68
Return on Equity	(18.23)	0	.3334	0
Rate Change	9.32	200	.3334	66.68

The following table shows the threshold, target and maximum amounts of 2011 Company performance LBP bonuses, both as a percentage of the NEO’s annual base salary and as a dollar amount, for each of the NEOs based on the potential achievement of the Company’s performance goals.

	Company Performance Threshold		Company Performance Target		Company Performance Maximum
Named Executive Officer	% of Salary	Dollar Amount	% of Salary	Dollar Amount	% of Salary	Dollar Amount
Robert P. Restrepo, Jr.	6	46,800	60	468,000	120	936,000
Steven E. English	5.625	22,500	56.25	225,000	112.5	450,000
Jessica E. Buss	3.75	13,265	37.5	132,651	75	265,302
Clyde H. Fitch	5.625	19,125	56.25	191,250	112.5	382,500
James A. Yano	3.75	12,000	37.5	120,000	75	240,000
Mark A Blackburn(1)	—	—	—	—	—	—

(1)	Mr. Blackburn did not participate in the LBP in 2011 because he resigned from all of his officer positions with the Company and the State Auto Group on January 14, 2011.

LBP Bonus—2011 Individual Performance Component

The Committee, with the input of the Board of Directors of State Auto Mutual, established the individual performance goals applicable to the CEO’s individual performance LBP bonus for 2011. The CEO established the individual performance goals applicable to each of the other NEO’s individual performance LBP bonus for 2011. The following table shows the 2011 threshold, target and maximum payouts, both as a percentage of salary and as a dollar amount, for each of the NEOs assuming attainment of each respective level of these individual performance goals. The Committee retains full discretion to adjust awards made pursuant to the individual performance component of the LBP.

Named Executive Officer	Individual Performance Bonus Threshold		Individual Performance Bonus Target		Individual Performance Bonus Maximum
	% of Salary	Dollar Amount	% of Salary	Dollar Amount	% of Salary	Dollar Amount
Robert P. Restrepo, Jr.	2	15,600	20	156,000	40	312,000
Steven E. English	1.875	7,500	18.75	75,000	37.5	150,000
Jessica E. Buss	1.25	4,422	12.5	44,217	25	88,434
Clyde H. Fitch	1.875	6,375	18.75	63,750	37.5	127,500
James A. Yano	1.25	4,000	12.5	40,000	25	80,000
Mark A Blackburn(1)	—	—	—	—	—	—

(1)	Mr. Blackburn did not participate in the LBP in 2011 because he resigned from all of his officer positions with the Company and the State Auto Group on January 14, 2011.

The following table shows (i) the amount earned by each NEO for the individual performance component of the LBP for 2011 (other than Mr. Blackburn who did not participate in the LBP in 2011), (ii) the value of the amount earned as a percentage of the NEO’s 2011 target bonus for the individual performance component of the LBP, (iii) a description of each individual performance goal established for each NEO for 2011; and (iv) the weight of each performance goal within the individual performance component of LBP:

Named Executive Officer	2011 Individual Performance LBP Bonus ($)	Payout Value (% of Target)	Performance Goal	Weight (%)

Robert P. Restrepo, Jr.	156,000	100	1. Homeowners Insurance Strategy (1)	15
			2. Claims Strategy (1)	15
			3. Specialty Insurance Strategy (1)	15
			4. Strategic Plan (1)	10
			5. Employee Engagement (1)	10
			6. Risk Management: Continue to develop and implement risk mitigation plans.	10
			7. Business Insurance Strategy (1)	10
			8. Broadstreet Capital Strategy (1)	5
			9 Mergers and Acquisitions (1)	5
			10.Reinsurance Strategy (1)	5

Steven E. English	127,500	170	1. Specialty Business Strategy (1)	30
			2. Risk Management (1)	20
			3. Reinsurance Strategy: Develop and implement a reinsurance capital strategy.	30
			4. International Financial Reporting Standards: Develop strategy for future adoption.	20

Jessica E. Buss	75,169	170	1. Profitable Growth Rockhill: Achieve scale through new programs and strategy.	20
			2. Business Development: Implement new sales plan.	10
			3. Profitable Growth Workers Compensation: Execution of strategy to gain scale and improve financial results.	30
			4. Employee Engagement: Enhance associate engagement.	20
			5. Information Technology: Establish requirements for new systems.	20

Clyde H. Fitch	95,625	150	1. Field Management of Sales, Underwriting and Distribution: Design and implement sustainable model for achievement of annual Company goals.	35
			2. Operational Effectiveness: Enhance associate engagement	35
			3. New Business Development (1)	20
			4. Information Management: Enhance management information tools and coach staff to effectively utilize tools.	10

James A. Yano	64,000	160	1. Legal Advice: Provide sound legal advice.	40

			2. Board Relations: Continue with organization and innovation in the conduct of Board and committee meetings. Support and promote positive relationships with all Board members.	40
			3. Innovate State Auto: Provide legal support for Innovate State Auto initiatives and fully implement all legal, government affairs and internal audit ideas.	10
			4. Risk Management: Develop and implement risk mitigation plans.	10

(1)

We are not disclosing a more specific description of this performance goal because doing so would reveal confidential information that we do not disclose to the public, and we believe that disclosure of this information would cause us competitive harm.

For 2011, the Committee awarded Mr. Restrepo an individual performance bonus for, among other things, continuing to make progress with respect to addressing the Company’s capital issues, strategic planning, and specialty insurance premium growth. The size of such bonus, however, was impacted by the Committee’s disappointment with the Company’s financial performance.

Mr. Restrepo recommended, and the Committee approved, individual performance bonuses for the other NEOs based primarily on the following accomplishments during 2011:

•

Mr. English somewhat exceeded target performance by leading the efforts to strengthen the Company’s capital base, negotiating a new homeowners quota share reinsurance arrangement, moving to other new reinsurance arrangements, changing our corporate pooling agreement, communicating with rating agency and regulatory agencies, and addressing profit and operational issues in the Company’s managing general underwriting unit, RED.

•

Ms. Buss exceeded target performance by substantially exceeding expectations for specialty underwriting profitability and premium growth, implementing a highly effective sales and marketing plan, improving associate engagement within the specialty sector, and defining requirements for a new technology platform.

•

Mr. Fitch somewhat exceeded target performance by transitioning two new regional presidents, integrating and building out a stronger commercial middle market presence, improving field productivity and service levels, operationalizing the Company’s standard lines risk management plans regarding geographic concentration, and enhancing the Company’s business insurance sales, underwriting and marketing capabilities.

•

Mr. Yano exceeded target performance by delivering sound counsel to the Board, CEO and other senior executives, participating in the development and implementation of a wide variety of risk management initiatives, supporting the majority sale of the Company’s equity interest in BroadStreet Capital Partners, reconciling several lawsuits, and improving engagement and leadership development within the legal department.

LBP Bonus Opportunities—2012 Company and Individual Performance Bonuses

On March 1, 2012, the Committee established the total 2012 LBP bonus opportunities for our NEOs, including the Company performance and individual performance components of the LBP, except for the Company performance components applicable to Ms. Buss. The Committee used the same performance measures for the 2012 Company performance component of the LBP and assigned each such performance measure the same weight as in 2011, except that the Committee replaced the premium growth Company performance component with non-cat loss ratio to better reflect the Company’s 2012 business strategy. The Committee also established the threshold, target and maximum payout percentages for the Company performance and individual performance components of the LBP for 2012, including a range of payout levels between threshold and maximum. We believe that the disclosure of the specific performance measures for the Company performance and individual performance components of the LBP and the range of awards related to the achievement of such measures are reflective of our 2012 business plan, and as such constitute confidential information. We believe that the disclosure of this information in this Compensation Discussion and Analysis would cause us competitive harm. The Committee believes that the target performance goals are difficult but attainable. For 2010 and 2011, the payout on the Company performance goals was 81.1% and 18.3%, respectively, of the target LBP bonus (where the target percentage equals 100%) for all of our NEOs except for Ms. Buss whose payout on the Company performance goals under the LBP for 2011 was 133% of her target LBP bonus. . The low payout percentage on the Company performance goals for 2011 reflects our performance in 2011 with respect to the LBP Company performance metrics. For 2012, the payment of an individual performance LBP bonus for our NEOs, if any, will be determined by the Committee and the CEO at the end of the Company’s 2012 fiscal year on the same basis as in 2011.

Long-Term Equity and Cash Incentive Compensation

The Committee awards long-term incentive compensation to our NEOs in the form of stock options pursuant to the State Auto Financial Corporation 2009 Equity Incentive Compensation Plan, as amended (“2009 Equity Plan”), and PAUs pursuant to the LTIP. The Committee also occasionally makes special grants of restricted common shares. For example, in 2011 and 2012, the Company granted restricted common shares to Mr. Restrepo (see “—Stock Options” on page 46 of this Proxy Statement). The Committee targets the long-term incentive compensation awards to the NEOs at the median of long-term incentive compensation awards in our competitive market. In 2011, except for Mr. Restrepo’s long-term incentive opportunity (as discussed below), the Committee provided 42.5% of each NEO’s total long-term incentive compensation opportunity in the form of stock options and 57.5% in the form of target PAUs. The Committee reduced the number of stock options awarded to the NEOs in their respective long-term incentive opportunities as a result of a provision in the 2009 Equity Plan that limited the maximum number of shares which may be granted to all participants for a calendar year in the form of stock options, restricted shares and performance shares to a number not exceeding 1.5% of the total number of shares outstanding as of December 31 of the prior year. Our shareholders approved an amendment to the 2009 Equity Plan at our 2011 Annual Meeting of Shareholders that eliminates this limitation. However, as a result of the limited number of shares remaining available for issuance under the 2009 Equity Plan, for 2012, except for Mr. Restrepo’s long-term incentive opportunity, the Committee provided 20% of an NEO’s total long-term incentive compensation opportunity in the form of stock options and 80% in the form of target PAUs.

Stock Options

Basis for Stock Option Awards

We believe that issuing stock options to our executives (i) encourages business behaviors that drive appreciation in the price of our Common Shares over the long-term because options have no value to the holder unless the price of the underlying Common Shares increases from the date of grant and (ii) helps align the interests of our executives who hold options, including our NEOs, with the interests of our shareholders. Stock options also represent a significant element of the total direct compensation paid to executives at peer companies with which we compete for executive talent and build appropriate levels of Common Share ownership among our executive team. The committee considers stock options to represent performance-based compensation because they have no value to the holder unless the price of the underlying Common Shares increases from the date of grant. This position is underscored by the fact that as of December 31, 2011, all of the outstanding annual stock option grants made by the Committee to our NEOs are “underwater,” and, therefore, have produced no realized or unrealized gains for the NEOs. The Company has not and will not reprice or replace underwater stock options without prior shareholder approval.

Stock Option Award Process

In 2011 and 2012, the Committee granted stock options to our NEOs representing the number of Common Shares set forth in the table below. Each grant of options consisted of non-qualified stock options with a ten-year exercise period, a three-year graduated vesting schedule (i.e., one third of the total options granted vests on each anniversary of the grant date for three years) and an option exercise price equal to the closing price of our Common Shares on the grant date.

Named Executive Officer	2011 Stock Option Awards (# of Common Shares)	Exercise Price ($)	2012 Stock Option Awards (# of Common Shares)	Exercise Price ($)
Robert P. Restrepo, Jr.(1)	52,890	17.03	94,057	13.53
Steven E. English	21,796	17.03	16,473	13.53
Jessica E. Buss	12,850	17.03	9,141	13.53
Clyde H. Fitch	16,056	17.03	11,422	13.53
James A. Yano	11,625	17.03	8,269	13.53
Mark A Blackburn(2)	—	—	—	—

(1)

The Committee also granted to Mr. Restrepo 16,707 restricted common shares as part of his 2011 long-term incentive opportunity and 21,526 restricted common shares as part of his 2012 long-term incentive opportunity.

(2)	Mr. Blackburn did not receive a stock option award for 2011 or 2012 because he resigned from all of his officer positions with the Company and the State Auto Group on January 14, 2011.

The Committee grants stock options each year at the same time as other annual awards are determined, based on the CEO’s recommendations to the Committee, which the CEO determines using competitive market data. Although the Committee retains the discretion to set the terms of any options granted, including the number of options granted to any optionee, the Committee did not exercise such discretion with respect to the 2011 and 2012 stock option grants and instead implemented the CEO’s recommendations.

The Committee determined the number of stock options granted by multiplying (i) the average daily closing price of our Common Shares for the prior fiscal year (ii) by a “Black-Scholes” factor. The “Black-Scholes” factor is a financial model used to determine the current value of stock options and was provided to the Company by Pay Governance, LLC. Pay Governance, LLC advised the Committee that this method, which is consistent with the practice the Committee used in prior years, provides stability in option grants, is similar to the practices of other companies and prevents significant fluctuation in the number of options granted that may be caused by short-term swings in stock price associated with focusing on the closing stock price for a particular day.

For 2011, based on competitive market data provided by Pay Governance, LLC and the limitation on stock grants that was imposed by the 2009 Equity Plan prior to our 2011 Annual Meeting of Shareholders, Mr. Restrepo was granted 28.3% of his long-term incentive opportunity in the form of restricted common shares, 28.3% in the form of stock options and 43.3% in the form of target PAUs. For 2012, based on competitive data provided by Pay Governance, LLC, Mr. Restrepo was granted one-third of his long-term incentive opportunity in the form of restricted common shares, one-third in the form of stock options and one-third in the form of target PAUs. The restricted common shares vest on the third anniversary of the grant date. The Committee granted Mr. Restrepo this modified mix of long-term incentive compensation primarily as a result of the limited number of shares available under the 2009 Equity Plan and to support Mr. Restrepo’s compliance with our Ownership Guidelines. The Committee also believes that this mix will more effectively balance the elements of long-term compensation. The number of restricted common shares granted to Mr. Restrepo was determined by dividing the portion of his target long-term incentive opportunity awarded in restricted common shares by the sum of (i) the average daily trading price of our Common Shares during the immediately preceding year and (ii) the estimated value of three years of anticipated cash dividends.

Performance Award Units

Basis for PAU Awards

PAUs reward participants for achieving sustained financial results that we believe should increase the price of our Common Shares over the long term and balance the focus of our annual operating plan by rewarding participants for our financial results relative to those of other property and casualty insurers. This is consistent with our executive compensation program objective to provide compensation relative to our performance as compared to the performance of our peers. In addition, because PAUs are paid in cash, they minimize shareholder dilution.

PAU Award Process

PAUs are awarded annually by the Committee to the NEOs and are paid in cash at the end of a three-year performance period. The amount payable at the end of the performance period is determined by multiplying the number of PAUs by the “value” of the PAU at the end of the performance period. PAUs are granted with a target value of $1.00, although the final value of each PAU can range from $0.00 to $2.00 depending on our performance. The final value of a PAU depends on the State Auto Group’s performance relative to a peer group of other property and casualty insurers during the performance period (the “LTIP Peer Group”). For 2011 grants of PAUs, the LTIP Peer Group consisted of approximately 600 companies included in the A.M. Best Total U.S. P&C Agency Companies Composite. The peer-comparison approach reduces the subjectivity involved in setting performance goals for a three-year period, which can be difficult, particularly in the current economic environment.

PAUs are valued based on the State Auto Group’s achievement of performance goals selected by the Committee compared against the results of the LTIP Peer Group during the three-year period. Each goal has threshold, target and maximum levels of performance. The target level for each performance measure is achieved if the State Auto Group’s performance equals the median level of performance of the companies in the LTIP Peer Group for such performance measure. The maximum level for each performance measure is achieved if the State Auto Group performs at or above the 80th percentile of the LTIP Peer Group. The threshold level of performance is achieved if the State Auto Group performs at the 20th percentile. No amount is payable with respect to a performance measure if the State Auto Group performs below the 20th percentile.

For example, if at the end of the 2011–2013 performance period there are 600 insurance companies in the LTIP Peer Group, and if such companies are ranked 1 – 600 (best to worst) in average statutory combined ratio, each NEO will receive a target award if the State Auto Group’s three-year average statutory combined ratio is between the 300/301st ranked companies. A maximum award is earned if our three-year average statutory combined ratio equals or exceeds the 120th ranked company (equal to the group’s 80th percentile). Finally, a threshold award is received if our three-year statutory combined ratio equals the 480th ranked company (or the group’s 20th percentile). The same comparison is performed for total premium growth and surplus growth, with the results equally weighted to determine the final PAU value awarded to each NEO.

PAU Awards—2009-2011 Performance Period

PAUs awarded for the 2009-2011 performance period are valued based on the achievement of three equally-weighted performance measures: (i) direct, statutory combined ratio for the State Auto Group, (ii) the State Auto Group’s direct written premium growth and (iii) the State Auto Group’s surplus growth.

We have not determined the value of the PAUs awarded for the 2009-2011 performance period because the final 2009 LTIP Peer Group data for the 2009-2011 performance period has not been released as of the date of this Proxy Statement. However, based on preliminary performance information for the 2009-2011 performance period, we currently expect that the PAUs awarded for the 2009-2011 performance period will be valued substantially below target. We will determine the value of the PAUs awarded to our NEOs for the 2009-2011 performance period (and pay such amount to our NEOs) in May 2012 after the final 2009 LTIP Peer Group data for the 2009-2011 performance period is released.

PAU Awards—2011

PAUs awarded for the 2011-2013 performance period are valued based on the achievement of target results for three equally-weighted performance measures: (i) direct, statutory combined ratio for the State Auto Group, (ii) the State Auto Group’s direct written premium growth and (iii) the State Auto Group’s surplus growth. The performance measures selected by the Committee focus on our ability to appropriately price and underwrite business, control expenses, develop new products and services, invest in assets that best balance risks and rewards and enter new markets. They also assess long-term profitability and the capital we need to underwrite future business. We believe sustained, high levels of performance in each of these areas should create value for our shareholders.

For the 2011-2013 performance period, our NEOs received PAUs in the number and with the target, threshold and maximum values described below:

Named Executive Officer	2011 Target Units(#)	Target Award Value($)*	Threshold Award Value($)(1)	Maximum Award Value($)*
Robert P. Restrepo Jr.	473,200	473,200	189,280	946,400
Steven E. English	172,500	172,500	69,000	345,000
Jessica E. Buss	101,699	101,699	40,680	203,398
Clyde H. Fitch	127,075	127,075	50,830	254,150
James A. Yano	92,000	92,000	36,800	184,000
Mark A Blackburn(2)	—	—	—	—

(1)	Units have a target value equal to $1.00, a threshold value of $0.40 and a maximum value of $2.00.
(2)	PAUs were not granted to Mr. Blackburn for the 2011-2013 performance period because he resigned from all of his officer positions with the Company and the State Auto Group on January 14, 2011.

PAU Awards—2012

PAUs awarded for the 2012-2014 performance period are valued based on the achievement of three equally-weighted performance measures. The Committee selected the same performance measures for the 2012-2014 performance period as it did for the 2011-2013 performance period for the reasons discussed above in “—PAU Awards—2011.”

For the 2012-2014 performance period, our NEOs received PAUs in the number and with the target, threshold and maximum values described below:

Named Executive Officer	2012 Target Units(#)	Target Award Value($)(1)	Threshold Award Value($)(1)	Maximum Award Value($)(1)
Robert P. Restrepo Jr.	364,000	364,000	145,600	728,000
Steven E. English	255,000	255,000	102,000	510,000
Jessica E. Buss	141,494	141,494	56,598	282,988
Clyde H. Fitch	176,800	176,800	70,720	353,600
James A. Yano	128,000	128,000	51,200	256,000

(1)	Units have a target value equal to $1.00, a threshold value of $0.40 and a maximum value of $2.00.

Retirement and Deferred Compensation

Retirement Plans

We maintain a defined benefit pension plan, referred to as our “Retirement Plan,” to recognize career contributions and service of our employees, assist in the retention of employees and provide them income continuity into retirement. We also maintain a non-qualified Supplemental Executive Retirement Plan, referred to as our “SERP,” to offset the impact of limitations imposed by tax laws on the amount of income or wages that can be considered in calculating benefits under traditional defined benefit pension plans, such as our Retirement Plan. All of our current NEOs are eligible to participate in the Retirement Plan and SERP except for Ms. Buss. The SERP enables highly compensated officers to achieve the same percentage of salary replacement as other employees upon retirement. An NEO is automatically enrolled in the SERP when his or her annual base salary exceeds the limit that can be considered in calculating benefits under the Retirement Plan. In addition to the standard SERP, we have entered into an individual SERP agreement with Mr. Restrepo to offset the impact of the relatively shorter duration of employment available to him at our Company. Under the Retirement Plan, an employee’s period of service has a significant impact on the amount of retirement benefits they would be eligible to receive. Under the standard SERP, the amount of retirement benefits that an employee would be eligible to receive is determined solely by the employee’s actual period of service. The emphasis of our Retirement Plan and SERP on period of service may negatively affect our ability to attract a CEO who would not have the same opportunity to earn benefits under the Retirement Plan and SERP comparable to other employees with longer service periods. For this reason, the Committee approved the individual SERP agreement for Mr. Restrepo. (See “—Contractual Arrangements with Named Executive Officers—Employment Agreements” on page 51 of this Proxy Statement and “Retirement Plans” on page 61 of this Proxy Statement for more information regarding our retirement plans.) Mr. Restrepo’s individual SERP agreement does not provide him with any additional age or service credits upon his entry into the plan.

Defined Contribution Plan/401(k) Plan

We maintain a defined contribution plan intended to be a qualified plan under Sections 401(a) and 401(k) of the Code that we refer to as our “Retirement Savings Plan” or “RSP.” The RSP is intended to help ensure the long-term financial stability of our employees. Participation in the RSP is available on the same terms to all of our employees, including our NEOs. Each participant can elect to contribute from 1% to 50% of his or her base salary to the RSP. The Company may make a discretionary matching contribution of 100% of each participant’s RSP contributions for the first 1% of base salary, plus 50% of each participant’s RSP contribution between 2% and 6% of base salary, subject to an annual maximum of $16,500. In 2010, all of our employees hired before January 1, 2010, including our NEOs, made an election to either (i) continue participating in the Retirement Plan and RSP or (ii) cease participating in the Retirement Plan as of June 30, 2010 in favor of participating in an expanded benefit under the RSP beginning on July 1, 2010, pursuant to which the Company would annually contribute to the RSP an amount equal to 5% of their annual base salary until the termination of their employment with the Company. If an employee elected to participate in the expanded RSP benefit, they would continue to be eligible to receive upon retirement their accrued benefit under the Retirement Plan as of June 30, 2010. (See “Deferred Compensation Plans—Defined Contribution Plan/401(k) Plan” on page 62 of this Proxy Statement for more information regarding the RSP.)

Non-Qualified Deferred Compensation Plan/Supplemental 401(k) Plan

We maintain a non-qualified, unfunded deferred compensation plan for eligible key employees, which we refer to as our “Shadow Plan.” Non-qualified plans provide highly compensated employees with the same retirement savings opportunities, on a relative basis, as other employees. Participants in non-qualified plans become unsecured creditors and incur the credit risk associated with that status. Employees eligible to participate in the Shadow Plan include those who are precluded by regulatory limitations from contributing a full 6% of salary to the RSP or who may choose to defer a portion of their salary beyond the amount matched by the RSP. Each employee who is eligible to participate in the Shadow Plan is credited annually with his or her allocable share of Company matching contributions on the same basis that contributions are matched under the RSP, provided that no more than 6% of any employee’s base salary is subject to being matched in the aggregate under the RSP and the Shadow Plan. (See “Deferred Compensation Plans—Non-Qualified Deferred Compensation Plan/Supplemental 401(k) Plan” on page 63 of this Proxy Statement for more information regarding the Shadow Plan.)

Executive Perquisites

We provide our executive officers certain minimal perquisites not tied to individual or Company performance. We believe these benefits are well below the typical practices of companies of comparable size, are highly valued by recipients, have limited cost and are part of a competitive reward program that aids in attracting and retaining the best executives.

Tax Advisory Services

We provide up to $500 each fiscal year to each optionee, including NEOs, for tax advice if the optionee exercises qualified stock options in the fiscal year. This benefit provides optionees with access to professional advice in addressing the tax and financial consequences associated with exercising qualified incentive stock options which helps optionees accurately determine their tax liabilities and the number of shares they may need to sell to cover those costs. The application of this benefit is limited because the Company has not granted qualified stock options in many years. None of the NEOs used this perquisite in 2011.

Travel Expenses

We regularly sponsor incentive travel programs for our independent agents. The NEOs attend these programs to develop our relationships with our independent agents, who represent the only distribution force used by the Company. We also pay the cost incurred by the NEO’s spouse or guest to attend these programs, subject to applicable tax laws. The cost is determined by dividing the total cost of the agent incentive travel program by the number of travelers. The cost of each NEO’s spouse or guest to attend the program(s) as a host in 2011 is included in the total reflected in the “All Other Compensation” column in the Summary Compensation Table on page 54 of this Proxy Statement for any NEO whose spouse or guest acted as a host.

Club Memberships

During 2011, we also had a corporate membership in one social club in central Ohio. The corporate membership in this club was used for business entertainment and meetings, and we paid the dues. The designated user was Mr. Restrepo. The dues we paid for this membership are included in the “All Other Compensation” column of the Summary Compensation Table on page 54 of this Proxy Statement.

Contractual Arrangements with Named Executive Officers

Employment Agreements

The Company enters into employment agreements to provide appropriate protection to the employee and the Company and clarity to the employee and the Company about the Company’s expectations. The Company currently limits our use of employment agreements to the Chief Executive Officer. The Company believes that having an employment agreement in place for this position ensures leadership stability and focus and assists in long-term retention. The Company also believes that continuity has a cumulative effect on the achievement of our long-term strategic and operational objectives and, therefore, also furthers the objectives of our executive compensation program.

We entered into a new employment agreement with Robert P. Restrepo, Jr., our Chairman, President and Chief Executive Officer, on December 22, 2011. The terms of Mr. Restrepo’s employment agreement were the result of arm’s length negotiations between the Committee and Mr. Restrepo. As is the case with most executive employment agreements, our employment agreement with Mr. Restrepo addresses separation and severance benefits in connection with the termination of his respective employment with us, either prior to or at the end of the employment term. These provisions benefit both us and the executive in that they provide a clear understanding of the rights and obligations of the parties on events resulting in the termination of the employment relationship. The terms of the employment agreement with Mr. Restrepo are described in detail below under “Employment Agreement with Mr. Restrepo.” The severance and separation benefits provided to Mr. Restrepo under his employment agreement upon the occurrence of certain termination events are described below under “Potential Payments Upon Termination or Change in Control—Restrepo Employment Agreement.”

Change of Control Agreements

Change of control agreements are part of our corporate strategy to retain our well-qualified senior executive officers, notwithstanding a potential or actual change of control of our Company. Change of control agreements also serve our shareholders’ interests by ensuring that senior executives will view any potential transaction objectively since an adverse change in their employment situation will not have adverse personal financial consequences. We entered into new change in control agreements, which we refer to as “executive agreements, with each of our NEOs in 2011. The terms of the executive agreements with our NEOs are described in detail below under “Change of Control Agreements with Named Executive Officers.” The severance and separation benefits provided to the NEOs under their respective executive agreements are described below under “Potential Payments Upon Termination or Change in Control—Restrepo Executive Agreement” and “—English, Buss, Fitch and Yano Executive Agreements.”

Tax Deductibility of Executive Compensation

Section 162(m) of the Code imposes a limit on the amount of compensation that we may deduct in any one year for our NEOs unless certain specific criteria are satisfied. “Qualified performance-based compensation,” as defined in Section 162(m) of the Code, is fully deductible if the programs are approved by shareholders and meet other requirements. Our shareholders have approved the material terms of the LBP, the 2009 Equity Plan and the LTIP as required by Section 162(m) of the Code. Accordingly, compensation paid for the attainment of Company performance-based awards under the LBP, stock options awarded under the 2009 Equity Plan and compensation paid for the attainment of the PAUs under the LTIP are intended to be deductible for federal income tax purposes in accordance with Section 162(m) of the Code. As discussed above in Proposal Two and Proposal Three, we are asking our shareholders to reaffirm the material terms of the LBP and LTIP at the Annual Meeting. While we generally attempt to tax qualify our compensation programs, we also seek to maintain flexibility in compensating our executives. As a result, our Committee has not adopted a policy requiring all compensation to be deductible. For example, compensation paid for the attainment of individual performance-based awards under the LBP are not intended to constitute “qualified performance-based compensation” for purposes of Section 162(m) of the Code.

Stock Ownership Guidelines

We have adopted stock ownership guidelines (“Ownership Guidelines”) for our Section 16 officers, including our NEOs. These Ownership Guidelines reinforce one of the objectives of our executive compensation program and primary reasons for awarding stock options—to build appropriate levels of Common Share ownership among our executive team. Each person subject to the Ownership Guidelines is required to acquire and maintain ownership of a designated number of Common Shares based on the person’s position with us (the “Ownership Target Amounts”). We revised our Stock Ownership Guidelines to also require our Section 16 officers to hold the net amount of Common Shares they obtain through the exercise of stock options or vesting of restricted stock until the later of (i) the first anniversary of the date the officer exercised the stock options or (ii) the date on which the officer satisfies the Ownership Target Amounts.

Option grants vary based on an individual’s level in the Company, the information in our competitive market data and the scope of the NEO’s responsibility. As a result, it makes sense to also vary the level of ownership we require of these individuals based on their level in the Company and the number of option grants they receive. The following Ownership Target Amount categories will remain in place until changed by the Committee:

Chairman/CEO	100,000 Common Shares
Senior Vice President	30,000 Common Shares
Vice President	7,000 Common Shares

Executives are in compliance with the Ownership Guidelines if they meet the Ownership Target Amounts within five years of assuming the designated category of management or if they invest a minimum of 6% of their annual base salary in Company stock through a payroll deduction plan. All Common Shares directly owned by officers count toward meeting their respective Ownership Target Amounts, including unvested restricted stock. In addition, for purposes of the Ownership Target Amounts we count as owned by officers one-third of their vested “in-the-money” stock options. The following table shows the Ownership Target Amounts for the NEOs and the number of Common Shares currently owned by the NEOs as of March 1, 2012.

Named Executive Officer	Ownership Target Amount for Common Shares	Eligible Options Owned by NEO(1)	Common Shares Owned Directly by NEO	Total Common Share Ownership Toward Target
Robert P. Restrepo, Jr.	100,000	0	59,585	59,585
Steven E. English	7,000	0	5,722	5,722
Jessica E. Buss	7,000	0	0	0
Clyde H. Fitch	30,000	0	9,752	9,752
James A. Yano	7,000	0	4,080	4,080

(1)

One-third of vested “in the money” stock options count toward the ownership level requirement. Vested options with an exercise price that is higher than the fair market value of the Company’s Common Shares (i.e., underwater stock options) do not count towards the Ownership Guidelines. The stock options included in this table are one-third of those exercisable within 60 days of March 1, 2012 and “in the money” based on a price of $13.53, which represents the closing price for the Company’s Common Shares on this date.

Anti-Hedging Policy

The Board adopted a policy earlier this year that prohibits all Company employees, including our NEOs, and members of the Board from engaging in certain hedging transactions with respect to Company securities held by them, including short sales and other transactions that shift the economic consequences of ownership of Company securities to a third party (e.g., the purchase or sale of puts, calls or listed options and hedging transactions such as prepaid variable forwards, equity swaps, caps, collars and exchange funds). The Board has also adopted a policy prohibiting our executive officers and members of the Board from holding Company securities in a margin account or otherwise pledging Company securities as collateral for a loan.

Summary Compensation Table for 2011

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)		Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
Robert P. Restrepo, Jr.	2011	775,192	0	284,734	(6)	258,632	241,800	884,172	111,943	2,556,473
Chairman, President and Chief Executive Officer	2010	750,192	0	322,727	(6)	311,126	929,986	460,459	83,292	2,857,782
	2009	753,462	0	88		194,809	797,240	322,638	35,969	2,104,206

Steven E. English	2011	392,308	0	64		106,582	168,750	133,774	19,448	820,926
Vice President and Chief Financial Officer	2010	358,077	0	87		107,142	353,144	86,706	14,452	919,608
	2009	354,231	0	88		44,974	334,292	36,000	15,261	784,846

Jessica E. Buss (7)	2011	353,736	0	214		62,837	252,037	0	15,061	683,885
Vice President, Specialty Lines

Clyde H. Fitch	2011	338,077	0	64		78,514	130,688	106,833	15,061	669,287
Senior Vice President and Chief Sales Officer	2010	328,077	0	87		98,214	331,040	73,041	15,563	846,002
	2009	330,000	0	88		41,118	270,040	53,226	18,267	712,739

James A. Yano	2011	318,077	0	64		56,846	86,000	101,460	12,940	575,387
Vice President, Secretary and General Counsel	2010	308,077	0	87		70,975	217,703	68,607	9,959	671,017
	2009	306,923	0	88		29,654	217,703	45,879	8,575	608,822

Mark A. Blackburn (8)	2011	359,904	0	0		0	0	518,479	1,475,444	2,354,327
Executive Vice President and Chief Operating Officer	2010	473,077	0	87		239,242	521,095	627,641	36,139	1,755,154
	2009	479,423	0	338		101,111	505,596	412,367	40,994	1,539,829

(1)

Except as described in other footnotes, the dollar amounts shown in this column represent the grant date fair value of Common Shares awarded to the NEOs on holidays and certain service anniversary milestones. These awards are made to all employees of the company on the same basis and in the same amounts.

(2)

The dollar amounts shown in this column represent the aggregate grant date fair value of the stock options awarded in the fiscal year indicated. The grant date fair value of each stock option granted was calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Options (“ASC Topic 718”). For a discussion of the assumptions used in the calculations, see Note 12 to our Consolidated Financial Statements included in Item 8 of our Annual Report on Form 10-K for our fiscal year ended December 31, 2011.

(3)

The amounts earned in 2011 by the NEOs with respect to the PAUs awarded in 2009 under our LTIP for the 2009-2011 performance period are not included in this column as the results for the 2009-2011 performance period applicable to such PAUs were not available as of the date of this Proxy Statement. We expect to determine the amounts payable to the NEOs with respect to such PAUs in May 2012.

For 2011 non-equity incentive plan compensation, the dollar amounts shown in this column reflect the aggregate total of the following awards earned in 2010 by each NEO under the Company performance component of the LBP, the individual performance component of the LBP and the QPB:

	LBP Company Performance Award ($)	LBP Individual Performance Award ($)	QPB Award ($)	Total Non-Equity Incentive Plan Compensation Awards ($)
Robert P. Restrepo, Jr.	85,800	127,776	28,224	241,800
Steven E. English	41,250	113,026	14,474	168,750
Jessica E. Buss	176,868	62,369	12,800	252,037
Clyde H. Fitch	35,063	83,322	12,303	130,688
James A. Yano	22,000	52,421	11,579	86,000
Mark A. Blackburn	—	—	—	—

For 2010 non-equity incentive plan compensation, the dollar amounts shown in this column reflect the aggregate total of the following awards earned in 2010 by each NEO under the Company performance component of the LBP, the individual performance component of the LBP, the QPB and the PAUs relating to the 2008-2010 performance period:

	LBP Company Performance Award ($)	LBP Individual Performance Award ($)	QPB Award ($)	PAU Award ($)	Total Non-Equity Incentive Plan Compensation Awards ($)
Robert P. Restrepo, Jr.	344,450	173,113	10,918	401,505	929,986
Steven E. English	164,241	96,044	5,206	87,653	353,144
Clyde H. Fitch	94,287	53,642	4,483	87,653	331,020
James A. Yano	216,707	82,194	6,869	60,900	213,312
Mark A. Blackburn	150,554	88,041	4,772	215,325	521,095

For 2009 non-equity incentive plan compensation, the dollar amounts shown in this column reflect the aggregate total of the following awards earned in 2009 by each NEO under the Company performance component of the LBP, the individual performance component of the LBP, the QPB and the PAUs relating to the 2007-2009 performance period:

	LBP Company Performance Award ($)	LBP Individual Performance Award ($)	QPB Award ($)	PAU Award ($)	Total Non-Equity Incentive Plan Compensation Awards ($)
Robert P. Restrepo, Jr.	288,177	196,390	8,923	303,750	797,240
Steven E. English	138,167	113,847	4,278	78,000	334,292
Clyde H. Fitch	126,324	116,089	3,911	23,716	270,040
James A. Yano	78,953	60,083	3,667	75,000	217,703
Mark A. Blackburn	183,565	125,097	5,684	191,250	505,596

(4)

The dollar amounts shown in this column reflect the change in the pension values for each of our NEOs, including amounts accruing under our Retirement Plan and SERPs in which certain of our NEOs participate. None of our NEOs who participate in our non-qualified deferred compensation plan receive preferential or above-market earnings.

(5)	The table below shows the components of the “All Other Compensation” column for 2009 through 2011.

	Year	Company Matches ($)(a)	Spousal Travel Expenses ($)(b)	Restricted Stock Dividends ($)	Club Membership Dues ($)(c)	Legal Expenses ($)(d)	Insurance Premiums ($)		Total ($)
Robert P. Restrepo, Jr.	2011	27,132	6,486	17,826	2,790	12,015	45,694	(e)	111,943
	2010	24,224	4,082	9,277	2,790	0	42,919	(e)	83,292
	2009	26,371	6,808	0	2,790	0	0		35,969

Steven E. English	2011	12,962	6,486	0	0	0	0		19,448
	2010	10,652	3,800	0	0	0	0		14,452
	2009	9,383	5,878	0	0	0	0		15,261

Jessica E. Buss	2011	8,575	6,486	0	0	0	0		15,061

Clyde H. Fitch	2011	8,575	6,486	0	0	0	0		15,061
	2010	8,575	3,838	3,150	0	0	0		15,563
	2009	8,575	6,542	3,150	0	0	0		18,267

James A. Yano	2011	8,575	4,365	0	0	0	0		12,940
	2010	8,575	0	0	0	0	0		8,575
	2009	8,575	0	0	0	0	0		8,575

Mark A. Blackburn	2011	12,597	0	0	0	0	0		1,475,944	(g)
	2010	15,461	3,832	11,250	5,596	0	0		36,139
	2009	16,780	6,602	11,250	5,596	0	766	(f)	40,994

(a)

The dollar amounts in this column reflect Company-paid matches under our 401(k) and/or non-qualified deferred compensation plans. None of the amounts paid as matched contributions received preferential earnings or interest.

(b)	The dollar amounts in this column reflect spousal travel hosting on agent incentive trips.

(c)	All of the dollar amounts in this column reflect non-golf club membership dues, except for $5,226 of Mr. Blackburn’s 2009 amount which reflects golf club membership dues.

(d)	The dollar amount in this column reflects certain legal expenses paid by the Company on behalf of Mr. Restrepo.

(e)

These dollar amounts reflect the income attributed to Mr. Restrepo as a result of the long term disability policy obtained by the Company to address its disability obligation under his Employment Agreement ($28,992 in 2011 and 2010), and an amount to reimburse Mr. Restrepo for the income tax liability that he incurred as a result of such policy ($16,702 and $13,927 in 2011 and 2010, respectively).

(f)	The dollar amount in this column reflects the life insurance policy premiums paid by the Company on behalf of Mr. Blackburn.

(g)

Mr. Blackburn retired from the Company and the State Auto Group effective as of November 1, 2011. Under the terms of his employment agreement, Mr. Blackburn’s retirement constituted a non-renewal of his employment agreement and entitled him to receive the compensation and benefits payable under his employment agreement in the event of a termination without cause. Upon his retirement, Mr. Blackburn became entitled to receive the following severance payments: (i) an amount equal to two times his annual base salary as of the retirement date ($950,000); (ii) an amount equal to the average payment he received under the LBP for 2009 and 2010 ($303,782); (iii) an amount equal to the average payment he received under the QPB for 2009 and 2010 ($6,277); (iv) an amount equal to the average payment he received under the LTIP for 2009 and 2010 ($203,288); (v) a prorated amount (based on Mr. Blackburn’s retirement date) equal to (A) the value of the PAUs awarded to Mr. Blackburn for the 2009-2011 performance period (based on the actual achievement of the performance measures during the performance period), less (B) the amount paid to Mr. Blackburn under item (iv); and (vi) a prorated amount (based on Mr. Blackburn’s retirement date) equal to (A) the value of the PAUs awarded to Mr. Blackburn for the 2010-2012 performance period based on the actual achievement of the performance measures during the performance period, less (B) the sum of the amounts paid to Mr. Blackburn under items (iv) and (v). The amounts payable to Mr. Blackburn pursuant to items (v) and (vi), if any, cannot be determined until May 2012 and May 2013, respectively, when the achievement of the applicable performance measures during the performance period is known.

(6)

These dollar amounts include the grant date fair value of the restricted common shares awarded to Mr. Restrepo under our 2009 Equity Plan. The grant date fair value of these restricted common shares was determined by multiplying the closing price of our Common Shares on the date of grant ($17.03 and $18.78 for 2011 and 2010, respectively) by the number of restricted common shares granted.

(7)	Ms. Buss was not a NEO in 2010 or 2009.

(8)

Mr. Blackburn resigned from all of his officer positions with the Company and the State Auto Group on January 14, 2011. Mr. Blackburn retired from his remaining positions with the Company and the State Auto Group effective on November 1, 2011.

Grants of Plan-Based Awards in 2011

Name	Grant Date	Non-Equity Incentive Plan Number of Units (#)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
			Threshold ($)	Target ($)	Maximum ($)
Robert P. Restrepo, Jr.:
Restricted stock award (1)	3-3-11					16,707			284,520
Stock option award (2)	3-3-11						52,890	17.03	258,632
LBP Company performance award (3)	3-3-11		46,800	468,000	936,000
LBP individual performance award (4)	3-3-11		15,600	75,000	150,000
QPB award (5)	1-1-11			28,224
PAU award (6)	3-3-11	473,200	189,280	473,200	946,400

Steven E. English:
Stock option award (2)	3-3-11						21,796	17.03	106,582
LBP Company performance award (3)	3-3-11		22,500	225,000	450,000
LBP individual performance award (4)	3-3-11		7,500	75,000	150,000
QPB award (5)	1-1-11			14,474
PAU award (6)	3-3-11	172,500	69,000	172,500	345,000

Jessica E. Buss:
Stock option award (2)	3-3-11						12,850	17.03	62,837
LBP Company performance award (3)	3-3-11		13,265	132,651	265,302
LBP individual performance award (4)	3-3-11		4,422	44,217	88,434
QPB award (5)	1-1-11			12,800
PAU award (6)	3-3-11		40,680	101,699	203,398

Clyde H. Fitch:
Stock option award (2)	3-3-11						16,056	17.03	78,514
LBP Company performance award (3)	3-3-11		19,125	191,250	382,500
LBP individual performance award (4)	3-3-11		6,375	63,750	127,500
QPB award (5)	1-1-11			12,303
PAU award (6)	3-3-11	127,075	50,830	127,075	254,150

James A. Yano:
Stock option award (2)	3-3-11						11,625	17.03	56,846
LBP Company performance award (3)	3-3-11		12,000	120,000	240,000
LBP individual performance award (4)	3-3-11		4,000	40,000	80,000
QPB award (5)	1-1-11			11,579
PAU award (6)	3-3-11	92,000	36,800	92,000	184,000

(1)

In 2011, Mr. Restrepo received restricted common shares under our 2009 Equity Plan. The restricted common shares shown in this column were granted on the date indicated pursuant to action of the Compensation Committee at a meeting held on that day. These restricted common shares vest on the third anniversary of the grant date. The grant date fair value of these restricted common shares was determined by multiplying the closing price of Common Shares on the date of grant ($17.03) by the number of restricted common shares granted. For a further discussion of the 2009 Equity Plan, see “—Executive Compensation Program Elements—Long-Term Equity and Cash Incentive Compensation.”

(2)

In 2011, all of our NEOs received options under our 2009 Equity Plan. The options shown in this column were granted on the date indicated, at the closing price on that date, pursuant to action of the Compensation Committee at a meeting held on that day. These options vest in equal annual installments over a three-year period and are exercisable for a ten-year term. All of these options are non-qualified stock options. The grant date fair value of these options was determined in accordance with ASC Topic 718. These options have not been re-priced or otherwise materially amended. For a further discussion of the 2009 Equity Plan, see “—Executive Compensation Program Elements—Long-Term Equity and Cash Incentive Compensation.”

(3)

In 2011, all of our NEOs participated in the LBP, an annual cash incentive bonus plan that has a Company performance component and an individual performance component. For our NEOs, awards for the Company performance component of the LBP are based solely upon the achievement of certain Company performance measures established by the Compensation Committee at the beginning of a performance year. For 2011, the Company performance measures were LBP Combined Ratio, return on equity and premium growth for all of the NEOs participating in the LBP other than Ms. Buss. The Company performance measures for 2011 applicable to Ms. Buss were return on equity, rate change and net statutory combined ratio for our specialty insurance segment. The actual payments made to each NEO for the Company performance component of the LBP for 2011 are reported in the Summary Compensation Table in the Non-Equity Incentive Plan Compensation column and the footnotes thereto. For a further discussion of the Company performance component of the LBP, see “—Executive Compensation Program Elements—Short-Term Incentive Compensation—Leadership Bonus Plan Bonuses.”

(4)

For our NEOs, awards for the individual performance component of the LBP are based on the attainment of individual performance goals for a performance year. Our Compensation Committee, with input from the Board of Directors and the State Auto Mutual Board, establishes the individual performance goals for the CEO. The CEO establishes the individual performance goals for the other NEOs. The actual payments made to each NEO for the individual performance component of the LBP for 2011 are reported in the Summary Compensation Table in the Non-Equity Incentive Plan Compensation column and the footnotes thereto. For a further discussion of the individual performance component of the LBP, see “—Executive Compensation Program Elements—Short-Term Incentive Compensation—Leadership Bonus Plan Bonuses.”

(5)

In 2011, all of our NEOs participated in the QPB, a quarterly cash profit-sharing plan in which all of our employees were eligible to participate after meeting minimum service requirements. The QPB pays a quarterly bonus if the QPB Combined Ratio is better than the Combined Ratio Trigger for that quarter, which is set annually. To the extent that the QPB Combined Ratio for a quarter is less than the Combined Ratio Trigger for that quarter, the difference is multiplied by the direct earned premium (in essence, the amount of our underwriting profit in excess of the Combined Ratio Trigger) for that quarter. An amount equal to fifteen percent of the product is placed in the QPB bonus pool, and the QPB bonus pool is divided by the total salaries of all eligible participants to determine the QPB bonus for that quarter. Since the 2011 QPB target amounts are not determinable, the amounts shown are the actual QPB awards paid to the NEOs in 2011 as shown in the Summary Compensation Table in the Non-Equity Incentive Plan Compensation column and the footnotes thereto. The total amount of quarterly QPB bonuses paid during any year reduces the NEO’s individual performance LBP bonus, with any difference reducing the NEO’s Company performance LBP bonus. For a further discussion of the QPB, see “—Executive Compensation Program Elements—Short-Term Incentive Compensation—Quality Performance Bonus Plan Bonuses.”

(6)

In 2011, all of our NEOs were selected to participate in the LTIP, a cash incentive bonus plan, for the performance period beginning January 1, 2011 and ending December 31, 2013. Under the LTIP, the NEOs receive performance award units, or “PAUs,” the value of which is determined by our Company’s performance in three equally weighted measures—direct, statutory combined ratio for the State Auto Group, the State Auto Group’s direct written premium growth and the State Auto Group’s surplus growth—in comparison to the LTIP Peer Group over the three-year performance period. PAUs are granted with a target value of $1.00, although the final value of each PAU can range from $0.00 to $2.00. For a further discussion of the LTIP, see “—Executive Compensation Program Elements—Long-Term Equity and Cash Incentive Compensation.”

Outstanding Equity Awards at Fiscal 2011 Year-End

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#)(1) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($)*	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Robert P. Restrepo, Jr.	30,000	0	0	31.94	3-01-16	33,887	460,524
	23,012	0	0	29.53	5-02-17
	49,624	0	0	25.81	3-05-18
	34,899	17,189	0	14.49	3-04-19
	18,366	35,649	0	18.78	3-03-20
	0	52,890	0	17.03	3-02-21

Steven E. English	2,334	0	0	16.00	5/22/12
	2,500	0	0	18.74	5/21/13
	2,500	0	0	30.86	5/26/14
	3,252	0	0	30.75	5/31/14
	2,500	0	0	26.45	5/9/15
	6,300	0	0	33.50	5/16/16
	5,910	0	0	29.53	5/2/17
	10,834	0	0	25.81	3/5/18
	8,057	3,968	0	14.49	3/4/19
	6,325	12,276	0	18.78	3/3/20
	0	21,796	0	17.03	3/2/21
Jessica E. Buss	0	12,850	0	17.03	3-02-21

Clyde H. Fitch	18,850	0	0	25.72	11/4/17
	10,834	0	0	25.81	3/5/18
	7,366	3,628	0	14.49	3/4/19
	5,798	11,253	0	18.78	3/3/20
	0	16,056	0	17.03	3/2/21

James A. Yano	5,682	0	0	29.53	5/2/17
	7,527	0	0	25.81	3/5/18
	5,286	2,643	0	14.49	3/4/19
	4,190	8,132	0	18.78	3/3/20
	0	11,625	0	17.03	3/2/21

Mark A. Blackburn(3)	14,500	0	0	16.00	5-22-12
	14,500	0	0	18.74	5-21-13
	14,500	0	0	30.86	5-26-14
	20,000	0	0	26.45	5-09-15
	14,489	0	0	33.50	5-16-16
	26,613	0	0	29.53	5-02-17
	27,035	0	0	25.81	3-05-18
	41,535	0	0	14.49	3-04-19
	10,400	0	0	18.78	3-03-20

*	The closing price of our Common Shares on December 30, 2011 was $13.59.

(1)

All options listed in this table are exercisable for a ten-year period from their respective date of grant. The following schedule describes the vesting dates for the options listed as unexercisable by date of grant:

•	Options expiring March 4, 2019 were granted on March 5, 2009. These options vest in equal annual installments over a three-year period. All of these options will fully vest as of March 5, 2012.

•	Options expiring March 3, 2020 were granted on March 4, 2010. These options vest in equal annual installments over a three-year period. All of these options will fully vest as of March 4, 2013.

•	Options expiring March 2, 2021 were granted on March 3, 2011. These options vest in equal annual installments over a three-year period. All of these options will fully vest as of March 3, 2014.

(2)

All restricted common shares listed in this table vest on the third anniversary of the date of grant. Accordingly 17,180 of such shares vest on March 4, 2013 and 16,707 of such shares vest on March 3, 2014.

(3)	Mr. Blackburn retired from the Company and the State Auto Group on November 1, 2011. All unexercisable stock options held by Mr. Blackburn on such date vested upon his retirement.

Option Exercises and Stock Vested in Fiscal 2011

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Exercise ($)
Robert P. Restrepo, Jr.	0	—	0	—
Steven E. English	0	—	0	—
Jessica E. Buss	0	—	0	—
Clyde H. Fitch	0	—	0	—
James A. Yano	0	—	0	—
Mark A. Blackburn	0	—	0	—

Retirement Plans

Retirement Plan

We maintain a defined benefit pension plan, referred to as our “Retirement Plan.” The Retirement Plan is intended to be a qualified plan under Section 401(a) of the Code and is subject to the minimum funding standards of Section 412 of the Code. All of our employees and current NEOs hired before January 1, 2010 are eligible to participate in the Retirement Plan. Benefits payable under the Retirement Plan are funded entirely through Company contributions to a trust fund. Only base salary, not incentive compensation, is taken into consideration in the calculation of benefits under our Retirement Plan.

Supplemental Executive Retirement Plans

Our SERP, which mirrors the Retirement Plan, provides a lump sum or deferred cash payments in actuarially determined amounts upon retirement for certain officers. Like the Retirement Plan, the SERP considers only base salary, not incentive compensation, in calculating the benefit due each participant. The Committee previously approved participation in this SERP for all NEOs. Executives are now automatically enrolled in the SERP when his or her annual base salary exceeds the limit that can be considered in calculating benefits under the Retirement Plan.

In addition to the standard SERP discussed above, we have entered into an individual SERP agreement with Mr. Restrepo to offset the impact of the relatively shorter duration of employment available to him at our Company. We have a mandatory retirement age of 65 for certain officers. Mr. Restrepo is currently 60 and has been an employee for five years. The Retirement Plan and the standard SERP, discussed above, both use a career average plan formula for benefit determinations. Under those plans, an employee’s period of service has a significant impact on the amount of retirement benefits they would be eligible to receive. As a result, our regular plans may inhibit our ability to attract mid-career executives who would not have the same opportunity to earn benefits comparable to other employees. For this reason, the Committee approved the individual SERP agreements for Mr. Restrepo (See “Employment Agreements with Named Executive Officers” on page 64 of this Proxy Statement).

Pension Benefits in Fiscal 2011

Name	Plan Name	Number of Years Credited Service (#)		Present Value of Accumulated Benefit ($) (1)	Payments During Last Fiscal Year ($)
Robert P. Restrepo, Jr.	Retirement Plan	6		308,553	0
	SERP	6		666,707	0
	Individual SERP	6		1,290,425	0

Steven E. English	Retirement Plan	11	(2)	243,457	0
	SERP	11	(2)	80,932	0

Jessica E. Buss (3)

Clyde H. Fitch	Retirement Plan	4		209,070	0
	SERP	4		72,247	0

James A. Yano	Retirement Plan	3		226,754	0
	SERP	3		44,960	0

Mark A. Blackburn.	Retirement Plan	12		516,182	0
	SERP	12		281,603	0
	Individual SERP	12		1,587,113	0

(1)

The amounts shown in this column represent the present value of the normal retirement benefit each NEO would receive under the Retirement Plan, SERP and individual supplemental executive retirement plans if the NEO were to retire at his normal retirement age. Normal retirement age under the plans is defined as attaining age 65. The normal retirement benefit is equal to the sum of (i) 1.75% of a participant’s “covered compensation” multiplied by the participant’s years of service, plus (ii) 0.65% of a participant’s covered compensation multiplied by the participant’s years of service. The normal form of benefit is a single life annuity; however, participants may elect a joint and survivor annuity with a survivor benefit of up to 100% of the participant’s benefit. A participant who elects a joint and survivor annuity receives a reduced annual benefit, with a joint and 100% survivor annuity providing the smallest annual benefit. Participants who have attained age 55 with 15 years of service may receive an early retirement benefit under the plans. The early retirement benefit for a participant is reduced by 5% for each year prior to age 65 for a participant who terminates between ages 55 and 59, and 4% for each year prior to age 65 for a participant who terminates between ages 60 and 65. If a participant were to retire at age 55, their normal retirement benefit would be reduced by 45%. As of December 31, 2011, no NEOs were eligible for early retirement benefits under the plans. Participants may elect to receive up to 50% of their benefits in a lump-sum upon their retirement.

(2)

Includes Mr. English’s one year of service with Meridian Insurance Group, Inc. (“MIGI”). Mr. English was previously an executive officer with MIGI, which was acquired by State Auto Mutual in 2001. Following this acquisition, Mr. English became our employee, and for purposes of the Retirement Plan, he was given credit for his one year of eligible service with MIGI.

(3)	Ms. Buss is not eligible to participate in the Retirement Plan or SERP and is not a party to an individual supplemental executive retirement plan.

Deferred Compensation Plans

Defined Contribution Plan/401(k) Plan

Our defined contribution plan, which we refer to as the “Retirement Savings Plan” or “RSP,” is intended to be a qualified plan under Sections 401(a) and 401(k) of the Code. We changed the name of the RSP from The State Auto Insurance Companies Capital Accumulation Plan to The State Auto Insurance Companies Retirement

Savings Plan effective on January 1, 2010. Participation in the RSP is available on the same terms to all of our employees, including our NEOs. Each participant can elect to contribute from 1% to 50% of his or her base salary to the RSP. The deferred amount is contributed to the RSP trust fund and invested in accordance with the election of the participant from among investment funds established under the trust agreement. Investment options include Common Shares, but only up to 20% of new contributions and the total account balance may be invested in Common Shares.

The Company may make a discretionary matching contribution of 100% of each participant’s RSP contributions for the first 1% of base salary, plus 50% of each participant’s RSP contribution between 2% and 6% of base salary, subject to an annual maximum of $16,500. This equates to a Company contribution in the RSP of 58 cents for each salary dollar contributed by an employee who contributed a full 6% of salary to RSP. While a participant is always vested in his or her own salary reduction contributions, the right of a participant to amounts credited to his or her account as matching contributions is subject to vesting as provided by the 401(k) Plan. With respect to Ms. Buss, the Company makes an annual contribution to the RSP equal to 5% of her annual base salary.

In 2010, all of our employees hired before January 1, 2010, including our NEOs hired before January 1, 2010, made an election to either (i) continue participating in the Retirement Plan and RSP on the terms discussed above or (ii) cease participating in the Retirement Plan as of June 30, 2010 in favor of participating in an expanded benefit under the RSP beginning on July 1, 2010, pursuant to which the Company would annually contribute to the RSP an amount equal to 5% of their annual base salary until the termination of their employment with the Company. If an employee elected to participate in the expanded RSP benefit, they would continue to be eligible to receive upon retirement their accrued benefit under the Retirement Plan as of June 30, 2010.

Non-Qualified Deferred Compensation Plan/Supplemental 401(k) Plan

Our Non-Qualified Deferred Compensation Plan, which we refer to as our “Shadow Plan,” is a non-qualified, unfunded deferred compensation plan for eligible key employees. Eligible employees include those who are precluded by regulatory limitations from contributing a full 6% of salary to the RSP or who choose to defer a portion of their salary beyond the amount matched by the RSP. Under the Shadow Plan, eligible employees who wish to participate enter into a salary reduction agreement to defer payment of an additional portion of the employee’s salary. Each employee who is eligible to participate in the Shadow Plan is credited annually with his or her allocable share of Company matching contributions on the same basis that contributions are matched under the RSP, provided that no more than 6% of any employee’s base salary is subject to being matched in the aggregate under the RSP and the Shadow Plan.

The total amount of salary deferred under the RSP and the Shadow Plan cannot exceed in the aggregate 50% of a participant’s base salary. The Shadow Plan also allows participants to defer up to 100% of short-term and long-term incentive compensation, although bonuses remain ineligible for a Company match. Amounts deferred under the Shadow Plan, along with the Company match on any portion of salary deferral eligible for the match, are invested by State Auto P&C in a variety of mutual fund-type investment options in accordance with the election of the participants, which the participants may modify on a daily basis. Participants may choose from a variety of mutual fund-type investment options, and elect a five or ten-year payout option or a “date-certain” distribution option for withdrawal of funds from the Plan. Neither the Shadow Plan nor the RSP provides for above market or preferential earnings opportunities for any participant.

Nonqualified Deferred Compensation for Fiscal 2011

Name	Executive Contributions in Last Fiscal Year ($)(1)(2)	Registrant Contributions in Last Fiscal Year ($)(1)(3)	Aggregate Earnings in Last Fiscal Year ($)(4)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)
Robert P. Restrepo, Jr.	24,512	18,557	(10,972)	0	279,859
Steven E. English	195,552	4,387	8,785	0	457,581
Jessica E. Buss	0	5,437	19	0	5,455
Clyde H. Fitch	0	0	(69)	0	20,327
James A. Yano	0	0	312	0	15,913
Mark A. Blackburn	21,594	12,597	8	3,973	75,493

(1)

Contributions by the NEO or by us, as the case may be, were made pursuant to the State Auto Property & Casualty Insurance Company’s Amended and Restated Incentive Deferred Compensation Plan, referred to as our “Shadow Plan.”

(2)	The dollar amounts shown in this column are included in the “Salary” column in the Summary Compensation Table.

(3)	The dollar amounts shown in this column are included in the “All Other Compensation” column in the Summary Compensation Table and are discussed in the footnotes thereto.

(4)

The dollar amounts shown in this column reflect the total earnings on dollars deposited into the NEO’s account in 2011 and all prior years for which the NEO deferred compensation on a non-qualified basis. Earnings are not preferential, in any sense. The dollars in these accounts are invested in investment funds that mirror the investment funds offered to participants in our RSP.

Employment Agreements with Named Executive Officers

Restrepo Employment Agreement

We entered into a new employment agreement with Robert P. Restrepo, Jr., our Chairman, President and Chief Executive Officer, on December 22, 2011. The employment agreement has a four-year term ending on December 31, 2015, unless terminated earlier due to Mr. Restrepo’s disability, death, voluntary termination of employment, or involuntary termination of employment by the Company for cause or without cause. Mr. Restrepo’s retirement from the Company, whether initiated by Mr. Restrepo or mandatory, will be treated as his voluntary termination of employment.

Under his employment agreement, Mr. Restrepo receives an annual base salary and is entitled to participate in the LBP, the QPB (for so long as the Company continues to offer the QPB to its executives), the LTIP, any Company employee stock purchase plan, the Retirement Plan, the RSP, the SERP, the Restrepo SERP (as defined below) and the 2009 Equity Plan, and is eligible to participate in all other incentive compensation plans, stock purchase plans, retirement plans, equity-based compensation plans and fringe benefits generally made available to executives of the Company. The employment agreement further provides that unless Mr. Restrepo otherwise agrees (i) his annual base salary shall not be less than $780,000, (ii) his target bonus under the LBP shall not be less than 75% of his then-current annual base salary and (iii) his potential bonus compensation under the LBP shall not be less than his potential bonus compensation under the LBP as of December 22, 2011. The compensation paid to Mr. Restrepo in 2009, 2010 and 2011 is set forth in the “Summary Compensation Table” on page 54 of this Proxy Statement.

Mr. Restrepo’s employment agreement also imposes post-employment covenants that prohibit Mr. Restrepo from disclosing or using our confidential information, engaging in activities which compete with our businesses and soliciting our employees to work for another company. The obligations imposed by the non-competition and non-solicitation covenants will continue for a period of two years following Mr. Restrepo’s separation of service with the Company, provided, that the non-competition obligations will only continue for a period of one year if Mr. Restrepo’s separation from service with the Company is voluntary.

The severance and separation benefits provided to Mr. Restrepo under his employment agreement upon the occurrence of certain termination events are described below under “Potential Payments Upon Termination or Change in Control—Restrepo Employment Agreement.” Mr. Restrepo may be required to repay all or any part of such severance and separation benefits if:

•	Mr. Restrepo violates any of the non-competition, non-solicitation or confidentiality covenants applicable to Mr. Restrepo;

•

(i) the amount of such benefits are calculated based upon the achievement of certain financial results that are subsequently the subject of a financial statement restatement by the Company; (ii) Mr. Restrepo engages in conduct detrimental to the Company that causes or substantially contributes to the need for the financial statement restatement; and (iii) the amount of his severance and separation benefits would have been lower than the amount actually awarded to him had the financial results been properly reported; or

•	Mr. Restrepo engages in (i) any conduct detrimental to the Company during the employment term which has a material adverse effect on the Company or (ii) any fraudulent conduct.

Mr. Restrepo is also eligible to participate in an individual Supplemental Executive Retirement Plan established for him by the Company (the “Restrepo SERP”). The Restrepo SERP generally provides Mr. Restrepo with supplemental retirement benefits to the extent necessary to cause his aggregate retirement benefits to equal 50% of his average total cash compensation during his final three years of employment by the Company; provided, however, that the benefits payable pursuant to the Restrepo SERP will be proportionately reduced if Mr. Restrepo has less than 20 years of service with the Company at retirement. The Company has a mandatory retirement age of 65 for executive officers, and Mr. Restrepo was age 55 when he began his employment with the Company. As a result, Mr. Restrepo will have no more than 10 years of service with the Company when he reaches mandatory retirement age, which will reduce the benefits payable pursuant to the Restrepo SERP accordingly.

Change of Control Agreements with Named Executive Officers

We entered into a new change in control agreement, which we refer to as “executive agreements,” with each of our NEOs (other than Mr. Blackburn, who is no longer employed by the Company) in 2011. The terms of each executive agreement were the result of arm’s length negotiations between the Committee and the executive. Each of the executive agreements define a “Change of Control” to include the following:

•

any person becomes the direct or indirect owner of 30% or more of the combined voting power of the Company’s then outstanding securities, except for acquisitions by the Company or certain of its affiliates or by any employee benefit plan maintained by the Company or certain of its affiliates;

•	a majority of the Board is comprised of other than continuing directors;

•	any event or transaction occurs that the Company would be required to report as a change in control under Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act;

•

a merger or consolidation of the Company, other than a merger or consolidation in which the voting securities of the Company immediately prior to the merger or consolidation continue to represent more than 50% of the combined voting power of the Company or surviving entity immediately after the merger or consolidation with another entity;

•

a sale, exchange, lease, mortgage, pledge, transfer or other disposition of all or substantially all of the assets of the Company (including the sale of assets or earning power aggregating more than 50% of the assets or earning power of the Company on a consolidated basis);

•	a reorganization, reverse stock split, or recapitalization of the Company which would result in any of the foregoing; and

•

State Auto Mutual affiliates with or is merged into or consolidated with a third party or completes a conversion to a stock insurance company and, as a result, a majority of the Board of Directors of State Auto Mutual or its successor is comprised of other than continuing directors.

Restrepo Executive Agreement

We entered into a new executive agreement with Mr. Restrepo on December 22, 2011 contemporaneously with our entry into his new employment agreement. The term of Mr. Restrepo’s executive agreement coincides with the term of his employment agreement, subject to an extension for 36 months after any month in which a Change of Control occurs. Mr. Restrepo’s executive agreement will terminate if his employment terminates prior to a Change of Control unless the termination occurs in the event of a pending Change of Control event.

We will provide certain severance benefits to Mr. Restrepo under his executive agreement if Mr. Restrepo incurs a separation of service (as defined by Section 409A of the Code) during the term of his executive agreement:

•	by us at any time within 24 months after a Change of Control;

•	by Mr. Restrepo for good reason (as defined in the executive agreement) at any time within 24 months after a Change of Control; or

•

by us at any time after an agreement has been reached with an unaffiliated third party, the performance of which would result in a Change of Control involving that party, if such Change of Control is consummated within 12 months after the date of Mr. Restrepo’s termination.

The severance and separation benefits provided to Mr. Restrepo under his executive agreement are described below under “Potential Payments Upon Termination or Change in Control—Restrepo Executive Agreement.”

Mr. Restrepo’s executive agreement also provides that, for a period of five years after the earlier to occur of a Change in Control or a separation of service, we would provide Mr. Restrepo with coverage under a standard directors’ and officers’ liability insurance policy at our expense. Furthermore, we will indemnify and hold harmless Mr. Restrepo to the fullest extent permitted under Ohio law if he is made a party to any proceeding by reason of having served as our director, officer or employee.

English, Buss, Fitch and Yano Executive Agreements

We also entered into new executive change of control agreements in 2011 with certain of our other executive officers, including Mr. English, Ms. Buss, Mr. Fitch and Mr. Yano. The executive agreements of Mr. English, Ms. Buss, Mr. Fitch and Mr. Yano were effective October 28, 2011 for a three-year term. If a Change of Control occurs during the three-year period, the term of the executive agreement will automatically extend until the earlier to occur of the 36-month anniversary of the date of the Change of Control or the date on which the executive reaches age 65. The executive agreement will terminate if the executive’s employment terminates prior to a Change of Control.

We will provide certain severance benefits to the executive under the executive agreement if during the term of his or her executive agreement the executive’s employment is terminated:

•	by us at any time within 24 months after a Change of Control (for any reason other than for cause, the death or disability of the executive or his mandatory retirement at age 65);

•	by the executive for good reason (as defined in the executive agreement) at any time within 24 months after a Change of Control; or

•

by us at any time after an agreement has been reached with an unaffiliated third party, the performance of which would result in a Change of Control involving that party, if such Change of Control is actually consummated within 12 months after the date of the executive’s termination.

The severance and separation benefits provided to each of our other executives under his executive agreement are described below under “Potential Payments Upon Termination or Change in Control—English, Buss, Fitch and Yano Executive Agreements.”

These executive agreements prohibit the executive from disclosing or using our confidential information. The Board may require the executive to repay all or any portion of the severance benefits if:

•	the executive violates any of the non-competition, non-solicitation or confidentiality covenants applicable to the executive;

•

(i) the amount of such benefits are calculated based upon the achievement of certain financial results that are subsequently the subject of a financial statement restatement by the Company; (ii) the executive engages in conduct detrimental to the Company that causes or substantially contributes to the need for the financial statement restatement; and (iii) the amount of his or her severance and separation benefits would have been lower than the amount actually awarded to him had the financial results been properly reported; or

•	the executive engages in (i) any conduct detrimental to the Company during the employment term which has a material adverse effect on the Company or (ii) any fraudulent conduct.

These executive agreements also provide that, for a period of five years after a Change of Control, we will provide the executive with coverage under a standard directors’ and officers’ liability insurance policy at our expense. Furthermore, we will indemnify and hold harmless the executive to the fullest extent permitted under Ohio law if he or she is made a party to any proceeding by reason of having served as our director, officer or employee.

Potential Payments Upon Termination or Change in Control

Restrepo Employment Agreement

Mr. Restrepo’s employment agreement provides him with the following severance and separation benefits under the following termination events:

Termination for Cause. If Mr. Restrepo is terminated for cause, he would be entitled to receive his base salary through the date of termination plus any compensation to which he would have been entitled under the LBP, QPB and LTIP as then in effect. Mr. Restrepo’s employment agreement defines cause as:

•

the willful and continued failure of the executive to perform the executive’s duties (other than any such failure resulting from incapacity due to a disability), after a written demand for performance is delivered to the executive which specifically identifies the manner in which the executive has not performed the executive’s duties;

•	the willful engaging by the executive in illegal conduct or gross misconduct which has a material adverse effect on the Company;

•	the breach of any of the confidentiality, non-competition or non-solicitation covenants imposed by the employment agreement; or

•	the willful failure by the executive to comply with any code of conduct or code of ethics applicable to the executive.

For purposes of the definition of cause, no act or failure to act, on the part of the executive, will be considered “willful” unless it is done, or omitted to be done, by the executive in bad faith or without reasonable belief that the executive’s action or omission was in the best interests of the Company.

Termination Without Cause. If Mr. Restrepo is terminated without cause (other than in the event of his death, disability or retirement), he would be entitled to receive:

•	his then-current base salary for the lesser of 24 months or until December 31, 2015;

•

a one-year bonus payment equal to the average of the aggregate bonuses Mr. Restrepo earned under the QPB, LBP and LTIP for the two years immediately preceding the year in which the employment agreement is terminated; and

•

an amount equal to the then current monthly per employee cost of providing State Auto’s health insurance benefit multiplied by the lesser of 24 or the number of months from the date of termination until December 31, 2015.

In addition, if Mr. Restrepo is terminated without cause, any stock options granted to Mr. Restrepo shall vest on the termination date.

Death. In the event Mr. Restrepo dies while employed by State Auto, his beneficiaries will receive his then-current base salary for the lesser of 12 months or until December 31, 2015 plus a pro rata share of the compensation he earned under the QPB, LBP and LTIP as of the date of death.

Disability. If Mr. Restrepo becomes disabled for more than six consecutive months in any 12-month period, the Company may terminate Mr. Restrepo’s employment. In the event of a termination for disability, Mr. Restrepo would be entitled to receive his base salary and payments under our incentive compensation plans to the date of termination. After the date of termination, he would be entitled to receive 80% of his then-current base salary, less any disability benefits received from any of State Auto’s long-term disability benefit plans, until the earlier to occur of the end of the period of his disability or December 31, 2015. In addition, Mr. Restrepo shall continue to receive such health insurance benefits as he and his spouse receive on the date of the disability and such group life insurance as Mr. Restrepo has in place on his life as of the date of the disability.

Voluntary Termination. If Mr. Restrepo voluntarily terminates his employment, including retirement initiated solely by Mr. Restrepo and mandatory retirement on December 31, 2015, he shall cease to receive compensation as of the date of his separation from service, except for any compensation to which he is entitled under the QPB, LBP or LTIP as then in effect, provided, that he is employed by State Auto on the date such compensation is paid under the QPB, LBP or LTIP.

Restrepo Executive Agreement

We will provide the following severance benefits (in addition to accrued compensation, bonuses and vested benefits and stock options) to Mr. Restrepo under his executive agreement if his employment with State Auto is terminated during the term of his executive agreement under the circumstances set forth above under “Change of Control Agreements with Named Executive Officers—Restrepo Executive Agreement”:

•	a lump sum cash payment equal to 2.99 times Mr. Restrepo’s then-current annual base salary (subject to reduction if Mr. Restrepo is within two years of mandatory retirement on December 31, 2015);

•

a lump sum cash payment equal to 2.99 times the sum of (i) the average of the annual aggregate bonuses Mr. Restrepo earned under the LBP for the two years immediately preceding the year in which the Change of Control occurs and (ii) the total bonus payable to Mr. Restrepo under the QPB during the year immediately preceding the year in which the Change of Control occurs (subject to reduction if Mr. Restrepo is within two years of mandatory retirement on December 31, 2015);

•

an amount equal to the then current monthly per employee cost of providing the Company’s health insurance benefit multiplied by the lesser of 24 or the number of months from the date of termination until December 31, 2015;

•

life and accidental death and dismemberment insurance coverage and disability insurance coverage (other than payment of income replacement benefits) for a two-year period commencing on the date of termination or until December 31, 2015, whichever is earlier;

•

retirement benefits in an amount equal to the excess of (i) the retirement benefits that would be payable to Mr. Restrepo or his beneficiaries, under the defined benefit retirement plans in which Mr. Restrepo participates (including the SERP and the Restrepo SERP) if (A) the terms of such plans were those most favorable to Mr. Restrepo and (B) Mr. Restrepo’s highest average annual compensation as defined under such defined benefit retirement plans over (ii) the retirement benefits that are payable to Mr. Restrepo or Mr. Restrepo’s beneficiaries under such defined benefit retirement plans in which Mr. Restrepo participates;

•

outplacement benefits up to a maximum amount equal to 15% of Mr. Restrepo’s annual base salary plus up to $5,000 to reimburse Mr. Restrepo for travel expenses he incurs in connection with seeking new employment; and

•	stock options or other equity-based awards held by Mr. Restrepo become exercisable in accordance with the applicable terms of the equity compensation plans and award agreements.

Mr. Restrepo’s executive agreement also provides that if Mr. Restrepo’s severance payments and benefits would not be subject to excise tax if the total of such payments and benefits were reduced by 10% or less, then such payments and benefits would be reduced by the minimum amount necessary (not to exceed 10% of such payments and benefits) so that we would not have to pay an excess severance payment and Mr. Restrepo would not be subject to an excise tax.

English, Buss, Fitch and Yano Executive Agreements

We will provide the following severance benefits (in addition to accrued compensation and bonuses) to the Executive under his executive agreement if his employment with the Company is terminated during the term of his executive agreement under the circumstances set forth above under “Change of Control Agreements with Named Executive Officers—English, Buss, Fitch and Yano Executive Agreements.”

•	a lump sum cash payment equal to two times the executive’s annual base salary (subject to reduction if the executive is within two years of age 65);

•

a lump sum cash payment equal to two times the average of the annual aggregate bonus earned by the executive under each of the LBP and QPB during the two fiscal years immediately preceding the year in which the Change of Control occurs (subject to reduction if the executive is within two years of age 65);

•

outplacement benefits up to a maximum amount equal to 15% of the executive’s annual base salary plus up to $5,000 to reimburse the executive for travel expenses he incurs in connection with seeking new employment;

•	stock options held by the executive become exercisable; and

•	an amount equal to the then current monthly per employee cost of providing the Company’s health insurance benefit multiplied by 24.

These executive agreements also provide that if the executive’s severance payments and benefits would not be subject to excise tax if the total of such payments and benefits were reduced by 10% or less, then such payments and benefits would be reduced by the minimum amount necessary (not to exceed 10% of such payments and benefits) so that we would not have to pay an excess severance payment and the executive would not be subject to an excise tax.

The following table summarizes the potential payments to NEOs upon a termination of employment and/or a change in control of the Company (assuming that the triggering event occurred on December 31, 2011):

Name	Benefit(1)	Termination Without Cause(2)		Termination For Cause or Voluntary Termination		Death		Disability		After Change in Control
Robert P. Restrepo, Jr.	Salary	$1,560,000	(3)	$-0-		$780,000	(4)	$679,500	(5)	$2,332,200	(6)
	Cash Bonus (7)	$2,392,770	(8)	$1,529,157	(9)	$1,529,157	(9)	$1,529,157	(9)	$2,625,480	(10)
	Stock Options	$-0-		$-0-		$-0-		$-0-		$-0-
	Restricted Stock	$460,524	(11)	$-0-		$460,524	(11)	$460,524	(11)	$460,524	(11)
	Health Benefits	$11,904	(12)	$-0-		$-0-		$53,232	(13)	$11,904	(12)
	Group Life; Disability	$-0-		$-0-		$-0-		$2,496,000	(14)	$3,438	(15)
	Outplacement Assistance	$-0-		$-0-		$-0-		$-0-		$122,000	(16)
	Retirement	$2,265,685	(17)	$2,265,685	(17)	$2,265,685	(17)	$2,265,685	(17)	$3,414,482	(17)
	TOTAL:	$6,690,883		$3,794,842		$5,035,366		$7,484,098		$8,970,028

Steven E. English	Salary	$-0-		$-0-		$-0-		$-0-		$800,000	(18)
	Cash Bonus (19)	$563,724	(9)	$563,724	(9)	$563,724	(9)	$563,724	(9)	$521,784	(20)
	Stock Options	$-0-		$-0-		$-0-		$-0-		$-0-
	Health Benefits	$-0-		$-0-		$-0-		$-0-		$11,904	(12)
	Outplacement assistance	$-0-		$-0-		$-0-		$-0-		$65,000	(16)
	Retirement	$324,389	(17)	$324,389	(17)	$324,389	(17)	$324,389	(17)	$324,389	(17)
	TOTAL:	$888,113		$888,113		$888,113		$888,113		$1,723,077

Jessica E. Buss	Salary	$-0-		$-0-		$-0-		$-0-		$707,472	(18)
	Cash Bonus (19)	$223,568	(9)	$223,568	(9)	$223,568	(9)	$223,568	(9)	$78,737	(20)
	Stock Options	$-0-		$-0-		$-0-		$-0-		$-0-
	Health Benefits	$-0-		$-0-		$-0-		$-0-		$11,904	(12)
	Outplacement assistance	$-0-		$-0-		$-0-		$-0-		$58,060	(16)
	TOTAL:	$223,568		$223,568		$223,568		$223,568		$856,173

Clyde H. Fitch	Salary	$-0-		$-0-		$-0-		$-0-		$680,000	(18)
	Cash Bonus (19)	$485,161	(9)	$485,161	(9)	$485,161	(9)	$485,161	(9)	$398,736	(20)
	Stock Options	$-0-		$-0-		$-0-		$-0-		$-0-
	Health Benefits	$-0-		$-0-		$-0-		$-0-		$11,904	(12)
	Outplacement assistance	$-0-		$-0-		$-0-		$-0-		$56,000	(16)
	Retirement	$281,317	(17)	$281,317	(17)	$281,317	(17)	$281,317	(17)	$281,317	(17)
	TOTAL:	$766,478		$766,478		$766,478		$766,478		$1,427,957

James A. Yano	Salary	$-0-		$-0-		$-0-		$-0-		$640,000	(18)
	Cash Bonus (19)	$328,913	(9)	$328,913	(9)	$328,913	(9)	$328,913	(9)	$448,474	(20)
	Stock Options	$-0-		$-0-		$-0-		$-0-		$-0-
	Health Benefits	$-0-		$-0-		$-0-		$-0-		$11,904	(12)
	Outplacement assistance	$-0-		$-0-		$-0-		$-0-		$53,000	(16)
	Retirement	$271,714	(17)	$271,714	(17)	$271,714	(17)	$271,714	(17)	$271,714	(17)
	TOTAL:	$600,627		$600,627		$600,627		$600,627		$1,425,092

Mark A. Blackburn(21)	Salary	$950,000	(22)
	Cash Bonus	$513,347	(23)
	Stock Options	$-0-
	Health benefits	$-0-
	Group Life; Disability	$-0-
	Outplacement assistance	$-0-
	Retirement	$2,384,898	(24)
	TOTAL:	$3,848,245

(1)

The potential post-employment payments and benefits shown in this table are payable to Messrs. Restrepo, English, Fitch and Yano and Ms. Buss pursuant to their respective employment and/or executive agreements with us and the applicable terms of the LBP, QPB, LTIP, 2009 Equity Plan and associated award agreements. The NEOs have no other agreement or plan which provides them with potential post-

employment payments or benefits, except in the case of disability, where we provide long-term disability benefits to all of our employees subject to certain terms and conditions. Unless otherwise indicated, all payments would be made in one-lump amount. For narrative disclosure of the material terms of our agreements with Messrs. Restrepo, English, Fitch and Yano and Ms. Buss see “—Employment Agreements with Named Executive Officers” on page 64 of this Proxy Statement, “—Change of Control Agreements with Named Executive Officers” on page 65 of this Proxy Statement and the narrative disclosure that immediately precedes this table.

(2)	Under the applicable agreements, there are no provisions permitting the NEOs to terminate their employment for good reason prior to a change in control of our Company or State Auto Mutual.

(3)	This dollar amount represents two times Mr. Restrepo’s annual base salary on December 31, 2011.

(4)	This dollar amount represents Mr. Restrepo’s annual base salary on December 31, 2011.

(5)

If terminated for disability, Mr. Restrepo would be entitled to receive 80% of his base salary as of December 31, 2011 of $780,000 until he reaches age 65 or his disability terminates, less any disability benefits received from any of State Auto’s long-term disability plans, which equates to 60% of his salary. This dollar amount assumes that Mr. Restrepo will reach age 65 and his disability will not terminate before then.

(6)	This dollar amount represents 2.99 times Mr. Restrepo’s current annual base salary.

(7)

In the event of the termination of Mr. Restrepo’s employment without cause or by reason of his death or voluntary termination, Mr. Restrepo would be entitled to a prorated award under the LTIP for each performance period in effect as of the date of termination based upon the length of time that Mr. Restrepo was employed by the Company during the performance period. The Company cannot develop a reasonable estimate of any future payments under the LTIP because it does not have final performance data for any performance period under the LTIP and cannot predict the performance of the members of the LTIP Peer Group. Accordingly, the Company has assumed, solely for the purpose of providing a quantification of the amounts that would be payable to Mr. Restrepo upon a hypothetical termination of his employment without cause or by reason of his death or voluntary termination, that each of the performance measures applicable to each performance period in effect under the LTIP as of the date of termination would be satisfied at the target level. Mr. Restrepo would not be entitled to any award under the LTIP in the event his employment is terminated for cause. In the event of the termination of Mr. Restrepo’s employment by reason of his disability, Mr. Restrepo would be entitled to an award under the LTIP for each performance period in effect as of the date of termination equal to the target award for each such performance period multiplied by a fraction, the numerator of which would be the number of days of employment in the performance period through the date of termination, and the denominator of which would be the number of days in the performance period.

(8)

This dollar amount represents the sum of (i) the average of the aggregate bonuses Mr. Restrepo earned under the QPB, LBP and LTIP for 2009 and 2010 ($863,613) and (ii) the amount of compensation to which he is entitled pursuant to the QPB, LBP and LTIP as of December 31, 2011 ($1,529,157).

(9)	This dollar amount represents the amount of compensation to which the NEO is entitled pursuant to the QPB, LBP and LTIP as of December 31, 2011.

(10)

This dollar amount represents 2.99 times the sum of (i) the average of the annual aggregate bonuses Mr. Restrepo earned under the LBP for the two years immediately preceding the year in which the Change of Control occurs ($863,613) and (ii) the total bonus payable to Mr. Restrepo under the QPB during the year immediately preceding the year in which the Change of Control occurs ($14,474).

(11)

This dollar amount represents the number of Common Shares underlying the restricted common shares held by the NEO on December 31, 2011 (33,887) multiplied by the closing market price of our Common Shares on December 31, 2011 ($13.59).

(12)	This dollar amount represents the monthly per employee cost of providing State Auto’s health insurance benefit as of December 31, 2011 ($496) multiplied by 24.

(13)	This dollar amount represents our estimate of the present value of the health benefits Mr. Restrepo would be entitled to if he was terminated on December 31, 2011 by reason of his disability.

(14)	This dollar amount represents our estimate of the present value of the disability benefits Mr. Restrepo would be entitled to if he was terminated on December 31, 2011 by reason of his disability.

(15)

This dollar amount represents the estimated cost to provide the NEO with 24 of continued life and accidental death and dismemberment insurance coverage and 24 months of continued disability insurance coverage.

(16)

This dollar amount represents 15% of the value of the NEO’s annual base salary as of December 31, 2011 plus a travel expense account of up to $5,000 to reimburse the NEO for travel expenses he incurs in connection with seeking new employment.

(17)

This dollar amount represents the value of the retirement benefits payable to the NEO or his beneficiaries under the retirement plans of the Company in which the NEO participates assuming the termination event was effective on December 31, 2011.

(18)	This dollar amount represents two times the NEO’s annual base salary as of December 31, 2011.

(19)

In the event of the termination of the NEO’s employment without cause or by reason of his voluntary termination, the NEO would be entitled to a prorated award under the LTIP for each performance period in effect as of the date of termination based upon the length of time that the NEO was employed by the Company during the performance period. The Company cannot develop a reasonable estimate of any future payments under the LTIP because it does not have final performance data for any performance period under the LTIP and cannot predict the performance of the members of the LTIP Peer Group. Accordingly, the Company has assumed, solely for the purpose of providing a quantification of the amounts that would be payable to the NEO upon a hypothetical termination of his employment without cause or by reason of his voluntary termination, that each of the performance measures applicable to each performance period in effect under the LTIP as of the date of termination would be satisfied at the target level. The NEO would not be entitled to any award under the LTIP in the event his employment is terminated for cause. In the event of termination of the NEO’s employment by reason of his death or disability, the NEO would be entitled to an award under the LTIP for each performance period in effect as of the date of termination equal to his target award for each such performance period multiplied by a fraction, the numerator of which would be the number of days of employment in the performance period through the date of termination, and the denominator of which would be the number of days in the performance period.

(20)	This dollar amount represents two times the average of the annual aggregate bonus earned by the executive under each of the LBP and QPB for 2009 and 2010.

(21)

Mr. Blackburn retired from his remaining positions with the Company and the State Auto Group effective on November 1, 2011. Under the terms of his employment agreement, Mr. Blackburn’s retirement constituted a non-renewal of his employment agreement and entitled him to receive the compensation and benefits payable under his employment agreement in the event of a termination without cause. Accordingly, with respect to Mr. Blackburn, this table only discloses those amounts payable to Mr. Blackburn in connection with that triggering event.

(22)	This dollar amount represents an amount equal to two times Mr. Blackburn’s annual base salary as of the retirement date ($950,000).

(23)

This dollar amount represents the sum of the following amounts which Mr. Blackburn became entitled to receive upon his retirement: (i) an amount equal to the average payment he received under the LBP for 2009 and 2010 ($303,782); (ii) an amount equal to the average payment he received under the QPB for 2009 and 2010 ($6,277); and (iii) an amount equal to the average payment he received under the LTIP for 2009 and 2010 ($203,288). Upon his retirement, Mr. Blackburn also became entitled to receive (x) a prorated amount (based on Mr. Blackburn’s retirement date) equal to (A) the value of the PAUs awarded to Mr. Blackburn for the 2009-2011 performance period (based on the actual achievement of the performance measures during the performance period), less (B) the amount paid to Mr. Blackburn under item (iii); and (y) a prorated amount (based on Mr. Blackburn’s retirement date) equal to (A) the value of the PAUs awarded to Mr. Blackburn for the 2010-2012 performance period based on the actual achievement of the performance measures during the performance period, less (B) the sum of the amounts paid to Mr. Blackburn under items (iii) and (x). The amounts payable to Mr. Blackburn pursuant to items (x) and (y), if any, cannot be determined until May 2012 and May 2013, respectively, when the achievement of the applicable performance measures during the performance period is known.

(24)	This dollar amount represents the value as of December 31, 2011 of the retirement benefits payable to Mr. Blackburn or his beneficiaries under the retirement plans of the Company.

COMPENSATION COMMITTEE

INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee currently consists of the following five members of our Board of Directors: Chairperson Paul S. Williams; Robert E. Baker; David J. D’Antoni; David R. Meuse; and S. Elaine Roberts. None of the members of the Compensation Committee is, or was, an officer or employee of our Company or any of our subsidiaries or of State Auto Mutual. Also, none of our executive officers served during 2011 as a member of a compensation committee or as a director of any entity for which any of our directors served as an executive officer.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of our Board of Directors oversees our compensation programs on behalf of our Board. In fulfilling its oversight responsibilities, the Compensation Committee reviewed and discussed with management the Compensation Discussion and Analysis set forth in this Proxy Statement. Based upon the review and discussions referred to above, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in our Company’s Annual Report on Form 10-K for the 2011 fiscal year and in this Proxy Statement.

Compensation Committee

Paul S. Williams, Chairperson

Robert E. Baker

David J. D’Antoni

David R. Meuse

S. Elaine Roberts

REPORT OF THE AUDIT COMMITTEE

The Audit Committee provides assistance to our directors in fulfilling their responsibility to our shareholders relating to corporate accounting, reporting practices, internal controls relating to financial reporting, and the quality and integrity of our financial reports. In so doing, the Audit Committee maintains free and open communication between our directors, independent registered public accounting firm, internal auditors, and senior management. Notwithstanding the foregoing, it is not the duty of the Audit Committee to plan or conduct audits or to determine that our financial statements and disclosures are complete, accurate, and in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and our independent registered public accounting firm.

In the course of fulfilling its responsibilities, the Audit Committee reviewed the audited financial statements in our Company’s Annual Report on Form 10-K for the 2011 fiscal year with our management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee also reviewed with our independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of those audited financial statements with United States’ generally accepted accounting principles (“US GAAP”), their judgments as to the quality, not just the acceptability, of our accounting principles and such other matters as are required to be discussed with the Audit Committee under auditing standards generally accepted in the United States, including those matters required to be discussed by SAS 61 as amended and as adopted by the Public Company Accounting Oversight Board in Rule 3200T, SAS 89 and SAS 90 (Codification of Statements on Auditing Standards, AU Section 380). In addition, the Audit Committee discussed with our independent registered public accounting firm its independence from our management and considered the compatibility of any permitted and pre-approved non-audit services with the independent registered public accounting firm’s independence. The Audit Committee also received written disclosures regarding the independent auditors’ independence from management and the Company, and received a letter confirming that fact from the independent auditors, which included applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence.

The Audit Committee discussed with our internal auditor and independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee regularly monitors our compliance with Section 404 of the Sarbanes-Oxley Act. The Audit Committee meets with our internal auditor and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting. The Audit Committee also meets with our Chief Financial Officer and our General Counsel without the rest of management present to discuss any matters of interest to the Audit Committee. The Audit Committee receives a quarterly report from the director of enterprise risk management on selected risk areas. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to our Board of Directors (and our Board has approved) that the audited financial statements be included in our Annual Report on Form 10-K for the 2011 fiscal year for filing with the SEC.

The Audit Committee held a total of nine meetings in 2011, four in person and five by conference calls. Ms. Mallesch, Mr. Meuse and Mr. Williams participated in 100% of the meetings, and Messrs. Markert and Trevor participated in all but one of the meetings. All of the members of the Audit Committee are independent directors as defined by the Nasdaq listing rules and the applicable regulations of the SEC.

The full responsibilities of the Audit Committee are set forth in its charter. The charter is reviewed annually by the Audit Committee and our Board and, if deemed necessary following such review, amended. In addition to the foregoing, these responsibilities include sole authority for selecting our independent registered public accounting firm, reviewing with management the adequacy of loss reserves, pre-approving expenditures for services of our independent registered public accounting firm, sole authority to retain independent advisors, receipt and disposition of matters relating to allegations of accounting or other improprieties, reviewing matters relating to our Code of Business Conduct and participating in disclosure control procedures and functioning as our qualified legal compliance committee. The Audit Committee also consults with our General Counsel with respect to legal matters affecting the Company.

As discussed above, the Audit Committee is responsible to monitor and review our financial reporting process on behalf of our Board of Directors. However, it is not the duty or responsibility of the Audit Committee to conduct auditing or accounting reviews or procedures. Members of the Audit Committee are not our employees, and some members are not accountants or auditors by profession or experts in the fields of accounting or auditing. Therefore, the Audit Committee has relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with US GAAP and on the representations of our independent registered public accounting firm included in its report on our financial statements. The Audit Committee’s review does not provide the Audit Committee with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and our independent registered public accounting firm do not assure that our financial statements are presented in accordance with US GAAP, that the audit of our financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board (United States), or that our independent auditors are in fact “independent.”

The Audit Committee receives regular reports from our Director of Internal Audit with respect to matters coming within the scope of our Employee Code of Business Conduct. Our Chief Executive Officer and principal financial officers have each agreed to be bound by our Employee Code of Business Conduct and the Sarbanes-Oxley Act mandated Code of Ethics for Senior Financial Officers as a Special Supplement to our Employee Code of Business Conduct. We have also implemented and applied our Employee Code of Business Conduct throughout our Company. We have also implemented procedures for the receipt of complaints concerning our accounting, internal accounting controls, or auditing practices, including the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing practices.

Audit Committee

Eileen A. Mallesch, Chairperson

Thomas E. Markert

David R. Meuse

Alexander B. Trevor

Paul S. Williams

PRINCIPAL HOLDERS OF VOTING SECURITIES

The following table sets forth certain information, as of March 9, 2012, with respect to the only shareholders known to us to be the beneficial owners of more than 5% of our outstanding Common Shares:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
State Automobile Mutual Insurance Company(1)	25,269,798		62.6%
518 East Broad Street
Columbus, OH 43215

Dimensional Fund Advisors LP	2,248,790	(2)	5.58%
Palisades West, Building One, 6300 Bee Cave Road
Austin, Texas, 78746

(1)	State Auto Mutual exercises sole voting and investment power with respect to such Common Shares.

(2)

Based solely on a Schedule 13G filed with the SEC on February 14, 2012. On that date, Dimensional Fund Advisors LP (“Dimensional”) reported that, in its role as investment advisor, sub-advisor and/or manager, neither it nor its subsidiaries possessed investment and/or voting power, and may be deemed to be the beneficial owner, with respect to 2,248,790 of our Common Shares owned by certain investment companies, trusts and accounts for which Dimensional furnished investment advice or served as investment manager. Dimensional disclaimed beneficial ownership of such Common Shares.

EQUITY COMPENSATION PLAN INFORMATION

(At December 31, 2011)

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options	Weighted- Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans
Equity Compensation Plans Approved by Security Holders(1)	3,638,397	$22.80	1,353,698
Equity Compensation Plans not Approved by Security Holders(2)	78,701	$26.20	0

Total	3,717,098		1,353,698

(1)

Includes 854,054 Common Shares available for issuance under our 2009 Equity Plan and 499,644 Common Shares available for issuance under our Employee Stock Purchase Plan. Does not include RSUs which have been or may be awarded to our outside directors under our Directors’ RSU Plan. Because RSUs are settled only upon the conclusion of an outside director’s board service, and then in cash or Common Shares, as elected by the outside director, the number of Common Shares to be issued or remaining available for future issuance under our Directors’ RSU Plan cannot be determined at this time.

(2)

Our only equity compensation plan that has not been approved by our shareholders is the 1998 State Auto Agent’s Stock Option Plan, which plan terminated by its terms in May 2008 and was not renewed. A description of this plan follows these footnotes.

1998 State Auto Agent’s Stock Option Plan

Our Board of Directors adopted the 1998 State Auto Agent’s Stock Option Plan (the “Agent’s Option Plan”) to encourage selected independent insurance agencies that represent us and our affiliates (the “State Auto Agents”) to acquire or increase and retain a financial interest in our Company in order to strengthen the mutuality of interests between the State Auto Agents and our Company’s shareholders. The Agent’s Option Plan is administered by a plan administration committee consisting of at least three members appointed by our Board of Directors. The Agent’s Option Plan terminated by its terms in May 2008, and we did not renew it.

Under the Agent’s Option Plan, State Auto Agents who became participants were offered nonqualified stock options to purchase Common Shares. The number of options granted to a participant was based on the formula set forth in the Agent’s Option Plan and in each participant’s participation agreement. The exercise price of options granted under the Agent’s Option Plan was equal to the last reported sale price of the Common Shares on the Nasdaq Stock Market on the day of the grant. The options granted became exercisable on the first day of the calendar year following the participant’s achievement of specific production and profitability requirements over a period not greater than two calendar years from date of grant or a portion thereof in the first calendar year in which a participant commenced participation in the Agent’s Option Plan. Subject to certain restrictions, participants may exercise options that become vested. Each option has a term of ten years. If an option is not fully exercised by its expiration date, it will terminate to the extent not previously exercised.

If a participant’s agency agreement terminates, or if the participant fails to meet its performance criteria as set forth in its participation agreement and in the Agent’s Option Plan, or the participant fails to pay on time any amounts due under its agency agreement, the option granted to such participant, to the extent not vested, will terminate.

The Common Shares subject to the Agent’s Option Plan have been registered under the Securities Act of 1933, as amended. Therefore, these Common Shares are freely tradeable once acquired upon the exercise of the options, unless such Common Shares are acquired by a participant who is considered an “affiliate” of the Company.

RELATED PERSON TRANSACTIONS

Policies and Procedures for Review and Approval of Related Person Transactions

We review all relationships and transactions in which our Company and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. Our Company’s legal staff is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether we or a related person has a direct or indirect material interest in the transaction. As required under SEC rules, transactions that are determined to be directly or indirectly material to us or a related person are disclosed in our proxy statement.

We also have a standing Independent Committee which principally serves to review related person transactions between or among us and our subsidiaries, on the one hand, and State Auto Mutual and its subsidiaries and affiliates, on the other. In the context of transactional opportunities, the Independent Committee helps determine which entity, our Company or State Auto Mutual, is best suited to take advantage of the transactional opportunity presented by a third party. As specified in its charter, the Independent Committee assists our Board in monitoring all related person transactions, not just those involving State Auto Mutual and its subsidiaries and affiliates.

Transactions Involving State Auto Mutual(1)(2)(3)

Management and Cost Sharing Agreements

Through various management and cost sharing agreements, State Auto P&C generally provides the employees to perform all organizational, operational and management functions for insurers in the State Auto Group while State Auto Mutual generally provides certain operating facilities, including our corporate headquarters. These management and cost sharing agreements are described below.

We operate and manage our businesses in conjunction with State Auto Mutual and certain of its subsidiaries and affiliates under a Management and Operations Agreement that we call the “2005 Management Agreement.” The 2005 Management Agreement is strictly a cost sharing agreement. Accordingly, no management fees are paid under the 2005 Management Agreement. Under the 2005 Management Agreement, every executive, managerial, technical, professional, supervisory, and clerical function for the companies named below was performed by an employee of State Auto P&C.

We have a Management and Operations Agreement that we call the “2000 Midwest Management Agreement” among State Auto P&C, State Auto Mutual and SAWI. During 2011, SAWI paid management fees in the amount of $0.27 million to State Auto P&C under the 2000 Midwest Management Agreement.

(1)

Our subsidiaries are State Auto P&C, Milbank, State Auto Insurance Company of Ohio (“SAOH”), Farmers Casualty, Stateco Financial Services, Inc. (“Stateco”), and 518 Property Management and Leasing LLC (“518 PML”).

(2)

State Auto Mutual’s subsidiaries and affiliates that are parties to the 2005 Management Agreement are Meridian Security Insurance Company (“Meridian Security”), Meridian Citizens Mutual Insurance Company (“Meridian Citizens Mutual”) (Meridian Security and Meridian Citizens Mutual are collectively referred to as the “MIGI Insurers”), MIGI, State Auto Florida Insurance Company (“SAFL”), Beacon National Insurance Company (“Beacon National”), Beacon Lloyds Insurance Company (“Beacon Lloyds”) (Beacon National and Beacon Lloyds are collectively referred to as the “Beacon Companies”), Patrons Mutual Insurance Company of Connecticut (“Patrons CT”) and Litchfield Mutual Fire Insurance Company (“Litchfield”) (Patrons CT and Litchfield are collectively referred to as the “Patrons Group”). During 2011, additional subsidiaries of State Auto Mutual included State Auto Insurance Company of Wisconsin (“SAWI”), BroadStreet Capital Partners, Inc. (“BCP”), and the “Rockhill Companies” which consist of Rockhill Insurance Company (“RIC”), Plaza Insurance Company (“Plaza”), American Compensation Insurance Company (“American Compensation”), Bloomington Compensation Insurance Company (“Bloomington Compensation”) (RIC, Plaza, American Compensation and Bloomington Compensation are collectively referred to as the “Rockhill Insurers”), National Environmental Coverage Corporation of the South, LLC, National Environmental Coverage Corporation, RTW, Inc. (“RTW”), Rockhill Insurance Services, LLC, Rockhill Underwriting Management, LLC and Risk Evaluation and Design, LLC (“RED”). State Auto Mutual currently holds a minority interest in “BCP”, having sold the majority of its BCP shares to two unaffiliated parties in March 2012.

(3)	The State Auto Group refers to State Auto P&C, Milbank, SAOH, Farmers Casualty, State Auto Mutual, SAWI, SAFL, the MIGI Insurers, the Beacon Companies, the Patrons Group and the Rockhill Insurers.

During 2011, we had a Cost Sharing Agreement among State Auto P&C, State Auto Mutual and BCP. During 2011, BCP paid total management fees of $0.61 million to State Auto P&C and State Auto Mutual under this agreement. The Cost Sharing Agreement was terminated as of March 1, 2012, the effective date of State Auto Mutual’s sale of the majority of its share ownership in BCP to two unaffiliated parties.

We have a Management and Operations Agreement that we call the “Rockhill Management Agreement” among State Auto P&C, State Auto Mutual and the Rockhill Companies (except RED). During 2011, the Rockhill Companies (except RED) paid total management fees of $0.3 million to State Auto P&C and State Auto Mutual under this agreement.

The 2005 Management Agreement addresses procedures for potential conflicts of interest. Generally, business opportunities presented to the common officers of the companies, other than business opportunities that meet certain criteria, must be presented to Independent Committees of State Auto Mutual’s and our boards of directors. These committees review and evaluate the business opportunity using such factors as each considers relevant. Based upon such review and evaluation, these committees then make recommendations to each respective board of directors as to whether or not such business opportunities should be pursued and, if so, by which company. The boards of directors of State Auto Mutual or its insurance subsidiaries and our Company or any of our subsidiaries must then act on the recommendation of their committees after considering all other factors deemed relevant to them.

Each of the 2005 Management Agreement and the 2000 Midwest Management Agreement has a ten-year term and automatically renews for an additional ten-year term, provided that any party to the agreement could terminate its own participation at the end of the term then in effect by giving at least two years’ advance written notice of non-renewal to the other parties, with the exception that the Beacon Companies and the Patrons Group may terminate their participation on 90 days’ notice. Any party could also terminate its participation upon events constituting a change of control or potential change of control (as defined in the 2005 Management Agreement and the 2000 Midwest Management Agreement) of the Company, or upon agreement of the parties. The applicable management agreement automatically terminates with respect to a party (and only that party) if such party is subject to insolvency proceedings. The Rockhill Management Agreement has a ten-year term and automatically renews for successive ten-year periods, provided that any party may terminate its own participation at the end of the term then in effect by giving the other parties at least 60 days’ advance written notice.

Other Agreements

State Auto P&C, Milbank, Farmers Casualty, State Auto Mutual and various insurance subsidiaries and affiliates of State Auto Mutual have entered into a Consulting Services Agreement with RTW whereby RTW provides claims and case management services for these insurers’ workers’ compensation programs. RTW investigates potential “high risk” workers’ compensation claims and assigns RTW nurses for ongoing case management for those claims that meet certain criteria. RTW is compensated for its services on either a per case, per file or per hour basis, depending upon the type of service it renders. This agreement has a one-year term and automatically renews for additional one-year terms unless 60 days’ advance written notice of non-renewal is given. In addition, a party may terminate the agreement as to itself upon 30 days’ advance written notice. During 2011, RTW was paid $0.2 million under this agreement.

State Auto P&C, Milbank, Farmers Casualty, State Auto Mutual and various insurance subsidiaries and affiliates of State Auto Mutual have entered into an Underwriting Management Agreement with RED. Under this agreement, the State Auto insurers have delegated to RED the authority to act as their underwriting manager in the performance of certain underwriting and marketing functions associated with insurance coverages for the alternative risk and program market. The State Auto insurers pay RED an underwriting management fee equal to 7% of the collected gross written premium on each contract or policy paid for under the Underwriting Management Agreement. The initial term of the Underwriting Management Agreement expires December 31, 2014 and will automatically renew for additional one-year periods, unless a party terminates the Underwriting Management Agreement as to itself as of the end of the initial or any subsequent period by giving three months’ prior written notice thereof to the other parties. During 2011, RED was paid $11.3 million under this agreement.

Since January 1987, State Auto P&C and State Auto Mutual have participated in an intercompany pooling arrangement (the “State Auto Pool” or the “Pooling Arrangement”) which has been amended from time to time, including amendments adding participants to the Pooling Arrangement and adjusting pooling percentages. The Pooling Arrangement generally covers all of the property and casualty insurance written by the pooled companies. Under the terms of the Pooling Arrangement, State Auto P&C and the other pooling participants cede all of their direct insurance business to State Auto Mutual, and State Auto Mutual then cedes a percentage of the pooled business to State Auto P&C and the other pooling participants and retains the balance. During 2011, parties to the Pooling Arrangement and their allocated pooling percentages were as follows: State Auto Mutual—19.0%; State Auto P&C—59.0%; Milbank—17.0%; Farmers Casualty—3.0%; SAWI—0.0%; SAOH—1.0%; SAFL—0.0%; Meridian Security—0.0%; Meridian Citizens Mutual—0.5%; Patrons CT—0.4%; Litchfield—0.1%; Beacon National—0.0%; RIC—0.0%; Plaza—0.0%; American Compensation—0.0%; and Bloomington Compensation—0.0%. Effective after the close of business on December 31, 2011, parties to the Pooling Arrangement and their allocated pooling percentages are as follows: State Auto Mutual—34.0%; State Auto P&C—51.0%; Milbank—14.0%; Farmers Casualty—0.0%; SAWI—0.0%; SAOH—0.0%; SAFL—0.0%; Meridian Security—0.0%; Meridian Citizens Mutual—0.5%; Patrons CT—0.4%; Litchfield—0.1%; Beacon National—0.0%; RIC—0.0%; Plaza—0.0%; American Compensation—0.0%; and Bloomington Compensation—0.0%. During 2011, our aggregate participation percentage in the Pooling Arrangement was 80.0%. Effective after the close of business on December 31, 2011, our aggregate participation percentage in the Pooling Arrangement was decreased to 65%.

Stateco undertook on behalf of State Auto Mutual, State Auto P&C, Milbank, SAWI, Farmers Casualty, SAOH, SAFL, the MIGI Insurers, the Beacon Companies, the Patrons Group, RIC, Plaza, American Compensation and Bloomington Compensation the responsibility of managing those companies’ investable assets. In consideration of this service, Stateco charged such companies an annual fee, paid quarterly, based on a percentage of the average investable assets of each company. The percentage currently set is 0.4% for bonds and 0.5% for equities, with a 0.1% bonus available if the stock portfolio return exceeds that of the S&P 500 Index for the same period. During 2011, the following companies incurred the following fees to Stateco: State Auto Mutual—$1.1 million; State Auto P&C—$7.0 million; Milbank—$1.9 million; SAWI—$48,275; Farmers Casualty—$0.4 million; SAOH—$0.1 million; Meridian Security—$0.1 million; Meridian Citizens Mutual—$0.1 million; SAFL—$44,813; Beacon National—$55,471; Beacon Lloyds—$8,739; Patrons CT—$0.l million; Litchfield—$22,110; RIC—$0.3 million; Plaza—$59,712; American Compensation—$0.1 million; and Bloomington Compensation—$42,571. We believe the fees charged by Stateco are comparable to those charged by independent investment managers under similar circumstances.

In May 2009, State Auto P&C and Milbank entered into separate Credit Agreements with State Auto Mutual. Under these Credit Agreements, State Auto Mutual borrowed $50.0 million from State Auto P&C and $20.0 from Milbank, or a total of $70.0 million, on an unsecured basis. Interest is payable semi-annually at a fixed annual interest rate of 7.00%. Principal is payable in May 2019. During 2011, State Auto Mutual made interest payments to State Auto P&C and Milbank in the amount of $3.5 million and $1.4 million, respectively.

State Auto Mutual has guaranteed the adequacy of State Auto P&C’s loss and loss expense reserves as of December 31, 1990. Pursuant to the guarantee, State Auto Mutual has agreed to reimburse State Auto P&C for any losses and loss expenses in excess of State Auto P&C’s December 31, 1990 reserves ($65.5 million) that may develop from claims that have occurred on or prior to that date. This guarantee ensures that any deficiency in the reserves of State Auto P&C as of December 31, 1990, under the pooling arrangement percentages effective on December 31, 1990, will be reimbursed by State Auto Mutual. As of December 31, 2011, there had been no adverse development of this liability. As of December 31, 2011, the potential liability remaining under this guaranty was estimated to be $0.6 million.

518 PML leases office buildings it owns in West Des Moines, Iowa, and near Nashville, Tennessee, to State Auto Mutual for its Des Moines Center Office and Southern Regional Office, respectively. 518 PML received $0.2 million in rent from State Auto Mutual for the Iowa location and $0.4 million from State Auto Mutual in rent for the Nashville office in 2011. In addition, 518 PML leases an office building it owns in Greer, South Carolina, to State Auto Mutual and received $0.7 million in rent from State Auto Mutual for the South Carolina location in 2011. We believe these rents reflect market rates.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

Ernst & Young LLP served as our independent registered public accounting firm for 2011. It is anticipated that representatives of Ernst & Young LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so. Such representatives will be available to respond to appropriate questions. The Audit Committee has selected Ernst & Young LLP as our independent registered public accounting firm for 2012. See “Proposal Four: Ratification of Selection of Independent Registered Public Accounting Firm.”

Audit and Other Services Fees

All services to be provided by Ernst & Young LLP are pre-approved by the Audit Committee, including audit services, audit-related services, tax services and certain other services. See “—Audit Committee’s Pre-Approval Policies and Procedures.” Aggregate fees billed to or incurred by the Company for services performed for the years ending December 31, 2011 and 2010, respectively, by Ernst & Young LLP were as follows:

	2011	2010
Audit fees(1)	$1,577,472	$1,478,332
Audit related fees(4)	17,400	—
Tax fees(2)(4)	43,262	55,224
All other fees(3)(4)	51,500	21,265

Total	$1,689,834	$1,554,821

(1)

Includes services rendered for the audit of our annual financial statements, review of financial statements included in our quarterly reports on Form 10-Q and other audit services normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements.

(2)	Includes services for tax research and compliance.

(3)

For 2011, represents services provided for International Financial Reporting Standards assessment. For 2010, represents services provided for IT advisory, Form S-8 registration statements, and SEC comment letter.

(4)

The Audit Committee has considered whether the provision of these services is compatible with maintaining the independence of our registered public accounting firm. The Audit Committee must pre-approve any non-audit services performed by our independent registered public accounting firm to the extent such services are not prohibited by law from being performed by such independent registered public accounting firm. See “—Audit Committee’s Pre-Approval Policies and Procedures.”

Audit Committee’s Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy under which audit and non-audit services to be rendered by our independent registered public accounting firm are pre-approved. The Audit Committee’s policy is to pre-approve all auditing services and our use of the independent public accountants to perform any non-audit or tax services which are not prohibited by Section 10A(g) of the Securities Exchange Act of 1934, subject to the de minimus exception for non-audit services described in Section 10A(i)(1)(B) of such Act. No services were provided by Ernst & Young LLP in 2011 or 2010 that were approved by the Audit Committee under SEC Regulation S-X Section 2-01(c)(7)(i)(C) (which addresses certain services considered de minimus approved by the Audit Committee after such services have been performed).

FUTURE SHAREHOLDER PROPOSALS

In order to bring business, including a proposal, before the 2013 Annual Meeting of Shareholders, expected to be held in May 2013, a shareholder must comply with the notice procedures set forth in Section 1.15 of the Company’s code of regulations. To be considered timely, a shareholder’s notice must be given to the Company’s secretary and delivered either in person or by United States certified mail, postage prepaid, and received at the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the meeting. However, in the event that notice or public disclosure of the date of the meeting is given or made by the Company at least 75 days prior to the meeting, to be timely a shareholder’s notice must be received by the Company no later than the close of business on the 10th day following the day on which such notice or public disclosure of the date of the meeting was given or made by the Company.

A shareholder’s notice to the Company’s secretary must set forth (i) a description in reasonable detail of the business desired to be brought before the meeting and reasons for conducting such business at the meeting, including the complete text of any resolutions to be presented at the meeting, (ii) the name and address, as they appear on the Company’s books, of the shareholder proposing such business, (iii) the class and number of shares of the Company beneficially owned and of record by such shareholder, (iv) the name in which such shares are registered on the books of the Company, (v) a representation that the shareholder intends to appear at the meeting in person or by proxy to submit the business specified in such notice, and (vi) any material interest of the shareholder in the business to be submitted. In addition, the shareholder making such proposal must promptly provide any other information reasonably requested by the Company.

In addition to the information required above to be given by a shareholder who intends to submit business at a meeting of shareholders, if the business to be submitted is the nomination of a person or persons for election to the board of directors, then such shareholder’s notice to the Company’s secretary must also set forth, as to each person whom the shareholder proposes to nominate for election as a director, (A) the name, age, business address and, if known, residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of the Company which are beneficially owned by such person, (D) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required by the rules and regulations of the Securities and Exchange Commission promulgated under the Securities Exchange Act of 1934, as amended, (E) the written consent of such person to be named in the proxy statement as a nominee and to serve as a director if elected and (F) a description of all arrangements or understandings between such shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such shareholder.

Notwithstanding the foregoing notice requirements, a shareholder who seeks to have any proposal included in the Company’s proxy statement must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended. One of these requirements is the proposal must be received by us at our principal executive offices on or prior to 120 days in advance of the first anniversary date of this Proxy Statement.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers, directors and persons who own more than 10% of the Common Shares to file statements of beneficial ownership of our Common Shares. Based solely on a review of copies of the forms filed under Section 16(a) and furnished to us, we believe that all applicable Section 16(a) filing requirements were complied with during 2011.

OTHER MATTERS

Management does not know of any other matters which may come before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy in accordance with their judgment on such matters.

We will bear the cost of solicitation of proxies. In addition to the use of the mails, proxies may be solicited personally or by telephone or electronic mail. Proxies may be solicited by our directors, officers, and regular employees, who will not receive any additional compensation for their solicitation services. We will reimburse banks, brokers, and nominees for their out-of-pocket expenses incurred in sending proxy material to the beneficial owners of shares held by them. If there are follow-up requests for proxies, we may employ other persons for such purpose.

JAMES A. YANO

Secretary

Exhibit A

[Proposed changes are underlined for reference purposes.]

STATE AUTO FINANCIAL CORPORATION

LEADERSHIP BONUS PLAN

Article 1.	Establishment and Purpose

1.1. Establishment of Plan. State Auto Financial Corporation desires to establish and provide a bonus program for its executive officers and other key management employees, managers and professionals. This document reflects the material terms and design for such plan, known as the State Auto Financial Corporation Leadership Bonus Plan (the “Plan”). The Plan is intended to provide for performance-based compensation which is not subject to the deduction limitation rules under Code Section 162(m) as in effect from time to time and as applicable to Covered Employees, and shall remain in effect until terminated by the Board or the Committee.

1.2. Purpose. The primary purposes of the Plan are to:

(a) Advance the interests of the Company and its shareholders by providing Employees in leadership positions with an annual bonus incentive to achieve the strategic objectives of the Company;

(b) Focus management on key measures that drive superior financial and business performance and that build shareholder value over the long term;

(c) Provide compensation opportunities that are externally competitive and internally consistent with the Company’s strategic objectives and total reward strategies; and

(d) Provide bonus opportunities that reward executives, managers and key professionals who are in positions to make significant contributions to the overall success of the Company.

Article 2.	Definitions

Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the defined meaning is intended, the term is capitalized:

2.1. “Administrator” means the Committee or such other authorized officers or officer of the Company to whom the power to administer the Plan has been delegated by the Committee.

2.2. “Applicable Law” means the requirements of Code Section 162(m) applicable to performance-based compensation.

2.3. “Award” means the cash bonus a Participant may earn under the Plan as established by the Administrator for a Performance Period.

2.4. “Board” or “Board of Directors” means the Board of Directors of State Auto Financial Corporation.

2.5. “Change of Control” means the happening of any of the following:

(a) when any “person” as defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) of the Exchange Act, but excluding the Company and any employee benefit plan sponsored or maintained by the Company (including any trustee of such plan acting as trustee) and excluding State Automobile Mutual Insurance Company, directly or indirectly, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act, as amended from time to time), of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding securities; or

(b) when, during any period of 24 consecutive months during the existence of the Plan, the individuals who, at the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason other than death to constitute at least a majority of the Board; provided, however, that a director who was not a director at the beginning of such 24-month period shall be deemed to have satisfied such 24-month requirement (and be an Incumbent Director) if such director was elected by, or on the recommendation of, or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually (because they were directors at the beginning of such 24-month period) or by prior operation of this Section 2.5(b); or

(c) the occurrence of a transaction requiring shareholder approval for the acquisition of the Company by an entity other than the Company through purchase of assets, by merger or otherwise; or

(d) the occurrence of a “Rule 13e-3 transaction” (as defined in Rule 13e-3 under the Exchange Act) requiring approval by the shareholders of the Company.

A “Potential Change in Control” means the happening of any one of the following:

(a) the approval by shareholders of an agreement by the Company, the consummation of which would result in a Change in Control of the Company as defined in Section 2.5 above; or

(b) the acquisition of beneficial ownership, directly or indirectly, by any entity, person or group (other than the Company or any Company employee benefit plan (including any trustee of such plan acting as such trustee) and other than State Automobile Mutual Insurance Company) of securities of the Company representing 30% or more of the combined voting power of the Company’s outstanding securities and the adoption by the Board of a resolution to the effect that a Potential Change in Control of the Company has occurred for purposes of this Plan.

2.6 “Code” means the Internal Revenue Code of 1986, as amended, and the regulations and rulings of general applicability issued thereunder, as in effect from time to time.

2.7. “Committee” means the Compensation Committee of the Board.

2.8. “Company” means State Auto Financial Corporation and its related entities, subsidiaries and affiliates, including State Auto Mutual Insurance Company (“State Auto Mutual”), or any successors thereto (the “State Auto Group”). Notwithstanding the foregoing, whenever the terms of this Plan authorize the Company to take any action, such action shall be considered properly authorized if taken by the Board, the Committee, or the Administrator as defined herein.

2.9. “Covered Employee” means any Employee who is, or who is determined by the Committee to be likely to become, a “covered employee” within the meaning of Code Section 162(m).

2.10. “Disability” shall have the meaning ascribed to such term in the long term disability plan maintained by the Participant’s employer at the time that the determination regarding Disability is made hereunder. Notwithstanding the foregoing, if a payment under this Plan is subject to Code Section 409A, “Disability” has the meaning ascribed to such term under that Code section.

2.11. “Effective Date” of this document is January 1, 2007.

2.12. “Employee” means a regular, active employee of the Company. Directors who are not employed by the Company shall not be considered Employees under the Plan, nor shall independent contractors, leased employees, consultants or anyone else designated as not eligible to participate in the Plan by the Administrator.

2.13. “Final Bonus” means the actual bonus earned during a Performance Period by a Participant, as determined by the Administrator.

2.14. “Participant” means an Employee who meets the eligibility requirements of Article 3 with respect to one or more Performance Periods.

2.15. “Performance Criteria” shall have the meaning set forth in Article 4.

2.16. “Performance Period” means the twelve month period beginning on each January 1st and ending on December 31st during the term of the Plan, or such other time period established by the Administrator from time to time with respect to which the attainment of Performance Criteria will be determined.

2.17. “Plan” means this State Auto Financial Corporation Leadership Bonus Plan, as may be amended from time to time.

Article 3.	Eligibility and Participation

3.1. Eligibility and Participation. The Administrator shall designate, or determine the methodology and criteria for the designation of, the key Employees who are eligible to receive an Award under the Plan. In general, an Employee may be designated as a key Employee if such Employee holds an executive, management or selected professional position and is responsible for or contributes to the management, growth, and/or profitability of the business of the Company, one of its subsidiaries or affiliates, or business segments in a material way. Only the Committee may determine the eligibility of Employees who are Covered Employees.

3.2. Partial Performance Period Participation. An Employee who becomes eligible after the beginning of a Performance Period may participate in the Plan for that Performance Period on a ratable basis. Such situations may include, but are not limited to (a) new hires; or (b) when an Employee is promoted from a position which did not previously meet the eligibility criteria. The Administrator, in its sole discretion, retains the right to prohibit or allow participation in the initial Performance Period of eligibility for any of the aforementioned Employees. If an Employee participates for only a portion of a Performance Period for any reason, the Performance Criteria previously established under the Plan for that Performance Period shall apply to any Employees who become eligible after the beginning of the Performance Period, but his or her Award will be prorated. Such proration shall be based on the number of days the Employee performed services during the Performance Period while a Participant in the Plan over the total days in the Performance Period, or some similar method adopted by the Committee that results in a ratable reduction of the Award based on the partial Performance Period applicable to the Employee. In addition, in the event a Participant changes job levels during a Performance Period, the Participant’s Award may be adjusted to reflect the amount of time at each job level during the Performance Period. Notwithstanding anything in this Section 3.2 or in the Plan to the contrary, the participation in the Plan for a Covered Employee who becomes eligible after the beginning of the Performance Period shall comply with the provisions of Code Section 162(m), as set forth in Article 4.

3.3. No Right to Participate. No Participant or other Employee shall at any time have a right to be selected for participation in the Plan for any Performance Period, whether or not he or she previously participated in the Plan.

Article 4.	Award Determination

4.1 Performance Criteria. As to each Performance Period, the Administrator will establish in writing Performance Criteria based on one or more of the following performance measures of the State Auto Group over the Performance Period: (i) earnings; (ii) return on capital; (iii) return on equity; (iv) return on assets; (v) rate change; (vi) revenue; (vii) premiums; (viii) net income; (ix) earnings per share; (x) combined ratio; (xi) loss ratio; (xii) expense ratio; (xiii) assets; (xiv) equity; (xv) cash flow; (xvi) stock price; (xvii) total shareholders’ return; (xviii) premium growth; (xix) corporate surplus growth (defined as growth in State Auto Mutual’s surplus less the impact of the value of its holdings of the Company); (xx) economic profit and (xxi) individual performance related to personal goals. The Administrator may, in its discretion, measure any of such Performance Criteria on an absolute or relative basis. Performance Criteria applicable to Covered Employees will not include item (xxi) above (individual performance related to personal goals), unless a separate Award is issued specific to such goals. Any Award issued to a Covered Employee that includes item (xxi) as a Performance Criteria will not be performance-based compensation governed by Code Section 162(m). Except as otherwise provided herein, the extent to which the Performance Criteria are satisfied will determine the amount, if any, of the Award that will be earned by each Participant. The Performance Criteria may vary for different Performance Periods and need not be the same for each Participant eligible for an Award for a Performance Period.

4.2. Adjustment of Performance Criteria. Once established, the Performance Criteria shall not be changed during the Performance Period. Subject to the requirements of Code Section 162(m) with respect to Covered Employees, at the time the Award is made and Performance Criteria are established, the Administrator is authorized to determine the manner in which the Performance Criteria will be calculated or measured to take into account certain factors over which Participants have no or limited control, including, but not limited to, changes in debt levels, changes in accounting principles, and extraordinary charges or credits to income.

4.3. Awards. For each Performance Period established by the Administrator, the Administrator shall establish an Award for each Covered Employee and for all other Participants. Awards shall be earned based upon the financial performance of the Company or one or more operating groups of the Company and the attainment of established Performance Criteria during a Performance Period; provided, however, the maximum Award that may be paid to any single Participant for any Performance Period is $2,500,000.00, such maximum Award amount to be pro-rated if the Performance Period is less than a full fiscal year. Performance Criteria and Awards shall be established prior to the beginning of each Performance Period or as soon as practicable thereafter. If a Participant commences participation after the beginning of a Performance Period, Performance Criteria in effect for the Participant’s position shall apply for the remaining balance of the Performance Period, unless otherwise determined by the Administrator within 90 days of the date the Employee became a Participant. In all cases where the Participant is a Covered Employee, the Performance Criteria and Award shall be established in no event later than 90 days following the first day of the Performance Period or after 25% of the Performance Period has elapsed, if earlier, and the outcome relative to the attainment of the Performance Criteria shall not be substantially certain at the time the Performance Criteria and Award are established. This Section 4.3 is intended to ensure compliance with the exception from Code Section 162(m) for “performance-based compensation,” and shall be construed, applied and administered accordingly with respect to any Participant who is a Covered Employee.

4.4. Final Bonus Determinations. At the end of each Performance Period, the Administrator shall certify in writing the extent to which the Performance Criteria were met during the Performance Period for any Awards for Covered Employees. If the Performance Criteria for the Performance Period are met, Covered Employees shall be entitled to the payment of the Awards, subject to the Committee’s exercise of negative discretion to reduce any Final Bonus payable to a Covered Employee based on business objectives established for that Covered Employee or other factors as determined by the Committee in its sole discretion. With respect to Participants who are not Covered Employees, the Administrator will determine the Final Bonus based on the Performance Criteria and other business objectives. The Administrator may adjust (up or down) any Final Bonus for Participants who are not Covered Employees on the basis of such further considerations as the Administrator shall determine in its sole discretion.

4.5 Change of Control or Potential Change of Control. If a Change of Control or Potential Change of Control, as defined in Section 2.5 of the Plan, occurs prior to the end of a specified Performance Period, the Administrator shall determine the Final Bonus in accordance with Section 4.4 of the Plan; provided, however, that such Final Bonus shall be determined based on the achievement of the Performance Criteria up to the date of the Change of Control or Potential Change of Control and then prorated based upon the length of time that the Participant was employed by the Company during the applicable Performance Period. The Final Bonus, thus determined, shall be paid per the terms of the Plan.

Article 5.	Payment of Final Bonuses

5.1. Form and Timing of Payment. Each Participant’s Final Bonus shall be paid in cash, in one lump sum, subject to applicable tax and other authorized withholdings, on or before the 15th day of the third month after the end of each Performance Period. If payment is delayed due to an unforeseeable event or other administrative delays, payment shall in no event be made later than December 31st of the taxable year following the year in which the Final Bonus was earned. The Administrator may provide for deferred payment of any Final Bonus in accordance with the terms and conditions for making such a deferred compensation election contained in the State Auto Property & Casualty Insurance Company Amended and Restated Incentive Deferred Compensation Plan, as the same may be amended from time to time.

5.2. Unsecured Interest. No Participant or any other party claiming an interest in amounts earned under the Plan shall have any interest whatsoever in any specific asset of the Company. The Plan is intended to constitute an unfunded plan for incentive compensation. To the extent that any party acquires a right to receive a cash payment under the Plan, such right shall be equivalent to that of an unsecured general creditor of the Company.

Article 6.	Termination of Employment

6.1 Termination of Employment Due to Death, Disability or Retirement. In the event a Participant’s employment is terminated during the applicable Performance Period by reason of death, Disability or retirement upon the attainment of early or normal retirement age as defined in the State Auto Insurance Companies Employee Retirement Plan (the “Retirement Plan”) (regardless of whether such Participant is eligible to retire from the Retirement Plan), the Final Bonus determined in accordance with Section 4.4 herein shall be reduced to reflect participation prior to termination only.

(a) Death or Disability. If the Participant’s employment is terminated due to death or Disability, the Final Bonus, if any, shall be equal to 100% of the Participant’s target bonus, prorated by multiplying the Final Bonus by a fraction, the numerator of which is the number of days of employment in the Performance Period through the date of employment termination, and the denominator of which is the number of days in the Performance Period. In the case of a Participant’s Disability, the employment termination shall be deemed to have occurred as of the date that the Administrator determines was the date on which the definition of Disability was satisfied. Notwithstanding the foregoing, if the Participant is a Covered Employee, the Final Bonus, if any, shall be based upon the achievement of the Performance Criteria during the applicable portion of the Performance Period and then prorated as described above.

(b) Retirement. If the Participant’s employment is terminated due to retirement (as defined above), the Final Bonus, if any, shall be based upon the achievement of the Performance Criteria during the applicable Performance Period and then prorated based upon the length of time that the Participant was employed by the Company during the Performance Period.

The Final Bonus thus determined shall be paid as soon as practicable and reasonable following the Participant’s death, Disability or retirement unless otherwise elected by the Participant as provided by the State Auto Property & Casualty Insurance Company Amended and Restated Incentive Deferred Compensation Plan (the “Deferred Compensation Plan”), as the same may be amended from time to time. The Administrator may establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of the Participant’s death are to be paid. If no beneficiary is designated, the right of the Participant to receive any payment under this Plan will pass to the Participant’s estate.

6.2. Involuntary Termination of Employment. If the employment of a Participant is terminated by the Company other than for “Cause” during the fourth quarter of the applicable Performance Period, the Final Bonus determined in accordance with Section 4.4 herein shall be reduced to reflect participation prior to termination only. The Final Bonus, if any, shall be based upon the actual performance results at the end of the Performance Period and then prorated based upon the length of time that the Participant was employed by the Company during the Performance Period. The Final Bonus thus determined shall be paid as soon as practicable and reasonable following the end of the Performance Period in which employment termination occurs, and shall be made at the same time payments are made to Participants who did not terminate employment during the applicable Performance Period unless otherwise elected by the Participant as provided in the Deferred Compensation Plan, as the same may be amended from time to time. Whether an involuntary termination is for “Cause” shall be determined in the absolute discretion of the Administrator, whose decision shall be final and binding on all parties.

6.3. Termination of Employment for Other Reasons. In the event a Participant’s employment is terminated before the end of the Performance Period due to involuntary termination, all of the Participant’s rights to any Final Bonus for that Performance Period shall be forfeited unless otherwise determined by the Administrator, in its sole discretion, due to the business circumstances of the termination, including, but not limited to, a termination in connection with the divestiture of a business segment, subsidiary or affiliate. Any such Final Bonus, as determined by the Administrator, shall be paid at the same time payments are made to Participants who did not terminate employment during the applicable Performance Period. If a Participant terminates employment for any other reason prior to the date the Final Bonus, if any, is paid, all of the Participant’s rights to any Final Bonus for that Performance Period shall be forfeited. Except as provided in Sections 6.1 and 6.2 and otherwise provided in this Section 6.3, only Participants who are, as of the date the Final Bonus, if any, is paid, either current, active Employees or current Employees who are on a leave of absence authorized by the Company shall be entitled to any Final Bonus earned for the Performance Period; provided, however, that a Final Bonus shall not be paid to any Employee on performance probation on the last day of the Performance Period in which such Final Bonus, if any, would otherwise have been earned by such Employee.

6.4. Other Forfeiture Events. The Administrator may, in its discretion, require that all or any portion of a Final Bonus is subject to an obligation of repayment to the Company upon the violation of a non-competition and confidentiality covenant applicable to the Participant. The Administrator may, in its discretion, also require a Participant to repay the Company all or any portion of a Final Bonus if (i) the amount of such Participant’s Final Bonus was calculated based upon the achievement of certain financial results that were subsequently the subject of a financial statement restatement; (ii) such Participant engaged in fraudulent misconduct that caused or substantially contributed to the need for the financial statement restatement; and (iii) the amount of such Participant’s Final Bonus would have been lower than the amount actually awarded to such Participant had the financial results been properly reported. This Section 6.4 shall not be the Company’s exclusive remedy with respect to such matters. This Section 6.4 shall not apply after a “change of control” or “potential change in control” of the Company as defined in the Amended and Restated Equity Incentive Compensation Plan or any successor plan thereto.

Article 7.	Rights of Participants

7.1. Employment. No person shall have any claim or right to be granted an Award under this Plan and the grant of an Award shall not confer upon any Participant any right to be retained as an employee of the Company, nor shall it limit or interfere in any way with the right of the Company to terminate the employment of any Participant at any time or to increase or decrease the compensation of any Participant. There is no obligation for uniformity of treatment of Participants under this Plan or otherwise.

7.2. Nontransferability. No right or interest of any Participant in the Plan shall be assignable or transferable, other than by will or pursuant to the laws of descent and distribution, or subject to any lien, directly, by operation of law or otherwise, including, but not limited to, by execution, levy, garnishment, attachment, pledge, or bankruptcy, and any attempt to take any such action shall be null and void.

Article 8.	Administration

8.1. Authority of the Administrator.

(a) General. The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee will have full authority to interpret the Plan and the terms of Awards made hereunder, to establish, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions for making or modifying Awards, to correct administrative errors, and to make all other determinations necessary or advisable for the administration of the Plan. All decisions made by the Committee pursuant to the provisions hereof shall be made in the Committee’s sole discretion and shall be final and binding on all persons. Notwithstanding any other provision of the Plan, the Committee shall not have any discretion or authority to make changes to any Award that is intended to quality as “performance-based compensation” under Code Section 162(m) to the extent that the existence of such discretion or authority would cause such Award not to so qualify.

(b) Delegation of Authority for the Day-to-Day Administration of the Plan. Except to the extent prohibited by Applicable Law, the Committee may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in this Plan, including the power to approve Awards to Employees who are not Covered Employees. Such delegation may be revoked at any time. All determinations and decisions of any delegate as to any disputed question arising under the Plan, including questions of construction and interpretation, shall be final, binding and conclusive upon all parties.

8.2. Facility of Payment. If the Administrator deems any person entitled to receive any amount under the provisions of the Plan to be incapable of receiving or disbursing the same by reason of minority, illness or infirmity, mental incompetence, or incapacity of any kind, the Administrator may, in its sole discretion, (i) apply such amount directly for the comfort, support and maintenance of such person; (ii) reimburse any person for any such support theretofore supplied to the person entitled to receive any such payment; (iii) pay such amount to any person selected by the Administrator to disburse it for such comfort, support and maintenance, including without limitation, any relative who has undertaken, wholly or partially, the expense of such person’s comfort, care and maintenance, or any institution in whose care or custody the person entitled to the amount may be; or (iv) with respect to any amount due to a minor, deposit such amount to his or her credit in any savings or commercial bank of the Administrator’s choice, direct that such distribution be paid to the legal guardian, or if none, to a parent of such person or a responsible adult with whom the minor maintains his or her residence, or to the custodian for such person under the Uniform Gift to Minors Act or Gift to Minors Act, if such payment is permitted by the laws of the state in which the minor resides. Payment pursuant to this Section 8.2 shall fully discharge the Company, the Board, the Committee, the Administrator, and the Plan from further liability on account thereof.

Article 9.	Amendments

The Committee, without notice, at any time and from time to time, may modify or amend, in whole or in part, any or all of the provisions of the Plan, or suspend or terminate it entirely; provided, however, that no such modification, amendment, suspension, or termination may, without the consent of a Participant, materially reduce the right of a Participant to a payment or distribution hereunder to which he or she has already become entitled, as determined under Articles 4 and 6 hereof. Shareholder approval of any amendment will be required only as required by Applicable Law. No new Award may be granted during any period of suspension of the Plan or after termination of the Plan.

Article 10.	Miscellaneous

10.1. Choice of Law. The Plan and all agreements hereunder shall be governed by and construed in accordance with the laws of the State of Ohio, except as to matters pre-empted or governed by federal law.

10.2. Withholding Taxes. The Company shall have the right to deduct from all cash payments under the Plan any federal, state, or local taxes required by law to be withheld with respect to any Final Bonus.

10.3. Additional Arrangements. Nothing contained in this Plan shall prevent the Company from adopting other or additional compensation arrangements for any Participant.

10.4. Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular, and the singular shall include the plural.

10.5. Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

10.6. Successors. All obligations of the Company under the Plan shall be binding upon and inure to the benefit of any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

10.7. Titles; Construction. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan. Any reference to a section (other than to a section of the Plan) shall also include a successor to such section.

Exhibit B

[Proposed changes are underlined for reference purposes.]

STATE AUTO FINANCIAL CORPORATION

LONG-TERM INCENTIVE PLAN

Article 1.	Establishment and Purpose

1.1. Establishment of Plan. State Auto Financial Corporation desires to establish and provide a long-term incentive bonus program for its executive officers and other key management employees, managers and professionals. This document reflects the material terms and design for such plan, known as the State Auto Financial Corporation Long-Term Incentive Plan (the “Plan”). The Plan is intended to provide for performance-based compensation which is not subject to the deduction limitation rules under Code Section 162(m) as in effect from time to time and as applicable to Covered Employees, and shall remain in effect until terminated by the Board or the Committee.

1.2. Purpose. The primary purposes of the Plan are to:

(a) Align performance and results with the expectations of shareholders and the Company’s goals;

(b) Recognize and reward long-term operating performance as compared with the Company’s peer group of property and casualty companies as designated by the Committee;

(c) Provide compensation opportunities that are externally competitive and internally consistent with the Company’s growth objectives and total compensation strategies; and

(d) Provide award opportunities that reward executives with financial and operating responsibilities that can impact achievement of the Company’s growth goals.

Article 2.	Definitions

Whenever used in the Plan, the following terms shall have the meanings set forth below and, when the defined meaning is intended, the term is capitalized:

2.1. “Administrator” means the Committee or such other authorized officers or officer of the Company to whom the power to administer the Plan has been delegated by the Committee.

2.2. “Applicable Law” means the requirements of Code Section 162(m) applicable to performance-based compensation.

2.3. “Award” means the Performance Award Units issued to a Participant under the Plan.

2.4. “Board” or “Board of Directors” means the Board of Directors of State Auto Financial Corporation.

2.5. “Code” means the Internal Revenue Code of 1986, as amended, and the regulations and rulings of general applicability issued thereunder, as in effect from time to time.

2.6. “Committee” means the Compensation Committee of the Board.

2.7. “Company” means State Auto Financial Corporation and its related entities, subsidiaries and affiliates, including State Automobile Mutual Insurance Company, or any successor thereto (the “State Auto Group”). Notwithstanding the foregoing, whenever the terms of this Plan authorize the Company to take any action, such action shall be considered properly authorized if taken by the Board, the Committee or the Administrator as defined herein.

2.8. “Covered Employee” means any Participant who is, or who is determined by the Committee to be likely to become, a “covered employee” within the meaning of Code Section 162(m).

2.9. “Disability” shall have the meaning ascribed to such term in the long term disability plan maintained by the Participant’s employer at the time that the determination regarding Disability is made hereunder. Notwithstanding the foregoing, if a payment under this Plan is subject to Code Section 409A, “Disability” has the meaning ascribed to such term under that Code section.

2.10. “Effective Date” means January 1, 2007.

2.11. “Employee” means a regular, active employee of the Company. Directors who are not employed by the Company shall not be considered Employees under the Plan, nor shall independent contractors, leased employees, consultants or anyone else designated as not eligible to participate in the Plan by the Administrator.

2.12. “Final Award” means the actual incentive compensation earned during a Performance Period by a Participant, as determined by the Administrator following the end of the Performance Period.

2.13. “Participant” means an Employee who meets the eligibility requirements of Article 3 with respect to one or more Performance Periods.

2.14. “Performance Award Units” means the units issued to a Participant which represent the right of the Participant to receive an amount in cash equal to the value related to the Performance Award Units issued, such value to be determined in the manner established by the Administrator at the time of the Award.

2.15. “Performance Period” means the three-year rolling period beginning on the date an Award is granted and ending on December 31 of the third calendar year following the grant, calculated by including the year of grant as the first year in the three-year rolling period.

2.16. “Plan” means this State Auto Financial Corporation Long-Term Incentive Plan.

2.17. “Qualifying Performance Criteria” means any of the performance goals set forth in Article 4 as determined by the Administrator.

Article 3.	Eligibility and Participation

3.1. Eligibility. The Administrator shall designate, or determine the methodology and criteria for the designation of, the Employees who are eligible to receive Awards under the Plan. In general, an Employee may be designated as a Participant if such Employee holds a strategic position and is responsible for or contributes to the management, growth, and/or profitability of the business of the Company in a material way. Only the Committee may determine if an Employee is a Covered Employee.

3.2. Participation. Employees who are chosen to participate in the Plan shall be apprised of the performance criteria and related Awards determined for them for the Performance Period, as soon as is practicable after such Awards are established.

3.3. Partial Performance Period Participation. An Employee who becomes eligible to participate in the Plan after the beginning of the Performance Period may participate in the Plan for that Performance Period on a ratable basis. Such situations may include, but are not limited to (a) new hires; or (b) when an Employee is promoted from a position which did not previously meet the eligibility criteria. The Administrator, in its sole discretion, retains the right to prohibit or allow participation for any of the aforementioned Employees. The performance criteria previously established under the Plan shall apply to any Employees who become eligible after the beginning of the Performance Period. If an Employee participates for only a portion of the Performance Period for any reason, his or her Award will be pro-rated based on the number of days he or she performed services during the Performance Period over the total days in the Performance Period, or some similar method adopted by the Committee that results in a ratable reduction of the Award based on the partial Performance Period applicable to the Employee. In addition, in the event a Participant changes job levels during a Performance Period, the Participant’s Award may be adjusted to reflect the amount of time at each job level during the Performance Period. Notwithstanding anything in this Section 3.3 or in the Plan to the contrary, the participation in the Plan for a Covered Employee who becomes eligible after the beginning of the Performance Period shall comply with the provisions of Code Section 162(m), as set forth in Article 4.

3.4. No Right to Participate. No Participant or other Employee shall at any time have a right to be selected for participation in the Plan for any Performance Period, whether or not he or she previously participated in this Plan or any similar program.

Article 4.	Award Determination

4.1. Qualifying Performance Criteria. As to each Performance Period, the Administrator shall select and establish in writing Qualifying Performance Criteria for the Performance Period, which, if met, may entitle Participants to the payment of a Final Award. Such Qualifying Performance Criteria shall be based on one or more of the following performance measures of the State Auto Group over the Performance Period: (i) earnings; (ii) return on capital; (iii) return on equity; (iv) return on assets; (v) revenue; (vi) premiums; (vii) net income; (viii) earnings per share; (ix) combined ratio; (x) loss ratio; (xi) expense ratio; (xii) assets; (xiii) equity; (xiv) cash flow; (xv) stock price; (xvi) total shareholders’ return; (xvii) economic profit; (xviii) Company performance relative to the designated peer group determined by the group’s statutory combined ratio, the Company’s book value per share and total group revenue growth, or any other performance goal approved by the shareholders of the Company in accordance with Code Section 162(m). The Administrator may, in its discretion, measure any of such Qualifying Performance Criteria on an absolute or relative basis.

To ensure compliance with the exception from Code Section 162(m) for qualified performance-based compensation for Participants who are Covered Employees, the performance criteria established will be based on one or more Qualifying Performance Criteria selected by the Administrator in writing within 90 days following the first day of the period of service of such Covered Employee as a Participant under the Plan (or, if earlier, before 25% of that period has elapsed), and at a time when the outcome relative to the attainment of the performance criteria is not substantially certain. Subject to the requirements of Code Section 162(m) with respect to Covered Employees, if a Participant commences participation after the beginning of a Performance Period, the performance criteria established for the Performance Period shall apply to that Participant, with the Final Award amount adjusted or pro-rated over the remaining balance of the Performance Period to reflect the partial period of participation in the Plan. Once established, the Qualifying Performance Criteria shall not be changed during the Performance Period. Subject to the requirements of Code Section 162(m) with respect to Covered Employees, at the time the Performance Award Units are issued and Qualifying Performance Criteria are established, the Administrator is authorized to determine the manner in which the performance criteria will be calculated or measured to take into account certain factors over which Participants have no or limited control, including, but not limited to, changes in debt levels, changes in accounting principles, and extraordinary charges or credits to income. This Section 4.1 is intended to ensure compliance with the exception from Code Section 162(m) for “performance-based compensation,” and shall be construed, applied and administered accordingly with respect to any Participant who is a Covered Employee.

4.2. Awards. For each Performance Period established by the Administrator, the Administrator will establish in writing an Award for each Covered Employee and for all other Participants for the Performance Period. Awards shall be earned based upon the financial performance of the Company and the attainment of established Qualifying Performance Criteria during the Performance Period. Participants who are Covered Employees may receive an Award solely if the Qualifying Performance Criteria are met.

4.3. Final Award Determinations. At the end of each Performance Period, the Administrator shall certify in writing the extent to which the Qualifying Performance Criteria were met during the Performance Period for any Awards for Covered Employees. If the Qualifying Performance Criteria for the Performance Period are met, Covered Employees shall be entitled to the payment of the Final Awards, subject to the Committee’s exercise of negative discretion to reduce any Final Award payable to a Covered Employee based on business objectives established for that Covered Employee or other factors as determined by the Committee in its sole discretion.

With respect to Participants who are not Covered Employees, the Administrator will determine the Final Awards based on the performance criteria and other business objectives. The Administrator may adjust (either up or down) any Final Award for Participants who are not Covered Employees on the basis of such further considerations as the Administrator shall determine in its sole discretion.

Notwithstanding anything in the Plan to the contrary, the maximum amount payable to any single Participant pursuant to any Final Award earned with respect to any single Performance Period shall not exceed $2,500,000.00, such maximum Final Award amount to be pro-rated if the Performance Period is less than three years.

Article 5.	Payment of Final Awards

5.1. Form and Timing of Payment. The value of each Participant’s Final Award shall be paid in cash, in one lump sum, subject to applicable tax withholding, on or before the 15th day of the third month after the end of each Performance Period. If payment is delayed due to an unforeseeable event or other administrative delays, payment shall in no event be made later than the December 31st of the taxable year following the year in which the Final Award was earned. The Administrator may provide for deferred payment of any Final Award in accordance with the terms and conditions for making such a deferred compensation election contained in the State Auto Property & Casualty Insurance Company Amended and Restated Incentive Deferred Compensation Plan, as the same may be amended from time to time.

5.2. Unsecured Interest. No Participant or any other party claiming an interest in amounts earned under the Plan shall have any interest whatsoever in any specific asset of the Company. The Plan is intended to constitute an unfunded plan for incentive compensation. To the extent that any party acquires a right to receive a cash payment under the Plan, such right shall be equivalent to that of an unsecured general creditor of the Company.

Article 6.	Termination of Employment; Other Forfeiture Events

6.1. Termination of Employment Due to Death or Disability. In the event a Participant’s employment is terminated during the applicable Performance Period by reason of death or Disability, the Final Award determined in accordance with Section 4.3 herein shall be reduced to reflect participation prior to termination of employment only. The Final Award, if any, shall be equal to 100% of the Participant’s target bonus, prorated by multiplying the Final Award by a fraction, the numerator of which is the number of days of employment in the Performance Period through the date of employment termination, and the denominator of which is the number of days in the Performance Period. In the case of a Participant’s Disability, the employment termination shall be deemed to have occurred as of the date that the Administrator determines was the date on which the definition of Disability was satisfied. The Final Award thus determined shall be paid as soon as practicable and reasonable following the Participant’s death or Disability unless otherwise elected by the Participant as provided by the State Auto Property & Casualty Insurance Company Amended and Restated Incentive Deferred Compensation Plan (the “Deferred Compensation Plan”), as the same may be amended from time to time. The Administrator may establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable in the event of the Participant’s death are to be paid. If no beneficiary is designated, the right of the Participant to receive any payment under this Plan will pass to the Participant’s estate. Notwithstanding the foregoing, if the Participant is a Covered Employee, the Final Award, if any, shall be based upon the achievement of the Qualifying Performance Criteria during the applicable portion of the Performance Period and then prorated as described above.

6.2 Termination of Employment due to Retirement. In the event a Participant’s employment is terminated due to retirement upon the attainment of early or normal retirement age as defined in the State Auto Insurance Companies Employee Retirement Plan (the “Retirement Plan”) (regardless of whether such Participant is eligible to retire from the Retirement Plan), at any time during the applicable Performance Period, the Final Award determined in accordance with Section 4.3 herein shall be reduced to reflect participation prior to termination only. The Final Award, if any, shall be based upon the actual performance results at the end of the Performance Period and then prorated based upon the length of time that the Participant was employed by the Company during the Performance Period. The Final Award thus determined shall be paid as soon as practicable and reasonable following the end of the Performance Period in which employment termination occurs, and shall be made at the same time payments are made to Participants who did not terminate employment during the applicable Performance period unless otherwise elected by the Participant as provided in the Deferred Compensation Plan, as the same may be amended from time to time.

6.3. Involuntary Termination of Employment. If the employment of a Participant is terminated by the Company other than for “Cause” during an applicable Performance Period, the Final Award determined in accordance with Section 4.3 herein shall be reduced to reflect participation prior to termination only. The Final Award, if any, shall be based upon the actual performance results at the end of the Performance Period and then prorated based upon the length of time that the Participant was employed by the Company during the Performance Period. The Final Award thus determined shall be paid as soon as practicable and reasonable following the end of the Performance Period in which employment termination occurs, and shall be made at the same time payments are made to Participants who did not terminate employment during the applicable Performance Period. Whether an involuntary termination is for “Cause” shall be determined in the absolute discretion of the Administrator, whose decision shall be final and binding on all parties.

6.4. Termination of Employment for Other Reasons. In the event of a Participant’s termination of employment before the last date of a Performance Period for any reason other than death, Disability, retirement or involuntary termination by the Company (other than for Cause), all of the Participant’s rights to any Final Award for that Performance Period shall be forfeited. If a Participant terminates employment for any other reason prior to the date the Final Award, if any, is paid, all of the Participant’s rights to any Final Award for that Performance Period shall be forfeited. Except as provided in Sections 6.1, 6.2 and 6.3, only Participants who are, as of the date the Final Award, if any, is paid, either current, active Employees or current Employees who are on a leave of absence authorized by the Company shall be entitled to any Final Award earned for the Performance Period.

6.5. Other Forfeiture Events. The Administrator may, in its discretion, require that all or any portion of a Final Award is subject to an obligation of repayment to the Company upon the violation of a non-competition and confidentiality covenant applicable to the Participant. The Administrator may, in its discretion, also require a Participant to repay the Company all or any portion of a Final Award if (i) the amount of such Participant’s Final Award was calculated based upon the achievement of certain financial results that were subsequently the subject of a financial statement restatement; (ii) such Participant engaged in fraudulent misconduct that caused or substantially contributed to the need for the financial statement restatement; and (iii) the amount of such Participant’s Final Award would have been lower than the amount actually awarded to the Participant had the financial results been properly reported. This Section 6.5 shall not be the Company’s exclusive remedy with respect to such matters. This Section 6.5 shall not apply after a Change in Control or Potential Change in Control.

Article 7.	Rights of Participants

7.1. Employment. No person shall have any claim or right to be granted an Award under this Plan and the grant of an Award shall not confer upon any Participant any right to be retained as an Employee of the Company, nor shall it limit or interfere in any way with the right of the Company to terminate the employment of any Participant at any time or to increase or decrease the compensation of any Participant. There is no obligation for uniformity of treatment of Participants under this Plan or otherwise.

7.2. Nontransferability. No right or interest of any Participant in the Plan shall be assignable or transferable, other than by will or pursuant to the laws of descent and distribution, or subject to any lien, directly, by operation of law or otherwise, including, but not limited to, by execution, levy, garnishment, attachment, pledge, or bankruptcy, and any attempt to take any such action shall be null and void.

7.3. Change in Control. In the event of a Change in Control, all Participants shall become vested in and entitled to their Awards calculated based on their individual awards times a fraction, the numerator of which is the number of days from the beginning of the Performance Period to the date of the Change in Control and the denominator of which is the total number of days in the Performance Period. The amount so calculated shall be the minimum amount payable as a Final Award for the Performance Period in which the Change in Control occurs. For purposes of this Plan, a “Change in Control” or “Potential Change in Control” shall be defined as stated in the Amended and Restated Equity Incentive Compensation Plan or any successor plan thereto.

Article 8.	Administration

8.1. Authority of the Administrator.

(a) General. The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee will have full authority to interpret the Plan and the terms of Awards made hereunder, to establish, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions for making or modifying Awards, to correct administrative errors, and to make all other determinations necessary or advisable for the administration of the Plan. All decisions made by the Committee pursuant to the provisions hereof shall be made in the Committee’s sole discretion and shall be final and binding on all persons. Notwithstanding any other provision of the Plan, the Committee shall not have any discretion or authority to make changes to any Award that is intended to quality as “performance-based compensation” under Code Section 162(m) to the extent that the existence of such discretion or authority would cause such Award not to so qualify.

(b) Delegation of Authority for the Day-to-Day Administration of the Plan. Except to the extent prohibited by Applicable Law, the Committee may delegate to one or more individuals the day-to-day administration of the Plan and any of the functions assigned to it in this Plan, including the power to approve Awards to Employees who are not Covered Employees. Such delegation may be revoked at any time. All determinations and decisions of any delegate as to any disputed question arising under the Plan, including questions of construction and interpretation, shall be final, binding and conclusive upon all parties.

8.2. Facility of Payment. If the Administrator deems any person entitled to receive any amount under the provisions of the Plan to be incapable of receiving or disbursing the same by reason of minority, illness or infirmity, mental incompetence, or incapacity of any kind, the Administrator may, in its sole discretion, (i) apply such amount directly for the comfort, support and maintenance of such person; (ii) reimburse any person for any such support theretofore supplied to the person entitled to receive any such payment; (iii) pay such amount to any person selected by the Administrator to disburse it for such comfort, support and maintenance, including without limitation, any relative who has undertaken, wholly or partially, the expense of such person’s comfort, care and maintenance, or any institution in whose care or custody the person entitled to the amount may be; or (iv) with respect to any amount due to a minor, deposit such amount to his or her credit in any savings or commercial bank of the Administrator’s choice, direct that such distribution be paid to the legal guardian, or if none, to a parent of such person or a responsible adult with whom the minor maintains his or her residence, or to the custodian for such person under the Uniform Gift to Minors Act or Gift to Minors Act, if such payment is permitted by the laws of the state in which the minor resides. Payment pursuant to this Section 8.2 shall fully discharge the Company, the Board, the Committee, the Administrator, and the Plan from further liability on account thereof.

Article 9.	Amendment or Termination

The Committee, without notice, at any time and from time to time, may modify or amend, in whole or in part, any or all of the provisions of the Plan, or suspend or terminate it entirely; provided, however, that no such modification, amendment, suspension or termination may, without the consent of a Participant, materially reduce the right of a Participant to a payment or distribution hereunder to which he or she has already become entitled, as determined under Articles 4 and 6 hereof. Shareholder approval of any amendment will be required only as required by Applicable Law. No Award may be granted during any period of suspension of the Plan or after termination of the Plan.

Article 10.	Miscellaneous

10.1. Choice of Law. The Plan and all agreements hereunder shall be governed by and construed in accordance with the laws of the State of Ohio, except as to matters pre-empted or governed by federal law.

10.2. Withholding Taxes. The Company shall have the right to deduct from all cash payments under the Plan any federal, state, or local taxes required by law to be withheld with respect to any Final Award.

10.3. Additional Arrangements. Nothing contained in this Plan shall prevent the Company from adopting other or additional compensation arrangements for any Participant.

10.4. Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular, and the singular shall include the plural.

10.5. Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

10.6. Successors. All obligations of the Company under the Plan shall be binding upon and inure to the benefit of any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

10.7. Titles; Construction. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan. Any reference to a section (other than to a section of the Plan) shall also include a successor to such section.

STATE AUTO FINANCIAL CORPORATION 518 E. BROAD ST. COLUMBUS, OH 43215

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M43933-P20046 KEEP THIS PORTION FOR YOUR RECORDS

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STATE AUTO FINANCIAL CORPORATION		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the
The Board of Directors recommends that you vote FOR the following:		☐	☐	☐	number(s) of the nominee(s) on the line below.
1.	Election of Directors Nominees:
01)	Eileen A. Mallesch
02)	Robert P. Restrepo Jr.
03)	Paul S. Williams
The Board of Directors recommends you vote FOR proposals 2, 3, 4 and 5:							For	Against	Abstain
2.	Proposal to modify a material term of the Company’s Leadership Bonus Plan and reaffirm the material terms of such Plan.						☐	☐	☐
3.	Proposal to modify a material term of the Company’s Long-Term Incentive Plan and reaffirm the material terms of such Plan.						☐	☐	☐
4.	Ratification of selection of Ernst & Young LLP as the Company’s registered public accounting firm for 2012.						☐	☐	☐
5.	Advisory Vote-Approval of the compensation of the Company’s named executive officers as disclosed in the Proxy Statement for the 2012 Annual Meeting of Shareholders.						☐	☐	☐
NOTE: In addition, the named proxies are authorized to vote, in their discretion, upon such other matters as may properly come before the Annual Meeting or any adjournment thereof.
		Yes	No
Please indicate if you plan to attend this meeting.		☐	☐

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	Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

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M4394-P20046
STATE AUTO FINANCIAL CORPORATION ANNUAL MEETING OF SHAREHOLDERS This Proxy is Solicited on Behalf of the Board of Directors of State Auto Financial Corporation

The undersigned hereby appoints Robert P. Restrepo, Jr., and in the event he is unable to so act, any one or both of Steven E. English and James A. Yano, proxies, with full power of substitution, to represent and vote all common shares, without par value (the “Shares”), of State Auto Financial Corporation (the “Company”) which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held at the Company’s principal executive offices located at 518 East Broad Street, Columbus, Ohio, on May 4, 2012, at 10:00 a.m., local time, and at any and all adjournments thereof, as specified in this Proxy.

The Shares represented by this Proxy will be voted upon the proposals listed on the reverse side in accordance with the instructions given by the undersigned, but if this Proxy is signed and returned and no instructions are given, this Proxy will be voted FOR the election of all nominees set forth in Proposal 1, FOR Proposals 2, 3, 4 and 5 and, in the discretion of the proxies, on any other matter which properly comes before the Annual Meeting or any adjournment thereof.

(Continued and to be signed on the reverse side)